AMENDED AND RESTATED LOAN AGREEMENT



                          Dated as of December 30, 1999

                                      among

                     FAIRFIELD MANUFACTURING COMPANY, INC.,

                            The Lenders Named Herein,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                            as Agent for the Lenders


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                                TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS                       1
 SECTION 1.1                                      DEFINED TERMS  1
 SECTION 1.2                               USE OF DEFINED TERMS  27
 SECTION 1.3                                   ACCOUNTING TERMS  27
 SECTION 1.4                                           ROUNDING  27
 SECTION 1.5                             EXHIBITS AND SCHEDULES  28
 SECTION 1.6                                MISCELLANEOUS TERMS  28
ARTICLE 2 AMOUNT AND TERMS OF CREDIT                             28
 SECTION 2.1                                           ADVANCES  28
 SECTION 2.2                                  LETTERS OF CREDIT  29
 SECTION 2.3                                         TERM LOANS  32
 SECTION 2.4                        SPECIAL ADVANCES BY LENDERS  32
 SECTION 2.5            AGENT'S RIGHT TO ASSUME FUNDS AVAILABLE  32
 SECTION 2.6                                         ACCOUNTING  32
 SECTION 2.7                                        SINGLE LOAN  33
 SECTION 2.8                    SUBSEQUENT COMMITMENT INCREASES  33
ARTICLE 3 PRINCIPAL PAYMENTS; INTEREST; FEES                     35
 SECTION 3.1                                 PRINCIPAL PAYMENTS  35
 SECTION 3.2TERMINATION OF COMMITMENT; VOLUNTARY PREPAYMENT OF TERM LOAN   35
 SECTION 3.3                              MANDATORY PREPAYMENTS  36
 SECTION 3.4                                           INTEREST  37
 SECTION 3.5                               FIXED RATE ELECTIONS  37
 SECTION 3.6                                     COMMITMENT FEE  38
 SECTION 3.7                              LETTER OF CREDIT FEES  38
 SECTION 3.8                                       AGENT'S FEES  38
 SECTION 3.9                  INCREASED COST AND REDUCED RETURN  38
 SECTION 3.10                                       LIBOR COSTS  39
 SECTION 3.11                       SPECIAL LIBOR CIRCUMSTANCES  40
 SECTION 3.12                                    FUNDING LOSSES  40
 SECTION 3.13                                      DEFAULT RATE  41
 SECTION 3.14               PAYMENT AND COMPUTATION OF INTEREST  41
 SECTION 3.15                                 NON-BUSINESS DAYS  42
 SECTION 3.16                             PAYMENT FREE OF TAXES  42
 SECTION 3.17                                   FUNDING SOURCES  45
 SECTION 3.18           FAILURE TO CHARGE NOT SUBSEQUENT WAIVER  45
 SECTION 3.19                                    SAVINGS CLAUSE  45
 SECTION 3.20                                PRO RATA TREATMENT  46
 SECTION 3.21                  MANNER AND TREATMENT OF PAYMENTS  46
 SECTION 3.22     AGENT'S RIGHT TO ASSUME PAYMENTS WILL BE MADE  46
 SECTION 3.23                                     SURVIVABILITY  47
ARTICLE 4 REPRESENTATIONS AND WARRANTIES                         47
 SECTION 4.1EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS  47
 SECTION 4.2AUTHORITY; COMPLIANCE WITH OTHER AGREEMENTS AND INSTRUMENTS  48

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SECTION 4.3REQUIREMENTS OF LAW; PERFORMANCE OF CONTRACTUAL OBLIGATIONS  48
 SECTION 4.4                 NO GOVERNMENTAL APPROVALS REQUIRED  48
 SECTION 4.5                                       SUBSIDIARIES  49
 SECTION 4.6                               FINANCIAL STATEMENTS  49
 SECTION 4.7   NO OTHER LIABILITIES; NO MATERIAL ADVERSE EFFECT  49
 SECTION 4.8                  TITLE TO AND LOCATION OF PROPERTY  49
 SECTION 4.9                                  INTANGIBLE ASSETS  50
 SECTION 4.10                           GOVERNMENTAL REGULATION  50
 SECTION 4.11                             LITIGATION; JUDGMENTS  50
 SECTION 4.12                               BINDING OBLIGATIONS  50
 SECTION 4.13                                        NO DEFAULT  50
 SECTION 4.14                                             ERISA  50
 SECTION 4.15                               REGULATIONS G AND U  52
 SECTION 4.16                                        DISCLOSURE  52
 SECTION 4.17                                     TAX LIABILITY  52
 SECTION 4.18                                SECURITY INTERESTS  53
 SECTION 4.19                                  EMPLOYEE MATTERS  53
 SECTION 4.20                                          SOLVENCY  53
 SECTION 4.21        SUBORDINATION OF SUBORDINATED INDEBTEDNESS  53
 SECTION 4.22                                     REAL PROPERTY  54
 SECTION 4.23                             ENVIRONMENTAL MATTERS  54
 SECTION 4.24                        OWNERSHIP OF CAPITAL STOCK  55
 SECTION 4.25                         BROKERS; TRANSACTION FEES  55
ARTICLE 5 AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING
          REQUIREMENTS)                                          56
 SECTION 5.1                                    USE OF PROCEEDS  56
 SECTION 5.2PAYMENT OF TAXES AND OTHER POTENTIAL LIENS; COMPLIANCE WITH
            RELATED AGREEMENTS                                   56
 SECTION 5.3                          PRESERVATION OF EXISTENCE  56
 SECTION 5.4             MAINTENANCE OF PROPERTIES AND BUSINESS  57
 SECTION 5.5                           MAINTENANCE OF INSURANCE  57
 SECTION 5.6                               COMPLIANCE WITH LAWS  57
 SECTION 5.7                                  INSPECTION RIGHTS  58
 SECTION 5.8                                       AUDIT RIGHTS  58
 SECTION 5.9            KEEPING OF RECORDS AND BOOKS OF ACCOUNT  58
 SECTION 5.10COMPLIANCE WITH AGREEMENTS; PAYMENT OF INDEBTEDNESS 58
 SECTION 5.11                                ENVIRONMENTAL LAWS  58
 SECTION 5.12               ADDITIONAL REAL PROPERTY COLLATERAL  60
 SECTION 5.13                                       COLLECTIONS  60
ARTICLE 6 NEGATIVE COVENANTS                                     61
 SECTION 6.1   DISPOSITION OF PROPERTY; APPLICATION OF PROCEEDS  61
 SECTION 6.2                RESTRICTIONS ON FUNDAMENTAL CHANGES  62
 SECTION 6.3                                RESTRICTED PAYMENTS  63
 SECTION 6.4                   RESTRICTIONS ON AMENDMENTS, ETC.  64
 SECTION 6.5                                              ERISA  65
 SECTION 6.6            CHANGE IN NATURE OR CONDUCT OF BUSINESS  65

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 SECTION 6.7                                              LIENS  65
 SECTION 6.8                                       INDEBTEDNESS  66
 SECTION 6.9                       TRANSACTIONS WITH AFFILIATES  68
 SECTION 6.10                              SALES AND LEASEBACKS  69
 SECTION 6.11                                MARGIN REGULATIONS  69
 SECTION 6.12                                       INVESTMENTS  69
 SECTION 6.13                                       FISCAL YEAR  69
 SECTION 6.14                            CASH MANAGEMENT SYSTEM  69
 SECTION 6.15                      CANCELLATION OF INDEBTEDNESS  69
 SECTION 6.16                                       COMMINGLING  70
 SECTION 6.17                  RELATED AGREEMENTS; TAX ELECTION  70
 SECTION 6.18                              CAPITAL EXPENDITURES  70
 SECTION 6.19                                  OPERATING LEASES  70
 SECTION 6.20                                     CURRENT RATIO  70
 SECTION 6.21          CONSOLIDATED FIXED CHARGE COVERAGE RATIO  70
 SECTION 6.22                           INTEREST COVERAGE RATIO  71
ARTICLE 7 INFORMATION AND REPORTING REQUIREMENTS                 71
 SECTION 7.1                  FINANCIAL INFORMATION AND REPORTS  71
 SECTION 7.2BORROWING BASE CERTIFICATES AND OTHER COLLATERAL REPORTING 73
 SECTION 7.3             OPERATING LEASES; CAPITAL LEASES, ETC.  74
 SECTION 7.4             OTHER SPECIFIC INFORMATION AND REPORTS  74
 SECTION 7.5          OTHER INFORMATION AND REPORTS (GENERALLY)  77
ARTICLE 8 CONDITIONS                                             77
 SECTION 8.1                        CONDITIONS TO EFFECTIVENESS  77
 SECTION 8.2                                  ANY ADVANCE, ETC.  79
ARTICLE 9 EVENTS OF DEFAULT AND REMEDIES UPON EVENTS OF DEFAULT  79
 SECTION 9.1                                  EVENTS OF DEFAULT  79
 SECTION 9.2                     REMEDIES UPON EVENT OF DEFAULT  82
ARTICLE 10                                             THE AGENT 84
 SECTION 10.1APPOINTMENT AND AUTHORIZATION; NO FIDUCIARY RESPONSIBILITY  84
 SECTION 10.2                              AGENT AND AFFILIATES  84
 SECTION 10.3                         LENDERS' CREDIT DECISIONS  85
 SECTION 10.4                                   ACTION BY AGENT  85
 SECTION 10.5                                LIABILITY OF AGENT  86
 SECTION 10.6                                   INDEMNIFICATION  87
 SECTION 10.7                                   SUCCESSOR AGENT  87
 SECTION 10.8PROPORTIONATE INTEREST OF THE LENDERS IN ANY COLLATERAL  87
ARTICLE 11                                         MISCELLANEOUS 88
 SECTION 11.1                    CUMULATIVE REMEDIES; NO WAIVER  88
 SECTION 11.2                              AMENDMENTS; CONSENTS  88
 SECTION 11.3                         COSTS, EXPENSES AND TAXES  89
 SECTION 11.4                    NATURE OF LENDER'S OBLIGATIONS  90
 SECTION 11.5        SURVIVAL OF REPRESENTATIONS AND WARRANTIES  90
 SECTION 11.6                                           NOTICES  90
 SECTION 11.7                         EXECUTION IN COUNTERPARTS  91
 SECTION 11.8                        BINDING EFFECT; ASSIGNMENT  92

 SECTION 11.9       CONFIDENTIALITY OF CONFIDENTIAL INFORMATION  94
 SECTION 11.10                               SHARING OF SETOFFS  94
 SECTION 11.11                            INDEMNITY BY BORROWER  95
 SECTION 11.12                          NONLIABILITY OF LENDERS  96
 SECTION 11.13                       NO THIRD PARTIES BENEFITED  97
 SECTION 11.14               RIGHT OF SETOFF - DEPOSIT ACCOUNTS  97
 SECTION 11.15                               FURTHER ASSURANCES  97
 SECTION 11.16                                      INTEGRATION  98
 SECTION 11.17                                    GOVERNING LAW  98
 SECTION 11.18                       SEVERABILITY OF PROVISIONS  98
 SECTION 11.19                                         HEADINGS  98
 SECTION 11.20                       CONFLICT IN LOAN DOCUMENTS  98
 SECTION 11.21                                  CHOICE OF FORUM  98
 SECTION 11.22   CONSEQUENTIAL DAMAGES; WAIVER OF TRIAL BY JURY 100
 SECTION 11.23                        PURPORTED ORAL AMENDMENTS 100
 SECTION 11.24                                     REFINANCINGS 100


 EXHIBITS
A  -  BORROWER PLEDGE AGREEMENT
B  -  BORROWER SECURITY AGREEMENT
C  -  BORROWING BASE CERTIFICATE
D  -  COMPLIANCE CERTIFICATE
E  -  LANCER PLEDGE AGREEMENT
F  -  LOAN ASSIGNMENT
G  -  MORTGAGE
H  -  OPINION OF DEBEVOISE & PLIMPTON
I  -  PATENT SECURITY AGREEMENT
J  -  REQUEST FOR ADVANCE
K  -  REQUEST FOR FIXED RATE ELECTION
L  -  REQUEST FOR LETTER OF CREDIT
M  -  REVOLVING CREDIT NOTE
N  -  SUBSIDIARY GUARANTY
O  -  SUBSIDIARY SECURITY AGREEMENT
P  -  TERM NOTE
Q  -  TRADEMARK SECURITY AGREEMENT
R  -  U.S. TAX COMPLIANCE CERTIFICATE


SCHEDULES
     4.5  JOINT VENTURES
     4.7  NO MATERIAL ADVERSE EFFECT
     4.8  LOCATIONS OF PROPERTY
     4.9  PATENTS AND TRADEMARKS
     4.11 LITIGATION
     4.14 PENSION PLANS

     4.17 TAX MATTERS
     4.19 LABOR MATTERS
     4.22 REAL PROPERTY
     4.23 ENVIRONMENTAL MATTERS
     4.24 OWNERSHIP OF CAPITAL STOCK
     5.5  MINIMUM INSURANCE REQUIREMENTS
     5.11 REMEDIAL ACTIONS
     6.7  EXISTING LIENS
     6.8  EXISTING INDEBTEDNESS
     6.14 BANK ACCOUNTS

                       AMENDED AND RESTATED LOAN AGREEMENT

                          Dated as of December 30, 1999

     THIS AMENDED AND RESTATED LOAN AGREEMENT ("Agreement") is entered into as of the date set forth above by and among FAIRFIELD MANUFACTURING COMPANY, INC., an Indiana corporation having its principal place of business and chief executive office at U.S. Route 52 South, Lafayette, Indiana 47903 ("Borrower"), the lenders named herein (individually, a "Lender" and collectively, the "Lenders") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation having an office at Suite 600, 3379 Peachtree Road, N.E., Atlanta, Georgia 30326 ("GE Capital"), as agent for itself and the other Lenders hereunder (GE Capital, in such capacity, the "Agent").

                                    RECITALS

     A. Borrower, Lenders and the Agent are parties to a certain Loan Agreement, dated as of July 7, 1993, as amended pursuant to a First Amendment to Loan Agreement, dated as of September 30, 1994, a Second Amendment to Loan Agreement,dated as of March 30, 1995, but effective as of December 31, 1994, a Third Amendment to Loan Agreement, dated as of
March 31, 1995, a Fourth Amendment to Loan Agreement, dated as of December 5, 1996, a Fifth Amendment to Loan Agreement, dated as of February 26, 1997, a Sixth Amendment to Loan Agreement, dated as of
October 12, 1998, and a Seventh Amendment to Loan Agreement dated as of
May 19, 1999 (the "Existing Loan Agreement").

     B. Borrower, Lenders and the Agent wish to enter into this Agreement in order to amend the Existing Loan Agreement in certain respects and to restate the Existing Loan Agreement, as so amended, in its entirety, in order to incorporate in a single document the Existing Loan Agreement and all amendments thereto and to eliminate references to transactions that have been completed.

                                    AGREEMENT

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE 1.
                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

     "Account Debtor" means any Person who is or who may become obligated to Borrower under, with respect to, or on account of, an Account.

     "Accounts" means all rights to payment for Inventory sold or for services rendered arising in the ordinary course of Borrower's business.

     "Acquisition" means any transaction or series of related transactions by which Borrower and/or any Subsidiary:

(a) acquires any going business or all or substantially all of the assets of any Person, or a line of business or division of a Person, whether through the purchase of assets, merger or otherwise;

(b) directly or indirectly acquires control of at least a majority (in number of votes) of the Capital Stock of a corporation having ordinary voting power in the election of directors of such corporation; or

(c) directly or indirectly acquires a twenty percent (20%) or more ownership interest in any partnership or joint venture.

     "Advance" means an advance made or to be made to Borrower by the Lenders, each according to that Lender's Pro Rata Share of the Commitment, pursuant to
Section 2.1.

     "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Capital Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person and (c) each of such Person's officers, directors, joint venturers and partners. For purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means GE Capital, in its capacity as agent for itself and any other Lenders hereunder, and any successor agent appointed pursuant to Section 10.7.

     "Agent's Deposit Account" means the Agent's deposit account number 50-199-839 maintained at Bankers Trust Company, New York, New York, ABA #0210-0103-3, or such other deposit account maintained at such bank or at such other bank as shall be designated by the Agent from time to time.

     "Agreement" means this Amended and Restated Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, amended and restated, renewed, extended or supplanted.

     "Blocked Account Agreements" means, collectively, the agreements executed by Borrower, the Agent and each bank at which a Collection Account is maintained, each in form and substance satisfactory to the Agent, pursuant to which, among other things (a) Borrower has granted a Lien on each Collection Account in favor of the Agent for the benefit of Lenders, (b) the Agent has authorized each bank at which a Collection Account is maintained, prior to receipt of notice from the Agent that a Triggering Event has occurred, to remit all Collections on a daily basis to Borrower's Deposit Account and (c) Borrower has directed each bank at which a

Collection Account is maintained, from and after receipt by such bank of notice from the Agent that a Triggering Event has occurred, to remit all collections in such Collection Account to the Agent's Deposit Account.

     "Borrower"   means  Fairfield  Manufacturing  Company,  Inc.,  a   Delaware
corporation having its principal place of business and chief executive office at the address set forth in the introductory paragraph to this Agreement.

     "Borrower's Deposit Account" means a deposit account to be maintained by Borrower with a bank selected by Borrower and reasonably acceptable to the Agent. The Borrower's Deposit Account on the Closing Date is account number 0011649920 maintained with BancOne, Lafayette, Indiana. Any substitution therefor subsequent to the Closing Date will be identified to the Agent by a Senior Officer of Borrower in a letter in similar form.

     "Borrower Pledge Agreement" means the stock pledge agreement, covering all Capital Stock owned by Borrower, executed by Borrower on the Original Closing Date, as amended prior to the date hereof and as the same from time to time may be supplemented, modified, amended, renewed, extended or supplanted. Copies of such agreement and all amendments thereto through the Closing Date are attached hereto as Exhibit A.

     "Borrower Security Agreement" means the Amended and Restated Security Agreement, covering the Property of Borrower specified therein, executed by Borrower on March 31, 1995, as amended prior to the date hereof and as the same from time to time may be supplemented, modified, amended, renewed, extended or supplanted. Copies of such agreement and all amendments thereto through the Closing Date are attached hereto as Exhibit B.

     "Borrowing Base" means, as of any date of determination, an amount determined by the Agent to be equal to the sum of (a) up to 80% of Eligible Accounts, plus (b) up to 60% of Eligible Inventory consisting of finished goods, finished parts or raw materials, plus (c) up to 20% of Eligible Inventory consisting of work in process, all determined by the Agent with reference to the most recent Borrowing Base Certificate furnished to the Agent pursuant to
Section 7.2(a) and the additional Collateral reporting furnished to the Agent pursuant to Section 7.2(b), adjusted on a daily basis at such time as a Triggering Event has occurred and is continuing to reflect Collections and the information contained in the daily Collateral reporting furnished to the Agent pursuant to Section 7.2(c).

     The Agent shall have the right to establish reserves against the Borrowing Base as to such matters, events, conditions or contingencies as to which the Agent, based on the Agent's customary credit considerations, determines reserves should be established hereunder, including, without limitation, reserves with respect to (a) taxes, charges and assessments of any Governmental Agency and Liens, (b) sums as to which the Agent is permitted to make Advances on
Borrower's behalf under Section 2.4, (c) anticipated costs of repair, replacement or restoration of damaged or destroyed Property in accordance with the provisions of Section 6 of the Borrower Security Agreement and Sections 7 and 8 of the Mortgage, (d) expenses incurred by Borrower in connection with the transactions contemplated to occur on the Closing Date which have not been paid by Borrower on or before such date and (e) potential liabilities for responding to Environmental Claims, potential costs of Remedial Actions and potential decreases in the value of Collateral, in each case occurring as a result of a Release of Contaminants or violations of Environmental Laws at or with respect to Borrower's Real Property.

     Borrower acknowledges that the advance ratios against Eligible Accounts and Eligible Inventory provided for in this definition of Borrowing Base have been established based upon the Agent's determination of the loan values of Borrower's Eligible Accounts and Eligible Inventory as of the date of this Agreement, and that the Agent may, at any time or times hereafter, based on the Agent's customary credit considerations, reduce such advance ratios to reflect any material adverse change in such loan values not reflected in the criteria for establishing Eligible Accounts and Eligible Inventory set forth in the definitions thereof or in the reserves against the Borrowing Base and against Eligible Accounts and Eligible Inventory which the Agent is authorized to establish hereunder.

     "Borrowing Base Certificate" means a Borrowing Base Certificate in the form of Exhibit C, properly completed and executed by a Responsible Official of Borrower.

     "Business Day" means any day that is not a Saturday, a Sunday, a day on which banks are required or authorized to be closed in the State of New York or the State of Indiana or a day on which the Agent is closed for business.

     "Capital Expenditures" means, for any period, the aggregate of all expenditures by Borrower and its Subsidiaries for the acquisition or leasing pursuant to Capital Leases of fixed or capital assets or additions to Equipment (including, but not limited to, replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of Borrower and its Subsidiaries. For the purpose of this definition, expenditures for Equipment which is purchased simultaneously with the trade-in, sale or similar disposition of existing Equipment owned by Borrower or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such Equipment for such Equipment being traded in at such time (or proceeds of resale or similar recoveries) or the amount of such insurance proceeds, as the case may be.

     "Capital Lease" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests.

     "Cash" means all monetary items (including currency, coin and bank demand deposits) that are treated as cash under GAAP.

     "Cash Collateral Account" has the meaning set forth in Section 2.2(i).

     "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than one (1) year after the date of acquisition, (b) certificates of deposit, time deposits, Eurodollar time deposits and bankers' acceptances having maturities not more than one (1) year after the date of issuance or creation, issued by any financial institution that is a member of the Federal Reserve System having combined capital, surplus and undivided profits aggregating not less than Five Hundred Million Dollars ($500,000,000) at the time of investment, (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. or an equivalent rating category of another nationally recognized rating agency and in either case having a maturity of 365 days or less, (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 365 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985, and (e) investments in money market funds with assets of Five Billion Dollars ($5,000,000,000) or greater.

     "Certificate   of  Designations"  means  the  Certificate  of  Designations relating to the Exchangeable Preferred Stock, dated June 16, 1997, as in effect in the Closing Date.

     "Change of Control" means (a) the sale, in one or a series of related transactions, of all or substantially all of Lancer's or Borrower's assets as an entirety to any Person or related group of Persons, (b) except as permitted under Section 6.2, the merger or consolidation of Lancer or Borrower with or into another Person or the consolidation or merger of any other Person with or into Lancer or Borrower, (c) the failure of Lancer at any time (i) to maintain in the aggregate a direct or indirect beneficial interest in Borrower at least equal to 50% of the entire beneficial equity interest held by all Persons in Borrower or (ii) to own beneficially, directly or indirectly, Capital Stock representing voting control of Borrower, or (d) a "Change of Control" as defined in the Senior Subordinated Note Indenture or any other indenture or governing instrument with respect to any Subordinated Indebtedness.

     "Closing Date" means the Business Day on which the conditions set forth  in
Article 8 are satisfied and this Agreement becomes effective.

     "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time, and any regulations promulgated pursuant thereto and rulings issued thereunder.

     "Collateral" means, collectively, all of the present and future right, title and interest of Borrower and each Subsidiary in and to their respective Property subjected to the Liens, or intended to be subjected to the Liens, created by the Collateral Documents, which Collateral shall include, but is not limited to, Borrower's and each Subsidiary's accounts, inventory, equipment, instruments, patents, patent licenses, trademarks, trademark licenses, other intellectual property, contract rights, documents, general intangibles, Real Property and other Property, and proceeds of any of the foregoing.

     "Collateral Documents" means, collectively, the Security Agreements, the Mortgage, the Trademark Security Agreement, the Patent Security Agreement, the Borrower Pledge Agreement and any other pledge agreement, security agreement, assignment, deed of trust, mortgage, deed to secure debt or similar instrument executed by Borrower or any Subsidiary in favor of the Agent for the benefit of the Lenders to secure the Obligations.

     "Collection Accounts" means one or more lockbox or deposit accounts maintained in Borrower's name at one or more banks selected by Borrower and acceptable to the Agent, in its sole discretion, for the collection of proceeds of Accounts and Inventory of Borrower and of other Collateral, each of which shall be subject to a Blocked Account Agreement.

     "Collections" means the collected balance from time to time of all proceeds of Accounts and Inventory deposited to the Collection Accounts pursuant to the terms and conditions of the Blocked Account Agreements.

     "Commitment" means Twenty Million Dollars ($20,000,000), as such amount may be increased to Forty Million Dollars ($40,000,000) pursuant to the Subsequent Commitment Increases provided for in Section 2.8, unless and until reduced to zero pursuant to Section 3.2(a).

     "Commitment Letter" means the commitment letter dated as of May 11, 1993 between Borrower and GE Capital.

     "Commitment Termination Date" means the earliest of (a) the Maturity  Date,
(b)  the date of termination of the Lenders' Commitment by Borrower pursuant  to
Section 3.2(a), and (c) the date of termination of the Lenders' Commitment by the Agent pursuant to Section 9.2.

     "Compliance Certificate" means a compliance certificate in the form of Exhibit D properly completed and executed by a Senior Officer of Borrower.

     "Condemnation" means any condemnation proceeding, exercise of the right of eminent domain or conveyance of Property in lieu of or in settlement of any condemnation proceeding or exercise of the right of eminent domain.

     "Consolidated Cash Flow" means, for any period, without duplication, the sum of: (a) Consolidated EBITDA for such period, plus (b) all payments made by Borrower and its Subsidiaries pursuant to Operating Leases during such period, less (c) Capital Expenditures made by Borrower and its Subsidiaries during such period, plus (d) all Tax Capital Contributions made to Borrower during such period and all other capital contributions made to Borrower during such period by any of its Affiliates, in each case determined on a consolidated basis in accordance with GAAP.

     "Consolidated Current Assets" means, at any date, all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of Borrower and its Subsidiaries as at such date; provided, that such amounts shall not include (a) any amounts for any Indebtedness owing by an Affiliate of Borrower, unless such Indebtedness arose in connection with the sale of goods or other property in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) the equity value of any shares of stock issued by an Affiliate of Borrower, (c) the cash surrender value of any life insurance policy, (d) any intangibles, (e) Cash and Cash Equivalents or (f) LIFO reserves established with respect to current Inventory.

     "Consolidated Current Liabilities" means, at any date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of Borrower and its Subsidiaries as at such date; provided, that such amounts shall include (a) all Indebtedness of any such Person payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve months after such date and (b) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve months after such date, the validity of which is contested at such date, but shall exclude (w) the current portion of Indebtedness for borrowed money that by its terms has a final maturity of, or which is renewable or extendable at the option of Borrower to a date, more than twelve months after such date, (x) the current portion of deferred taxes and of taxes payable, (y) intercompany payables under the Tax Sharing Agreement and (z) the current portion of post-employment retirement and medical benefits and pensions.

     "Consolidated EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) Consolidated Net Interest Expense (excluding Permitted Preferred Stock Dividends) for such period, plus (c) all taxes computed on a stand-alone basis for Borrower and its Subsidiaries accrued for such period on or measured by income, to the extent treated as expense in the determination of Consolidated Net Income for such period, plus (d) all depreciation and amortization of fees or intangibles of any kind for such period, to the extent treated as expense in the determination of Consolidated Net Income for such period, plus (e) all non-cash accruals or cash expenses relating to the Equity Incentive Plan, to the extent that such accruals or expenses reduce net income, in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Fixed Charges" means, for any period, without duplication, the sum of (a) Consolidated Net Interest Expense for such period (including, without limitation, under Capital Leases, but excluding Permitted Preferred Stock Dividends), plus (b) all payments made by Borrower and its Subsidiaries pursuant to Operating Leases during such period, plus (c) all taxes payable by Borrower and its Subsidiaries during such period, including all amounts paid or payable to Lancer under the Tax Sharing Agreement during such period (without giving effect to any corresponding capital contribution or other reduction therein provided for in Section 7 of the Tax Sharing Agreement), plus (d) all cash payments made by Borrower to purchase Exchangeable Preferred Stock, during such period, other than payments made from the proceeds of cash capital contributions to Borrower not made under or with respect to the Tax Sharing Agreement, plus (e) all other payments made by Borrower in cash during such period as permitted under Section 6.3 (to the extent not added or subtracted in calculating Consolidated Cash Flow), other than Permitted Preferred Stock Dividends, in each case determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income (or loss) of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (after taxes but before dividends on the Exchangeable Preferred Stock, and accretions thereon), but without giving effect to extraordinary losses or gains for such period or to non-operating or non-cash items of income or expense (or expenses relating to the LIFO reserve) during such period and excluding net income (or loss) of any Person other than Borrower and its

Subsidiaries that is included in the determination of such net income (or loss) except to the extent of dividends or distributions paid to Borrower or its Subsidiaries.

     "Consolidated Net Interest Expense" means, for any period, the gross interest expense of Borrower and its Subsidiaries for such period, plus (a) the portion of the up-front costs and expenses for Interest Rate Contracts (to the extent not included in gross interest expense) fairly allocated to such Interest Rate Contracts as expenses for such period, less (b) interest income (to the extent not deducted from gross interest expense), Interest Rate Contracts payments received and amortized debt discount and deferred financing fees (to the extent not deducted from gross interest expense) of Borrower and its Subsidiaries for such period plus (c) Permitted Preferred Stock Dividends paid in cash during such period, other than Permitted Preferred Stock Dividends paid from the proceeds of cash capital contributions to Borrower not made under or with respect to the Tax Sharing Agreement less (d) amortization of deferred financing costs included in gross interest expense, in each case determined on a consolidated basis in accordance with GAAP.

     "Consolidated Working Capital" means Consolidated Current Assets minus Consolidated Current Liabilities.

     "Contaminant" means those substances, materials and items, in any form, whether solid, liquid, gaseous, semisolid or any combination thereof, whether waste materials, raw materials, chemicals, finished products, by products or any other material or article, which are regulated by or form the basis of liability under federal, state or local environmental, health and safety statutes or regulations including, without limitation, hazardous wastes, hazardous substances, pollutants, contaminants, asbestos, polychlorinated biphenyls ("PCBs"), petroleum (including, but not limited to, crude oil, petroleum-derived substances, waste or breakdown or decomposition products thereof or any fraction thereof) and radioactive substances.

     "Contractual Obligation" means, as to any Person, any obligation under any outstanding Securities issued by that Person or any agreement, indenture, loan agreement, credit agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     "Default" means any event that, with the giving of notice or passage of time, or both, would be an Event of Default.

     "Default Rate" means, at any time, two percent (2%) per annum over the applicable interest rates otherwise in effect hereunder with respect to the Loans.

     "Dollars" or "$" means United States of America dollars.

     "Eligible Accounts" means the gross outstanding balance, less all finance charges, late fees and other fees which are unearned, of Accounts which the Agent, in the exercise of its reasonable credit judgment, shall deem eligible, provided that no Account shall be deemed eligible if:

     (a) the Account is an Account in which the Agent does not have a perfected first priority Lien for the benefit of Lenders pursuant to the Borrower Security Agreement, or as to which Borrower does not have clear title, free and clear of all Liens;

     (b) the Account has remained unpaid for a period exceeding sixty (60) days after the due date of the invoice issued with respect thereto or has been outstanding for more than one hundred five (105) days after the original date of invoice, or has been reserved against on Borrower's books;

     (c) fifty percent (50%) or more of the outstanding Accounts from the Account Debtor which constituted Eligible Accounts at the time they arose are not deemed Eligible Accounts hereunder;

     (d) the Account Debtor is a supplier or creditor of Borrower, in which event such Account will be deemed ineligible to the extent of any sums owed by Borrower to the Account Debtor, or the Account is otherwise subject to any right of set-off by the Account Debtor, in which event such Account will be deemed ineligible to the extent of such right of set-off;

     (e) the Account is an account of the United States government, the government of any state of the United States or any political subdivision thereof, or any agency or instrumentality of any of the foregoing;

     (f) the Account Debtor is not Solvent or is the subject of a proceeding under any Debtor Relief Law;

     (g) the Account is subject to any defense, claim, dispute, set-off or counterclaim by the Account Debtor (in which event such Account shall be deemed ineligible to the extent of the amount of the defense, claim, dispute, set-off or counterclaim,) other than discounts in the ordinary course of business which are reflected in the Borrowing Base Certificate, or any material part of the subject goods has been returned, rejected, lost or damaged;

     (h) the Account is not evidenced by an invoice or other writing in form acceptable to the Agent in its sole discretion;

     (i) the Account or Accounts (or any portion thereof which is included in total Eligible Accounts for purposes of computing the Borrowing Base), individually or when aggregated with all other then outstanding Accounts of the same Account Debtor, exceed thirty percent (30%) in face value of all Accounts of Borrower then outstanding, in which event such Account or Accounts shall be deemed ineligible to the extent of such excess;

     (j) (i) the Account is denominated in other than Dollars, (ii) the Account is payable outside the United States, or (iii) the sale represented by such Account is to an Account Debtor located or principally doing business in a foreign country other than (A) Account Debtors located in or principally doing business in the Provinces of Ontario, British Columbia and Alberta in Canada, to the extent that the Agent shall have received an opinion of Canadian counsel satisfactory to the Agent, in form and substance satisfactory to the Agent, to the effect that all actions which are necessary or advisable in such Province for the perfection or enforceability of the Accounts have been duly taken and
(B) unless the Agent shall otherwise determine from time to time in the reasonable exercise of its credit judgment, Account Debtors located in or principally doing business in any of Belgium, Canada (other than in the Provinces of Ontario, British Columbia and Alberta), France, Germany, Italy, Japan, the Netherlands, Sweden and the United Kingdom, to the extent that the Accounts of such Account Debtors, in the aggregate, do not exceed fifteen percent (15%) in face value of all Accounts of Borrower; provided, that an Account which is otherwise an Eligible Account under all other clauses hereof will not be excluded pursuant to this clause (j) if the sale to such Account Debtor is on letter of credit or acceptance terms acceptable to the Agent and the Agent has received an assignment of Borrower's rights under such letter of credit or acceptance or has been irrevocably designated the payee of such letter of credit or acceptance or is insured by the Foreign Credit Insurance Association in form and amount satisfactory to the Agent and the proceeds of such insurance have been assigned to the Agent pursuant to an assignment in form and substance satisfactory to the Agent;

     (k) with respect to such Account, any warranty or representation contained in this Agreement or any of the other Loan Documents or applicable either to Accounts in general or to any such specific Account has been breached;

     (l)  the Account Debtor is an Affiliate or employee of Borrower;

     (m) the sale represented by such Account is on a bill and hold, undelivered sale, guaranteed sale, sale or return, consignment, or sale on approval basis;

     (n) the Agent believes, in the reasonable exercise of its credit judgment, that the collection of such Account is insecure or that such Account may not be paid;

    (o) the Account is subject to any Lien whatsoever, other than Liens in favor of the Agent;

     (p) the Account is evidenced by a promissory note, chattel paper or other instrument;

     (q) the Account or Accounts exceed any credit limit established by the Agent for the Account Debtor based on the Agent's customary credit considerations, in which case such Account or Accounts will be deemed ineligible to the extent of such excess;

     (r) the Inventory giving rise to such Account has not been shipped and delivered to the Account Debtor and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor;

     (s) Borrower, in order to be entitled to collect the Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Account Debtor or collection is contingent upon the fulfillment of any other condition precedent; or

     (t) the Account Debtor is located in Indiana, New Jersey or Minnesota or in any other state on the Closing Date or thereafter imposing the condition on the right of a creditor to collect accounts receivable that such creditor has either qualified to do business in such state or filed a Business Activities Report or other appropriate report with the taxing or other designated authorities of such state for the then current year, unless Borrower has complied with such conditions on or prior to the date when such compliance is required under applicable state Laws.

     The Agent shall have the right, based on the Agent's customary credit considerations, to establish reserves with respect to specific categories of ineligibility, in lieu of determining specific Accounts to be ineligible in accordance with the foregoing categories, and to establish reserves against eligibility to reflect reserves carried on Borrower's books and to reconcile accounting entries.

     "Eligible Inventory" means the lower of FIFO cost or market value of Inventory which the Agent, in the exercise of its credit judgment, shall deem eligible, provided that no Inventory shall be deemed eligible if:

     (a) the Inventory consists of Inventory in which the Agent does not have a perfected first priority Lien, for the benefit of Lenders, or as to which Borrower does not have clear title, free and clear of all Liens;

     (b) the Inventory is not (i) located at one of the places of business of Borrower listed on Schedule 4.8 which is either owned or leased by Borrower and which is located in a jurisdiction in the continental United States of America (or in the State of Hawaii or Alaska) where all necessary UCC filings have been made to perfect the security interest of the Agent under the Borrower Security Agreement; (ii) located at such other place business of Borrower which is reported to the Agent in writing in accordance with Section 5(b) of the Borrower Security Agreement and which is located in a jurisdiction in the continental United States of America (or in the State of Hawaii or Alaska) where all necessary UCC filings have been made to perfect the security interest of the Agent under the Borrower Security Agreement; or (iii) in transit from one such place of business to another;

     (c) the Inventory does not consist of finished goods Inventory, finished parts Inventory, raw materials Inventory used in the manufacture of finished goods or work in process Inventory;

     (d) the Inventory consists of stores, processing supplies, packaging, advertising, promotional materials or other non-product related items;

     (e)  the Inventory consists of uninspected returned goods;

     (f) the Inventory is located at any third-party finishing or processing location or public warehouse or is otherwise in the possession of a bailee;

     (g) the Inventory is located at any leased location of Borrower as to which the Agent has not received a landlord's lien waiver and, to the extent that the Agent shall so require, a consent to the leasehold mortgage or collateral assignment to the Agent of the subject lease, in each case in form and substance satisfactory to the Agent;

     (h) the Inventory is slow moving or obsolete or is otherwise not currently saleable in the ordinary course of the business of Borrower;

     (i) the Inventory is under consignment to or from any Person or under any bill and hold or like arrangement;

     (j) the Inventory is not of good and merchantable quality, free from defects which would affect the market value thereof;

     (k) the Inventory does not meet all standards imposed by any Governmental Agency having regulatory authority over such Inventory; or

     (l) with respect to such Inventory, any warranty or representation contained in this Agreement or any of the other Loan Documents applicable either to Inventory in general or to such specific Inventory has been breached.

     The Agent shall have the right, based on the Agent's customary credit considerations, to establish reserves with respect to specific categories of ineligibility, in lieu of determining specific items of Inventory to be ineligible in accordance with the foregoing categories, and to establish reserves against eligibility to reflect reserves carried on Borrower's books and to reconcile accounting entries.

     "Environmental Claim" means any notice of violation (including, without limitation, any notice of expenditures necessary to come into compliance with or maintain compliance with, any Environmental Law or Environmental Permit), claim (whether based on strict liability or otherwise), demand, abatement or other order or direction (conditional or otherwise) by any Governmental Agency or any Person for personal injury (including sickness, disease or death), toxic tort, tangible or intangible property damage, damage to the environment, trespass, damage to natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release or a threatened Release (including, without limitation, sudden or non-sudden, accidental or non-accidental Releases), of, or exposure to, any Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, soil, subsurface strata, drinking water supply, groundwater or any surface water or any sediments associated with any water body), and in, by, from, or related to any of the Real Property, (b) the environmental aspects of the transportation, storage, treatment, disposal, generation, recycling, reclamation, use or other handling of any Contaminants or other materials in connection with the operation of the any of the Real Property or the conduct of Borrower's or any Subsidiary's business or (c) the violation, or alleged violation, of any applicable statutes, common law, ordinances, decrees, agreements, orders, rules, regulations, Environmental Permits, licenses, registrations or approvals of or from any Governmental Agency relating to environmental matters connected with the any of the Real Property.

     "Environmental Laws" means all applicable federal, state, local or foreign laws relating to the environment, natural resources, safety, health or the regulation of Contaminants, including, without limitation, the Comprehensive Environmental Response, Compensation, and

Liability Act (42 U.S.C. 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 App. U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.) ("RCRA"), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. 11001 et seq.), the Safe Drinking Water Act (42 U.S.C. 201 and 300f et seq.), The Rivers and Harbors Act (33
U.S.C. 401 et seq.), The Oil Pollution Act (33 U.S.C. 2701 et seq.) and the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), as such laws have been and may be amended or supplemented from time to time, and any analogous future federal, state, local or foreign laws and all rules and regulations promulgated pursuant to any of such federal, state, local or foreign laws.

     "Environmental Lien" means a Lien in favor of any Governmental  Agency  for
(a) liability under Environmental Laws or (b) damages arising from, or costs incurred by such Governmental Agency in response to, a Release or threatened Release of a Contaminant.

     "Environmental Material Adverse Effect" means any event, act, condition or occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) that arises of or is related to any Release, any matter regulated under any Environmental Law, or any Environmental Claim where the cost to Borrower or any of its Subsidiaries to correct, resolve or otherwise address any environmental cleanup obligations, compliance costs, penalties or other liabilities could reasonably be expected to be at least $750,000.

     "Environmental   Permit"   means  any  permit,   approval,   authorization,
registration, license, variance or permission required from a Governmental Agency having jurisdiction under an applicable Environmental Law.

     "Equipment" means all of Borrower's present and future machinery, equipment and fixtures.

     "Equity Incentive Plan" means Borrower's long-term incentive compensation plan, as such plan may be amended, supplemented or restated by the Board of Directors of Borrower; provided, however, that any amendment, supplement or restatement which could reasonably be expected to have a Material Adverse Effect shall require the consent of the Majority Lenders.

     "Equity Plan Cap" means the sum of $5,000,000 in the aggregate in each Fiscal Year and $35,000,000 in the aggregate during the term of this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations, rulings or interpretations promulgated or issued thereunder.

     "ERISA Affiliate" means, with respect to Borrower or any Subsidiary, any trade or business (whether or not incorporated) which, together with any such entity, is treated as a single employer within the meaning of Section 414 of the Code.

     "Event of Default" has the meaning set forth in Section 9.1.

     "Exchange Debentures" has the meaning given to such term in the Certificate of Designations.

     "Exchangeable Preferred Stock," means Borrower's Cumulative Exchangeable Preferred Stock, with par value $.01 per share and a liquidation value of $1,000 per share and having such other terms as are set forth in the Certificate of Designations pertaining thereto as in effect on the date hereof.

     "Excluded Taxes" has the meaning set forth in Section 3.19.

     "Existing Loan Agreement" has the meaning set forth in the recitals to this Agreement.

     "Facility Usage" means, as of any date, the sum of (a) the principal amount of the Revolving Credit Loan then outstanding, plus (b) the aggregate amount of all Letter of Credit Obligations then outstanding.

     "Financial Covenants" means the covenants contained in Sections 6.18 through 6.22 of this Agreement.

     "Fiscal Quarter" means each of the four fiscal quarters of Borrower ending on or about March 31, June 30, September 30 and December 31, respectively, of each Fiscal Year.

     "Fiscal Year" means the fiscal year of Borrower ending on or about December 31 of each calendar year.

     "Fixed Rate" means the LIBOR Rate plus the Applicable LIBOR Margin as determined in accordance with the following grid:

If     the     Ratio     of    The
Consolidated   EBITDA    to    Applicable
Consolidated Net Interest      LIBOR
Expense for the Four           Margin  for
Consecutive Fiscal Quarters    Fixed  Rate
ending on the last day of      Loans  will be:
the Preceding Fiscal
Quarter is:
                               Revolving            Term Loan
                               Credit Loan          and Other
                                                    Obligations

Greater than or equal to       0.75% per annum      1.00% per annum
2.75

Greater than or equal to       1.00% per annum      1.25% per annum
2.50:1.00

Less than 2.50:1               1.25% per annum      1.50% per annum



     On the Closing Date, the Fixed Rate shall be the LIBOR Rate plus, as to the Revolving Credit Loan, one and one-quarter percent (1-1/4%) per annum, and, as to the Term Loan and all other Obligations (other than Obligations under the Revolving Credit Loan), one and one-half percent (1-1/2%) per annum. Any change in the Applicable LIBOR Margin by virtue of the foregoing provision with regard to any Fiscal Quarter shall be made within five (5) days after delivery by Borrower to Lender of financial statements for such Fiscal Quarter pursuant to Section 7.1(b) (commencing with the financial statements for the Fiscal Quarter ending September 30, 1999); provided, however, that any such change shall be deemed to have become effective on that date thirty (30) days after the end of such Fiscal Quarter.

     "Fixed Rate Advance" means an Advance or portion thereof bearing interest at the Fixed Rate pursuant to Section 3.5(a).

     "Fixed Rate Election" has the meaning set forth in Section 3.5(a).

     "Fixed Rate Loan" means a Fixed Rate Advance or a Fixed Rate Term Loan, or both of them, as the context may require.

     "Fixed Rate Term Loan" means the Term Loans or portions thereof bearing interest at the Fixed Rate pursuant to Section 3.5(a).

     "Floating Rate Advance" means an Advance or portion thereof bearing interest at the Floating Rate pursuant to Section 3.4.

     "Floating Rate Loan" means a Floating Rate Advance or a Floating Rate Term Loan, or both of them, as the context may require.

     "Floating Rate Term Loan" means the Term Loans or portions thereof bearing interest at the Floating Rate pursuant to Section 3.4.

     "Floating Rate" means the Index Rate plus three quarters of one percent (3/4%) per annum.

     "GAAP" means, as of any date, accounting principles referenced as "generally accepted" in then currently effective Statements of the Auditing Standards Board of the American Institute of Certified Public Accountants, or if such Statements are not then in effect, accounting principles that are then approved by a significant segment of the accounting profession in the United States of America, applied on a basis consistent in all material respects with those accounting principles applied at prior dates or for prior periods.

     "Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency or entity that is vested by a governmental agency with applicable jurisdiction over a Person, or (e) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has given its general consent.

     "Guaranty" means any Contractual Obligation, contingent or otherwise, of any Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Contractual Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another Person that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

     "Indebtedness" means, as applied to any Person at any time, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any Capital Stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of Property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases or (vi) which are Guaranties; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any Property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person;
(c) all indebtedness, obligations or other liabilities of such Person in respect of Interest Rate Protection Obligations and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all Capital Stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all contingent Contractual Obligations with respect to any of the foregoing.

     "Index Rate" means the higher of (a) the highest of the prime, base or equivalent rate of interest announced or published from time to time hereafter by any of the five largest member banks of the New York Clearing House Association (with the understanding that such rates may merely serve as a basis upon which effective rates of interest are calculated for loans making reference thereto and that such rates are not necessarily the lowest or best rates at which such banks calculate interest or extend credit), and (b) the most recent published annual yield on ninety-day commercial paper (or the average of such yields if more than one is published) sold through dealers by major corporations in multiples of $1,000, as quoted either in the Federal Reserve Rate Report which customarily appears in The Wall Street Journal (Eastern Edition) under "Money Rates" or, in the event such report shall not so appear, in such other nationally recognized publication as the Agent may, from time to time, specify to Borrower. The Index Rate shall initially be determined by the Agent as of the Business Day preceding the Closing Date, and thereafter shall change as and when the higher of the rates specified in clauses (a) and (b) above changes.

     "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements or arrangements designed to protect against fluctuations in interest rates.

     "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include Interest Rate Contracts.

     "Interest Period" means, with respect to any Fixed Rate Loan, the period commencing on the LIBOR Business Day that Borrower elects in accordance with
Section 3.5(a) that the subject Advance or Term Loans, or portion of either or both thereof, be made as, converted into or renewed as a Fixed Rate Loan and ending on the date one, two, three or six months thereafter; provided, that:

     (a) except as provided in clauses (b), (c), (d), (e), (f), (g) and (h) below, each Interest Period shall end on the day in the calendar month at the end of such Interest Period which numerically corresponds to the first day of such Interest Period (i.e., a two month interest period commencing on January 15 shall end on March 15);

     (b) If any Interest Period would otherwise end on the last LIBOR Business Day in any week, that Interest Period shall end on the immediately preceding LIBOR Business Day;

     (c) if any Interest Period would otherwise end on a day which is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

     (d) any Interest Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the calendar month at the end of such Interest Period;

     (e) no Interest Period for the Term Loans shall extend beyond the earlier of the Maturity Date or any earlier date fixed for prepayment in full of the Term Loans pursuant to Section 3.2(b);

     (f) no Interest Period for any Advance shall extend beyond the earlier of the Maturity Date or any date fixed for termination of the Commitment pursuant to Section 3.2(a); and

     (g) Borrower shall select Interest Periods with respect to Advances, or portions thereof, so that each Advance, or portion thereof, will have an Interest Period ending on or before the date on which Borrower intends to or is required to repay such Advance, or portion thereof; provided, that, so long as GE Capital is the only Lender hereunder, Borrower may at its election, in lieu of the foregoing, maintain such Advances, or portions thereof, as Fixed Rate Loans with a one-month Interest Period.

     "Inventory" means goods held by Borrower for sale or raw materials, work in process or materials used or consumed in Borrower's business.

     "Investment" means, when used in connection with any Person, any investment by that Person, whether by means of a purchase or other acquisition of Capital Stock or other Securities of any other Person or by means of a loan, advance, capital contribution, Guaranty, or other debt or equity participation or interest in any other Person, including any partnership or joint venture interest in any other Person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the market value or book value of such Investment.

     "Lancer" means Lancer Industries Inc., a Delaware corporation and the owner of one hundred percent (100%) of the issued and outstanding common stock of Borrower.

     "Lancer Pledge Agreement" means the Stock Pledge Agreement covering all of the Capital Stock of Borrower, dated as of March 31, 1995, executed by Lancer in favor of the Agent, for its benefit and the ratable benefit of Lenders, as amended prior to the date hereof and as the same from time to time may be supplemented, modified, amended, renewed, extended or supplanted. Copies of such agreement and all amendments thereto through the Closing Date are attached hereto as Exhibit E.

     "Laws" means, when used in connection with any Person, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, standards, guidelines, ordinances, codes, orders and judgments (or any official interpretation of any of the foregoing) issued by any Governmental Agency applicable to that Person and, in the case of Borrower, shall include, without limitation, Environmental Laws, labor laws, occupational safety and health laws, ERISA and tax laws.

     "Leasehold Real Property" means all leasehold interests in real property hereafter held by Borrower or any Subsidiary, as lessee, wherever located, together with all rights of the lessee under the related lease.

     "Lender" means any of the lenders signatory to this Agreement, its successors and, upon the effective date after recordation with the Agent pursuant to Section 11.8 of a Loan Agreement executed by a Lender Assignee, such Lender Assignee.

     "Lender   Assignee"  means  any  institutional  investor,  bank,  financial institution or commercial lender that has executed and recorded with the Agent a Loan Assignment pursuant to Section 11.8(d).

     "Lenders' Commitment" means the collective commitment of the Lenders, prior to the Commitment Termination Date, to make Advances and incur Letter of Credit Obligations pursuant to Article 2 hereof, not to exceed as to all of the Lenders the amount of the Commitment or as to any Lender its Pro Rata Share of the amount of the Commitment.

     "Letter of Credit" means any documentary or standby letter of credit issued at the request and for the account of Borrower for which the Lenders have incurred Letter of Credit Obligations pursuant to Section 2.2.

     "Letter of Credit Application" means such form of application for the issuance of a Letter of Credit by the Letter of Credit Issuer as shall be mutually satisfactory to Borrower, the Letter of Credit Issuer and the Agent.

     "Letter of Credit Guaranty" means the guaranty by GE Capital on behalf of the Lenders of the reimbursement obligations of Borrower under any outstanding Letter of Credit Application up to the maximum amount of $4,000,000.

     "Letter of Credit Issuer" means such bank or other legally authorized Person as shall be selected by the Agent from time to time in its sole discretion to issue Letters of Credit.

     "Letter of Credit Obligations" means all outstanding obligations incurred by Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by any Lender or any other Person, of Letters of Credit, including, without limitation, the obligations of GE Capital under any Letter of Credit Guaranty and the obligations of the Lenders pursuant to Section 2.2(c). The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Lenders thereupon or pursuant thereto.

     "LIBOR Base Rate" means, for any Interest Period, the rate per annum equal to the offered rate for deposits in Dollars for the applicable Interest Period which appears on Telerate Page 3750 as of 11:00 a.m. (London, England time) two
(2) LIBOR Business Days prior to the beginning of such Interest Period.

     "LIBOR Business Day" means a Business Day on which banks may accept deposits of Dollars in the London interbank market.

     "LIBOR Rate" means, for any Interest Period, that rate per annum determined solely by the Agent pursuant to the following formula (with each component expressed as a decimal and rounded upward to the nearest 1/100 of 1%):

               LIBOR Base Rate
          1.00-LIBOR Reserve Percentage

     "LIBOR Reserve Percentage" means, with respect to any Interest Period, the maximum percentage then applicable under Regulation D or other applicable Laws to determine reserve requirements of member banks in the Federal Reserve System with respect to "eurocurrency liabilities," irrespective of whether any Lender is at the time a member bank of the Federal Reserve System or otherwise subject to such requirements. The determination by the Agent of the LIBOR Reserve Percentage shall be conclusive in the absence of manifest error.

     "Lien" means any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law, by statute, by contract, or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable Law of any jurisdiction with respect to any Property.

     "Loan Assignment" means a Loan Assignment executed by a Lender and an assignee of such Lender substantially in the form of Exhibit F and recorded with the Agent pursuant to Section 11.8.

     "Loan  Availability" means the amount, if any, by which (a) the  lesser  of
(i) the amount of the Commitment and (ii) the Borrowing Base, exceeds (b) the Facility Usage.

     "Loan Documents" means, collectively, this Agreement, the Notes, the Blocked Account Agreements, the Subsidiary Guaranty, the Collateral Documents, the Lancer Pledge Agreement and any other agreements of any type or nature heretofore or hereafter executed and delivered by Borrower or any of its Affiliates in favor of the Agent or Lenders in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

     "Loans" means, collectively, the Revolving Credit Loan and the Term Loans.

     "Majority Lenders" means, as of any date, Lenders holding Notes evidencing at least 51% of the aggregate Indebtedness evidenced by the Notes, or, if no such Indebtedness is outstanding, at least 51% of the Commitment.

     "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a material adverse change in, a material adverse effect attributable to, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties, or prospects of Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Lenders under any of the Loan Documents or the ability of any Person to perform its obligations under any of the Loan Documents, (c) the legality, validity or enforceability of any Loan Document, or (d) the perfection or priority of the Lien of the Agent granted under any of the Loan Documents.

     "Maturity Date" means July 1, 2005.

     "Monthly Payment Date" means the fifteenth day of each calendar month after the Closing Date, and shall also include the Commitment Termination Date.

     "Mortgage" means the mortgage covering the Owned Real Property executed by Borrower on the Original Closing Date, as amended prior to the date hereof and concurrently herewith and as the same from time to time may be supplemented, modified, amended, renewed, extended or supplanted. Copies of such mortgage and all amendments thereto through the Closing Date are attached hereto as Exhibit G.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Borrower, any Subsidiary or any ERISA Affiliate is making, is obligated to make, or has within the last 6 years made or been obligated to make contributions on behalf of participants who are or were employed by any such entity.

     "Net Proceeds" means (a) in the case of the disposition by Borrower or any Subsidiary of any Property pursuant to Section 6.1(a)(ii) or (iii) hereof, all proceeds in Cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of Cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Borrower or any Subsidiary) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such asset sale, (ii) provisions for all taxes payable (including, without limitation, payments under the Tax Sharing Agreement) as a result of such asset sale, (iii) amounts required to be paid and which have been paid to any Person (other than Borrower or any Subsidiary) owning a beneficial interest in the Property subject to the asset sale (which beneficial interest is a Permitted Encumbrance hereunder) and (iv) appropriate amounts to be provided by Borrower or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such asset sale and retained by Borrower or any Subsidiary, as the case may be, after such asset sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such asset sale; (b) in the case of loss or damage to any Property of Borrower or any Subsidiary or of any Condemnation of any Property of Borrower or any Subsidiary, all Cash proceeds of insurance paid on account of such loss or damage and all proceeds in Cash or Cash Equivalents of such Condemnation, as and when received by Borrower or such Subsidiary, net of
(i) all money actually applied to repair or reconstruct the damaged Property or Property affected by the Condemnation, as provided in Section 6 of the Security Agreement or in Section 7 or 8 of the Mortgage, as applicable, (ii) all of the costs and expenses reasonably incurred or to be incurred in connection with the collection of such proceeds, and (iii) any amounts retained by or paid to parties having rights to such proceeds, superior to the rights of Borrower or such Subsidiary, and (c) in the case of any issuance of Capital Stock by Borrower or any Subsidiary, the aggregate proceeds in Cash or Cash Equivalents of such issuance, as and when received by Borrower or such Subsidiary, net of any costs, fees and expenses directly incurred by Borrower in connection with such issuance.

     "Notes" means, collectively, the Revolving Credit Notes and the Term Notes.

     "Obligations" means all present and future obligations of every kind or nature of Borrower at any time and from time to time owed to the Agent or the Lenders or any one or more of them under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or non-contingent, including obligations of performance as well as obligations of payment, and including, to the extent permitted by applicable Debtor Relief Laws, interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower.

     "Officer's Certificate" means, when used with reference to any Person, a certificate signed by a Senior Officer of such Person.

     "Original Closing Date" means July 7, 1993, the "Closing Date" under the Existing Loan Agreement.

     "Operating Leases" has the meaning assigned to it under GAAP.

     "Opinion of Borrower's Counsel" means the favorable written legal opinion of Debevoise & Plimpton, special counsel to Borrower, substantially in the form of Exhibit H, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

     "Owned Real Property" means all real property owned by Borrower or any Subsidiary, wherever located, together with all improvements thereon and appurtenances thereto, a listing of which as of the date of this Agreement and the Closing Date is set forth in Schedule 4.22.

     "Patent Security Agreement" means the collateral assignment or assignments covering all patents owned by Borrower or any Subsidiary or in which Borrower or any Subsidiary has rights as a licensee, executed on the Original Closing Date by Borrower and each Subsidiary owning patents or having rights in patents as a licensee, as amended prior to the date hereof and as the same from time to time may be supplemented, modified, amended, renewed, extended or supplanted. Copies of such agreement and all amendments thereto through the Closing Date are attached hereto as Exhibit I.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Pension Plan" means an employee pension benefit plan, as defined in Section (3)(2) of ERISA (other than a Multiemployer Plan), which is subject to Title IV of ERISA, to which Borrower, any Subsidiary or any ERISA Affiliate is making, is obligated to make, has within the last six years made or been obligated to make contributions on behalf of participants who are or were employed by any such entity.

     "Permitted Encumbrances" has the meaning set forth in Section 6.7.

     "Permitted Preferred Stock Dividends" has the meaning set forth in clause(i) of Section 6.3.

     "Person" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, Governmental Agency, or otherwise.

     "Plan" means any employee benefit plan, as defined in Section 3(3) of ERISA, to which Borrower, any Subsidiary or any ERISA Affiliate is making, is obligated to make, or has within the last six years made or been obligated to make contributions on behalf of participants who are or were employed by any such entity.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

     "Pro Rata Share" means, with respect to each Lender, the percentage set forth opposite the name of that Lender on the signature pages hereof.

     "Quarterly Payment Date" means the fifteenth day of each February, May, August and November.

     "Real Property" means, collectively, the Owned Real Property and the Leasehold Real Property, in each case whether now or hereafter owned or leased by Borrower or any Subsidiary.

     "Registration  Statement"  means  the  Amendment  No.  1  to   Registration
Statement on Form S-4 filed by Borrower with the SEC on July 2, 1999 (No. 333-80431), as amended or supplemented, together with all Exhibits thereto.

     "Regulation D", "Regulation G" and "Regulation U" mean, respectively, Regulations D, G and U of the Board of Governors of the Federal Reserve System as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Agreements" means the Tax Sharing Agreement and any other agreement related to the Tax Sharing Agreement, whether existing on the date hereof or hereafter.

     "Release" means any release, spill, emission, leaking, pumping, emptying, dumping, injection, abandonment, deposit, disposal, discharge, dispersal, leaching or migration of Contaminants (including, but not limited to, the abandonment or discarding of Contaminants in barrels, drums or other containers) into the indoor or outdoor environment or into or out of any Real Property, including the movement of Contaminants, into, under, on, through or in the air, soil, subsurface strata, surface water, groundwater, drinking water supply, any sediments associated with any water bodies or any other environmental medium.

     "Remedial Action" means all actions required to (a) clean up, remove, treat, dispose of or in any other way address Contaminants in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) respond to or otherwise mitigate Releases or (d) perform pre-remedial studies and investigations and post-remedial monitoring and care in respect of actions contemplated in the preceding clauses (a), (b) and (c).

     "Reportable  Event"  means  any  of  the  reportable  events  described  in
Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a reportable event not subject to the provisions for 30-day notice to the PBGC under such regulations).

     "Request for Advance" means a request for an Advance substantially in the form of Exhibit J signed by a Responsible Official of Borrower and properly completed to provide all information required to be included therein.

     "Request for Fixed Rate Election" means a request that (a) an Advance or the Term Loans or portions of either or both thereof be made initially as a Fixed Rate Loan, (b) any Advance or the Term Loans or portions of either or both thereof be converted from a Floating Rate Loan or Loans to a Fixed Rate Loan or Loans, or (c) any Advance or the Term Loans or portions of either or both thereof be renewed as a Fixed Rate Loan or Loans for a subsequent Interest Period, substantially in the form of Exhibit K, signed by a Responsible Official of Borrower and properly completed to provide all information required to be included therein.

     "Request for Letter of Credit" means a request for a Letter of Credit substantially in the form of Exhibit L, signed by a Responsible Official of Borrower and properly completed to provide all information required to be included therein.

     "Requirement of Law" means, with respect to any Person, (a) the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, (b) any Law applicable to such Person including, without limitation, any Environmental Law, and (c) any judgment, award, decree, writ or determination of a Governmental Agency, applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "Responsible Official" means any corporate officer of Borrower or any other responsible official of Borrower duly acting on behalf of Borrower. Any document or certificate hereunder that is signed or executed by a Responsible Official of Borrower shall be conclusively presumed to have been authorized by all necessary corporate and/or other action on the part of Borrower, and the Agent and Lenders shall be entitled to rely in good faith on the authorization to act of any such Person reasonably believed by the Agent or any Lender to be a Responsible Official of Borrower.

     "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any class of stock junior to the holders of that class,
(b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower now or hereafter outstanding, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, the Subordinated Indebtedness, (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other Securities of Borrower now or hereafter outstanding, (e) any Investment by Borrower or any Subsidiary in the holder of five percent (5%) or more of any Capital Stock or other Securities of Borrower or any Subsidiary if a purpose of such Investment is to avoid characterization of the transaction as a Restricted Payment, and (f) any payment by Borrower or any Subsidiary of management or similar fees to any Affiliate, and any payment by Borrower or any Subsidiary of any expenses of any Affiliate.

     "Retiree Welfare Plan" means any Welfare Plan maintained by Borrower or any Subsidiary providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the Code or Part 6 of Title I of ERISA.

     "Revolving Credit Loan" means the outstanding principal amount of the Advances from time to time.

     "Revolving Credit Note" means any of the promissory notes, substantially in the form of Exhibit M, issued by Borrower in favor of a Lender evidencing such Lender's Pro Rata Share of all Advances made to Borrower, pursuant to such Lender's Pro Rata Share of the Commitment.

     "Right of Others" means, as to any Property in which a Person has an interest, (a) any legal or equitable right, title or other interest (other than a Lien) held by any other Person in or with respect to that Property, and
(b) any option or right held by any other Person to acquire any right, title or other interest in or with respect to that Property, including any option or right to acquire a Lien.

     "SEC" means the Securities and Exchange Commission and any successor Governmental Agency.

     "Securities" means any Capital Stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of Indebtedness, limited partnership interests, or any warrant, option or other right to purchase or acquire any of the foregoing.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

     "Security Agreements" means, collectively, the Borrower Security Agreement and the Subsidiary Security Agreement.

     "Senior Officer" means the (a) chief executive officer, (b) chief operating officer, (c) chief financial officer or (d) chief administrative officer, in each case whatever the title nomenclature may be, of the Person designated.

     "Senior Subordinated Note Indenture" means the Indenture, dated as of May 19, 1999, between Borrower and First Union National Bank, as trustee, pursuant to which the Senior Subordinated Notes were issued and governed, as such Indenture has been amended, modified or supplemented through the Closing Date and as such Indenture may be amended, modified or supplemented hereafter, subject to the limitations set forth in Section 6.4.

     "Senior Subordinated Notes" means, collectively, the $100,000,000 aggregate original principal amount of Senior Subordinated Notes due 2008, issued pursuant to the Senior Subordinated Note Indenture, as such notes have been amended or modified through the Closing Date and as such notes may be amended, modified, supplemented, extended or renewed hereafter, subject to the limitations set forth in Section 6.4.

     "Solvent" means, when used with respect to any Person, that at the time of determination: (a) the fair market value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities), (b) the present fair saleable value of its assets is greater than its probable liability in its existing debts as such debts become absolute and mature, (c) it is then able and expects to be able to pay its Indebtedness (including, without limitation, contingent Indebtedness and other commitments) as they mature, and (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     "Subordinated Indebtedness" means the Indebtedness evidenced by or in respect of (a) the Senior Subordinated Notes, and (b) any refinancing of the Senior Subordinated Notes with the prior written consent of the Majority Lenders on terms and conditions satisfactory to the Majority Lenders (but in no event less favorable to Borrower than the terms and conditions of the Senior Subordinated Notes), which Indebtedness shall not exceed the principal amount then outstanding under the Senior Subordinated Notes and shall be subordinated in right of payment to the Obligations in a manner reasonably satisfactory to the Majority Lenders.

     "Subsequent Commitment Increase" and "Subsequent Commitment Increases" have the meanings set forth in Section 2.8.

     "Subsequent Commitment Increase Date" and "Subsequent Commitment Increase Dates" have the meanings set forth in Section 2.8.

     "Subsidiary" means any Person of which at least a majority of Capital Stock having ordinary voting power for the election of directors or other governing body of said Person is owned by Borrower directly or through one or more Subsidiaries.

     "Subsidiary Guaranty" means the guaranty of the Obligations executed by each Subsidiary on the Original Closing Date, as amended prior to the date hereof and as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted. Copies of such agreement and all amendments thereto through the Closing Date are attached hereto as Exhibit N.

     "Subsidiary Security Agreement" means the security agreement executed by each Subsidiary on the Original Closing Date, as amended prior to the date hereof and as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted. Copies of such agreement and all amendments thereto through the Closing Date are attached hereto as Exhibit O.

     "Tax Capital Contribution" means any capital contribution made to Borrower by Lancer or any other Affiliate of Borrower or deemed to have been made to Borrower by Lancer or any other Affiliate of Borrower pursuant to Section 7 of the Tax Sharing Agreement.

     "Taxes" has the meaning set forth in Section 3.16.

     "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of July 18, 1990, between Borrower and Lancer, as same may hereafter be amended, modified or supplemented, subject to the limitations set forth in Section 6.17.

     "Term Loan" and "Term Loans" each has the meaning specified in Section 2.3(a).

     "Term Note" means any of the promissory notes, substantially in the form of Exhibit P, issued by Borrower in favor of a Lender evidencing the Term Loan made by such Lender.

     "T-H Licensing" means T-H Licensing, Inc., a Delaware corporation and wholly-owned subsidiary of Borrower.

     "Title Company" means Stewart Commonwealth Title Guaranty Company.

     "Trademark Security Agreement" means the collateral assignment or assignments covering all trademarks and trade names owned by Borrower or any Subsidiary or in which Borrower or any Subsidiary has rights as a licensee, executed on the Original Closing Date by Borrower and each Subsidiary owning trademarks or tradenames or having rights in trademarks or tradenames as a licensee, and as amended prior to the date hereof as the same from time to time may be supplemented, modified, amended, extended or supplanted (including, without limitation, in connection with the execution and delivery of this Agreement). Copies of such agreement and all amendments thereto through the Closing Date are attached hereto as Exhibit Q.

     "Triggering Event" means the existence or occurrence of either or both of the following events:

     (a)  an Event of Default shall occur and be continuing.

     (b)  Loan Availability shall be less than $1,000,000.

     "UCC" means the Uniform Commercial Code of the State of New York, as in effect from time to time or, if the Uniform Commercial Code of the State of New York refers any matter to the laws of another jurisdiction, the Uniform Commercial Code of that jurisdiction, as in effect from time to time.

     "Welfare Plan" means any Plan maintained by Borrower or any Subsidiary that is an employee welfare benefit plan as defined in Section 3(1) of ERISA.

     Section 1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

     Section 1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP except as otherwise specifically prescribed herein. In the event that GAAP changes during the term of this Agreement such that any of the defined terms set forth in Section 1.1 (as used in Article 6) or the Financial Covenants would then be calculated in a different manner or with different components or would render the same not meaningful criteria for evaluating Borrower's financial condition, (a) Borrower and Lenders agree to negotiate in good faith in order to amend this Agreement in such respects as are necessary to conform the defined terms set forth in Section 1.1 (as used in Article 6) and the Financial Covenants so that the criteria for evaluating the matters contemplated by Article 6 (including the Financial Covenants) are substantially the same criteria as were effective prior to such change in GAAP, and (b) Borrower shall be deemed to be in compliance with the Financial Covenants during the 120 day period following any such change in GAAP if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

     Section 1.4 Rounding. All ratios required to be maintained by Borrower pursuant to the Financial Covenants shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in the Financial Covenants and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in the Financial Covenants.

     Section 1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified, or amended, are incorporated herein by reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules to the extent that it is specifically cross-referenced in any other applicable Schedule, but not otherwise.

     Section 1.6 Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                   ARTICLE 2.
                           AMOUNT AND TERMS OF CREDIT

     Section 2.1    Advances.

     (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date to (but not including) the Commitment Termination Date, each Lender agrees, severally and for itself alone, that it shall, pro rata according to that Lender's Pro Rata Share of the Commitment, make Advances to Borrower in such amounts as Borrower may request in accordance with Section 2.1(b); provided that, after giving effect to each such Advance, the Facility Usage does not exceed the lesser of (i) the Commitment or
(ii) the Borrowing Base. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under this Section 2.1(a) without premium or penalty.

(b) Subject to the next succeeding sentence, each Advance shall be made pursuant to a Request for Advance which shall (i) specify the requested (A) date of such Advance and (B) amount of such Advance, which shall be in an aggregate principal amount of $3,000,000 or any larger integral multiple of $1,000,000 in the case of Fixed Rate Advances (provided, that any such Fixed Rate Advance may be requested in an aggregate principal amount of $1,000,000 or integral multiples thereof at any time while GE Capital is the only Lender hereunder) and of $100,000 and integral multiples thereof in the case of Floating Rate Advances; and (ii) be given by Borrower to the Agent no later than 11:00 a.m., Atlanta time, on the Business Day preceding the proposed Advance in the case of a Floating Rate Advance and no later than 11:00 a.m. Atlanta time, three (3) LIBOR Business Days preceding the proposed Advance in the case of a Fixed Rate Advance. In the event that any such Advance or portion thereof is to be a Fixed Rate Advance, Borrower shall concurrently make a Fixed Rate Election with respect thereto in accordance with Section 3.5(b). Unless the Agent has, in its sole and absolute discretion, notified Borrower to the contrary, an Advance may also be made pursuant to a request therefor by telephone by a Responsible Official of Borrower, received by the Agent by the time required for a Request for Advance, in which case Borrower shall confirm such request by promptly mailing to the Agent a Request for Advance conforming to the preceding sentence and concurrently telecopying to the Agent a copy of such Request for Advance.

     (c) Promptly following receipt of a Request for Advance, the Agent shall notify each Lender by telephone or telecopier of the date of the Advance and such Lender's Pro Rata Share of the Advance. Not later than 11:00 a.m., Atlanta time, on the date specified for any Advance, each Lender shall make its Pro Rata Share of the Advance available to the Agent by wire transfer of
immediately available  funds  to  the  Agent's Deposit Account.   Upon
fulfillment of the applicable conditions set forth in Article 8, each Advance shall be made by the Agent by wire transfer of immediately available funds to Borrower's Deposit Account, to the extent actually received from the Lenders. No Lender shall be responsible for the failure of any other Lender to make the Pro Rata Share of any Advance to be made by such other Lender.

(d)  Each Lender's Pro Rata Share of the Advances made to Borrower pursuant to
Section 2.1(a) shall be evidenced by that Lender's Revolving Credit Note, subject to the provisions of Section 2.6.

(e) A Request for Advance shall be irrevocable upon the Agent's first notification thereof.

     Section 2.2    Letters of Credit.

     (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date to (but not including) the Commitment Termination Date, the Agent shall arrange for the issuance by the Letter of Credit Issuer of such Letters of Credit as Borrower may request by a Request for Letter of Credit; provided that, after giving effect to the Letter of Credit Obligations incurred by the Lenders as a result thereof, (i) the aggregate amount of all Letter of Credit Obligations then outstanding does not exceed $4,000,000 and
(ii)  the  Facility  Usage does not exceed the lesser of (A) the  Commitment  or
(B) the Borrowing Base. No Letter of Credit shall be arranged for by the Agent hereunder except to the extent necessary in connection with transactions in the ordinary course of business of Borrower. The expiration date of any Letter of Credit shall not extend beyond the earliest of (i) one year from the date of issuance thereof, (ii) the Maturity Date (except for any Letter of Credit which automatically renews on an annual basis pursuant to its terms, provided that the aggregate face amounts of all such Letters of Credit shall not exceed $1,000,000 at any time outstanding), and (iii) any date fixed for termination of the Commitment pursuant to Section 3.2(a).

(b) Each Request for Letter of Credit shall be submitted to the Agent at least five (5) Business Days prior to the date when required, accompanied by a Letter of Credit Application executed by a Responsible Official. Upon issuance of a Letter of Credit by the Letter of Credit Issuer, the Agent shall notify the Lenders of the amount and terms thereof within a reasonable time thereafter.

(c) Upon the incurrence of any Letter of Credit Obligation by GE Capital, each other Lender shall be deemed to have purchased from GE Capital a participation therein and in any rights of GE Capital under the related Letter of Credit Application, in an amount equal to that Lender's Pro Rata Share of the amount of the Letter of Credit Obligations so incurred. Without limiting the scope and nature of each Lender's participation in any Letter of Credit Obligations, to the extent that GE Capital has not been reimbursed by Borrower for any payment required to be made by GE Capital in respect of any Letter of Credit Obligations, each Lender shall, according to its Pro Rata Share, reimburse GE Capital promptly upon demand for the amount of such payment. The obligation of each Lender to so reimburse GE Capital shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default, the Commitment Termination Date or any other occurrence or event, nor be modified or diminished for any reason or in any manner whatsoever, including, without limitation, by virtue of any claim, action or defense that Borrower may have or assert against the Letter of Credit Issuer in respect of the payment of any draft or demand under any Letter of
Credit or against GE Capital in respect of its reimbursement obligations hereunder. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse GE Capital for the amount of any payment made by GE Capital in respect of any Letter of Credit Obligations together with interest as hereinafter provided.

     (d) Borrower agrees to pay to GE Capital, within one (1) Business Day after demand therefor, a principal amount equal to any payment made by GE Capital in respect of any Letter of Credit Obligations, together with interest on such amount from the date of any payment made by GE Capital through the date of payment by Borrower at the Floating Rate or, if then in
effect, at the  Default Rate.   The principal amount of any such payment made by
Borrower to GE Capital shall be used to reimburse GE Capital for the payment made by it in respect of such Letter of Credit Obligation. Each Lender that has reimbursed GE Capital pursuant to Section 2.2(c) for its Pro-Rata Share of any payment made by GE Capital in respect of any Letter of Credit Obligation shall thereupon acquire a participation, to the extent of such reimbursement, in the claim of GE Capital against Borrower under this Section 2.2(d).

(e) If Borrower fails to make any payment required by Section 2.2(d), the Agent may, without notice to or the consent of Borrower, notify each Lender that an Advance is to be made by Lenders under Section 2.1 in an aggregate amount equal to the amount paid by GE Capital in respect of its Letter of Credit Obligations in accordance with the procedures provided in Section 2.1(c) (or may deem any reimbursement made by Lenders pursuant to Section 2.2(c) to constitute the funding of such Advance) and, for this purpose, the conditions precedent set forth in Sections 8.1 and 8.2 shall not apply. The proceeds of such Advance shall be paid to GE Capital to reimburse it for the payment made by it in respect of such Letter of Credit Obligations.

(f) The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, and each such Letter of Credit, and all Letter of Credit Obligations in respect thereof, shall in each case remain subject to this Section 2.2.

(g) The obligation of Borrower to pay to GE Capital the amount of any payment made by GE Capital in respect of any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, and Borrower's unconditional obligations to GE Capital hereunder shall not be modified or diminished for any reason or in any manner whatsoever, including, without limitation, by virtue of any claim, action or defense that Borrower may have or assert against the Letter of Credit Issuer in respect of the payment of any draft or demand under any Letter of Credit. Borrower hereby agrees that any action taken by GE Capital, if taken in good faith, under or in connection with a Letter of Credit or in respect of GE Capital's Letter of Credit Obligations, or the drafts or acceptances thereunder, shall be binding on Borrower and shall not impose any resulting liability on GE Capital, other than as a result of the gross negligence or willful misconduct of GE Capital.

     (h) As between Borrower and the Letter of Credit Issuer, each Letter of Credit shall be issued pursuant to and shall be subject to the provisions of the respective Letter of Credit Application. As between Borrower and GE Capital, the provisions of this Agreement, to the extent in conflict with any provision of any Letter of Credit Application, shall control. Notwithstanding the foregoing, GE Capital shall be fully subrogated to all rights of the Letter of Credit Issuer under each Letter of Credit Application, upon discharging its Letter of Credit Obligations in respect of the Letter of Credit issued thereunder.

(i) In the event that any Letter of Credit Obligation, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, then:

          (i) Borrower will pay to the Agent (A) Cash or Cash Equivalents in an amount equal to the then outstanding Letter of Credit Obligations or (B) provide a back-up letter of credit or guaranty from a financial institution satisfactory to the Agent in such amount, in form and substance satisfactory to the Agent. Such Cash or Cash Equivalents, in the case of clause(A) above, shall be held by the Agent in a cash collateral account (the "Cash Collateral Account"). The Cash Collateral Account shall be held in the name of the Agent (as a cash collateral account), for its benefit and the ratable benefit of the Lenders, and shall be under the sole dominion and control of the Agent and subject to the terms of this Section 2.2(i). Borrower hereby pledges, and grants to the Agent a security interest in, all Cash or Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations, whether or not then due.

(ii) From time to time after Cash or Cash Equivalents are deposited in the Cash Collateral Account, the Agent may apply such Cash or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as the Agent may elect, as shall be or shall become due and payable by Borrower to the Agent, GE Capital or any other Lender in respect of such Letter of Credit Obligations.

(iii) The Agent shall invest the Cash in the Cash Collateral Account or deposit such Cash in an interest-bearing account, as the Agent deems appropriate in its sole discretion. Interest and earnings on the Cash or Cash Equivalents in the Cash Collateral Account shall become a part of the Cash Collateral Account and shall be held and disbursed by the Agent in accordance with this
Section 2.2(i).

(iv) Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the Cash or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of any Letter of Credit Obligations in accordance with their terms and the payment of all amounts payable by Borrower to the Agent, GE Capital and the other Lenders in respect thereof, any Cash or Cash Equivalents remaining in the Cash Collateral Account in excess of the then remaining Letter of Credit Obligations shall be returned to Borrower.

     (j) The Letter of Credit Issuer shall be entitled to the benefits accorded by Article 10 to the Agent, mutatis mutandis.

     Section 2.3    Term Loans.

     (a) Pursuant to the Existing Loan Agreement, Lenders made to Borrower term loans (individually the "Term Loan" and, collectively, the "Term Loans") in the principal amount of $35,000,000, the outstanding principal balance of which on the date hereof is $10,000,000. Borrower may not reborrow the Term Loans or any portion thereof once repaid.

(b) Each Lender's Term Loan is evidenced by that Lender's Term Note, subject to the provisions of Section 2.6.

     Section 2.4 Special Advances by Lenders. If Borrower fails to make any payment of interest, fees, expenses, costs or other sums required to be paid to the Agent or any Lender or Lenders under the terms of this Agreement or any other Loan Document, the Agent may, without the consent of Borrower, notify each Lender that an Advance is to be made by the Lenders under Section 2.1 in an amount equal to the sum due from Borrower to the Agent or such Lender or Lenders and, for this purpose, the conditions precedent set forth in Sections 8.1 and
8.2 shall not apply. The proceeds of such Advance shall be paid to the Agent or such Lender or Lenders for application to the payment of the sum due from Borrower to the Agent, such Lender or Lenders.

     Section 2.5 Agent's Right to Assume Funds Available. Unless the Agent shall have been notified by any Lender at least one Business Day prior to the date on which any Advance is to be made to Borrower that such Lender does not intend to make available to the Agent such Lender's Pro Rata Share of such Advance, the Agent may assume that such Lender has made such amount available to the Agent on the date of the Advance and the Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall notify Borrower and Borrower shall pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the rate per annum then in effect with respect to the Revolving Credit Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Pro Rata Share of the Lenders' Commitment hereunder or to prejudice any rights which the Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     Section 2.6 Accounting. The Agent will provide to Borrower a monthly accounting of transactions under Articles 2 and 3 of this Agreement. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within thirty (30) days after the date any such accounting is received by Borrower, shall notify the Agent in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. The Agent's good faith determination, based upon the facts available, of any item objected to by Borrower in such notice shall (absent manifest error) be final, binding and conclusive on Borrower, unless Borrower shall commence a judicial proceeding to resolve such objection within thirty(30) days following the Agent's notifying Borrower of such determination.

     Section 2.7 Single Loan. The Term Loans, the Advances, the Letter of Credit Obligations and all other Obligations of Borrower arising under this Agreement shall constitute one general obligation of Borrower secured by a first priority security interest in the Collateral (subject only to Permitted Encumbrances).

     Section 2.8    Subsequent Commitment Increases.

     (a) Subsequent Commitment Increases. Subject to the satisfaction of each of the conditions set forth in Section 2.8(b), at Borrower's written request, delivered by Borrower to the Agent at least fifteen (15) days prior to the requested increase date and specifying the requested increase date (each individually a "Subsequent Commitment Increase Date" and collectively the "Subsequent Commitment Increase Dates"), the Commitment shall be increased (each individually a "Subsequent Commitment Increase" and collectively the "Subsequent Commitment Increases") on no more than four Subsequent Commitment Increase Dates by an amount not in excess of Twenty Million Dollars ($20,000,000) in the aggregate as to all Subsequent Commitment Increases.

(b) Conditions Precedent to Subsequent Commitment Increases. The obligations of the Lenders to make the Subsequent Commitment Increases available to Borrower are subject to the following conditions precedent each of which shall be satisfied prior to or on the applicable Subsequent Commitment Increase Date:

(i)  There shall be no more than four (4) Subsequent Commitment Increases.

(ii) Each Subsequent Commitment Increase shall be in a minimum amount of Five Million Dollars ($5,000,000).

(iii) The Agent shall have received all of the following, each dated as of the applicable Subsequent Commitment Increase Date and all in form and substance satisfactory to the Agent and legal counsel for the Agent:

(1) amendments to the then existing Revolving Credit Note executed by Borrower in favor of each Lender pursuant to which the principal amount of the Revolving Credit Note held by each Lender shall be increased by an amount equal to such Lender's Pro Rata Share of the Subsequent Commitment Increase;

(2)  an Officer's Certificate affirming that the conditions set forth in clauses
(iv), (v), (vi), (vii) and (viii) below have been satisfied;

(3) to the extent deemed necessary by the Agent, an amendment to the Mortgage giving effect to the Subsequent Commitment Increase, executed by Borrower, and in form acceptable for recordation with the appropriate Governmental Agency;

(4) to the extent deemed necessary by the Agent, assurance from the Title Company that it is committed to cause such amendment to the Mortgage to be recorded, and, upon recordation of such amendment to issue an endorsement to the title insurance policy issued by the Title Company with regard to the Mortgage, in a form acceptable to the Agent, insuring the continued validity and priority of the Mortgage as a lien upon the Owned Real Property, subject to only those title exceptions which are set forth in such title insurance policy and such other title exceptions as may be approved by the Agent in its sole discretion; and

(5) such other assurances, certificates, documents, consents or opinions (in addition to those described hereinbelow) as the Agent may reasonably require.

(iv) The representations and warranties contained in Article 4 shall be true and correct in all material respects on and as of the Subsequent Commitment Increase Date as though made on and as of that date (except to the extent that such representations and warranties relate solely to an earlier date and except as affected by transactions expressly contemplated by this Agreement).

(v) There shall not then be pending or, to the best knowledge of Borrower, threatened, any litigation, arbitration, injunction, proceeding, governmental investigation or inquiry against or affecting Borrower or any Property of Borrower before any Governmental Agency that could reasonably be expected to have a Material Adverse Effect.

(vi) Each of Lancer, Borrower and each of Borrower's Subsidiaries shall be in compliance with all the terms and provisions of the Loan Documents to which it is party, and no Default or Event of Default shall have occurred and be continuing.

(vii) Since the Closing Date, there shall not have occurred: (A) any event or circumstance that could reasonably be expected to have a Material Adverse Effect, or (B) any dividends or other distributions made to the stockholders of Borrower, except as permitted by Section 6.3 of this Agreement or Section 7(b) of the Lancer Pledge Agreement.

(viii) Lenders shall be satisfied that Borrower and its Subsidiaries are in compliance with all applicable Laws, including, without limitation, all Environmental Laws and all Laws pertaining to labor, occupational safety and health and ERISA matters except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect. Lenders shall be satisfied that the consummation of the Subsequent Commitment Increase will not cause Borrower or any Subsidiary to violate any Contractual Obligation to which it is party or by which it is bound or any Laws applicable to it.

(ix) Lenders shall be satisfied that Borrower's incurrence of Indebtedness pursuant to the Subsequent Commitment Increase is permissible pursuant to
Section 4.06 of the Senior Subordinated Note Indenture, and that after giving effect thereto, each of the representations and warranties set forth in
Section 4.21 shall continue to be true and
correct  in all respects and shall have received such assurances in  regard
thereto   as   Lenders   shall  request,  including,  without   limitation,
certifications of Senior Officers of Borrower and an opinion of Borrower's counsel with regard to such matters, each to be in form and substance satisfactory to Lenders.

          (x) Borrower shall pay to Lenders a fee for each Subsequent Commitment Increase in an amount of one-fourth percent (.25%) of the amount of such increase which fee shall be fully-earned and non-refundable on the date of such increase.

                                   ARTICLE 3.
                       PRINCIPAL PAYMENTS; INTEREST; FEES

     Section 3.1    Principal Payments.

     (a) All Collections which in accordance with the provisions of the Blocked Account Agreements are remitted to the Agent's Deposit Account from the Collection Accounts at a time when a Triggering Event has occurred and is continuing shall be applied on a daily basis to the prepayment of the Revolving Credit Loan and, from and after the Commitment Termination Date, to the repayment of any and all other Obligations of Borrower. The entire unpaid balance of the Revolving Credit Loan shall be due and payable in full in Cash on the Commitment Termination Date.

(b) The aggregate principal amount of the Term Loans shall, if not sooner paid, be payable in full on the Maturity Date.
     Section 3.2    Termination of Commitment; Voluntary Prepayment of Term
Loan.

     (a) Borrower may voluntarily terminate the Lenders' Commitment at any time by giving at least 90 days'prior written notice to the Agent of its intent to terminate the Lenders' Commitment and the effective date of such termination. On such effective date, upon compliance by Borrower with the provisions of
Section  2.2(i),  the Commitment shall reduce to zero, and  in  accordance  with
Section 3.3(a), Borrower shall immediately pay any outstanding principal amount of the Revolving Credit Loan, together with any accrued and unpaid interest, any accrued and unpaid commitment fees pursuant to Section 3.6, and any accrued and unpaid letter of credit fees pursuant to Section 3.7, and, if the Revolving Credit Loan, or any portion thereof, is then being maintained as a Fixed Rate Loan and is paid prior to the last day of its Interest Period, any amounts payable pursuant to Section 3.12, in Cash.

(b) The Term Loans may, at any time and from time to time, voluntarily be prepaid at the election of Borrower, in whole or in part, without penalty, but with accrued and unpaid interest thereon on the amount so prepaid, provided that
(i) the Agent must have received written notice (or telephonic notice confirmed promptly in writing) of any prepayment at least 90 days before the date of prepayment, in the case of a full prepayment, and at least 5 days before the date of prepayment, in the case of a partial prepayment, and (ii) any prepayment of all or any portion of the Term Loans while being maintained as Fixed Rate Loans prior to the last day of the Interest Period shall be subject to Section 3.12.

     Section 3.3    Mandatory Prepayments.

     (a) The outstanding principal amount of the Revolving Credit Loan shall be immediately payable in Cash in an amount equal to any amount by which the Facility Usage at any time exceeds the lesser of (i) the Commitment or (ii) the Borrowing Base. Any payment made hereunder shall be applied to the Advances in the order in which such Advances are made.

(b) The Term Loans shall be prepaid in amounts equal to one hundred percent (100%) of the Net Proceeds of any disposition of Property by Borrower or any of its Subsidiaries permitted pursuant to Section 6.1(a)(iii) or consented to by the Majority Lenders in writing and of any insurance proceeds or payments of compensation in respect of any loss, damage or Condemnation to or of any Property of Borrower and its Subsidiaries which the Agent retains as provided in
Section 6 of each of the Security Agreements or in Section 7 or 8 of the Mortgage, as applicable. Borrower shall promptly notify the Agent of such proposed disposition or of any receipt of Net Proceeds of insurance or of any Condemnation (including the amount of the estimated Net Proceeds to be received by Borrower in respect thereof) and promptly upon receipt of such Net Proceeds shall make the prepayment required hereby. In addition, the Term Loans shall be prepaid in amounts equal to one hundred percent (100%) of the Net Proceeds, or any portion thereof, of any disposition of Property by Borrower or any of its Subsidiaries permitted pursuant to Section 6.1(a)(ii) to the extent that such Net Proceeds, or any portion thereof, are not applied to the purchase price of replacement Equipment within one hundred eighty (180) days after the date of disposition, and in any event, to the extent that such Net Proceeds exceed the sum of Three Million Dollars ($3,000,000) in the aggregate in any Fiscal Year.

(c) The Term Loans shall be prepaid in amounts equal to one hundred percent (100%) of any cash reversions to Borrower or any Subsidiary from the termination of any Pension Plan or other employee benefit plan. Borrower shall make such prepayment promptly upon receipt by Borrower or any Subsidiary of any such amount.

(d) The Commitment shall terminate and the Revolving Credit Loan and the Term Loans shall be prepaid in full, together with accrued and unpaid interest thereon, any accrued and unpaid commitment fees pursuant to Section 3.6, any accrued and unpaid letter of credit fees pursuant to Section 3.7, and any amounts payable as provided in Section 3.12, immediately upon the occurrence of a Change of Control.

     Section 3.4    Interest.

     (a) Interest shall be payable on the outstanding daily unpaid principal amount of (i) each Advance from the date thereof until payment in full of such Advance, and (ii) each Term Loan from the date thereof until payment in full of the Term Loan and, in each case shall accrue and be payable at the applicable rates set forth herein with respect to Advances and the Term Loans, before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest to bear interest at the Default Rate to the extent permitted by applicable laws.

(b) Except as otherwise provided in Sections 3.5, 3.13 and 3.19, the Revolving Credit Loan and the Term Loans shall bear interest at the Floating Rate.

     Section 3.5    Fixed Rate Elections.

     (a) Provided that no Default or Event of Default has occurred and is continuing, Borrower may elect that the Term Loans or a portion thereof bear interest at the Fixed Rate, and provided that no Triggering Event has occurred and is continuing as to which the Agent has elected to exercise its rights pursuant to Section 5.13, Section 7.2(c), or both, Borrower may elect that any Advance or a portion thereof bear interest at the Fixed Rate, in each case for such Interest Period as Borrower shall select; provided that (i) Borrower may not have more than three Interest Periods in effect at any time with respect to the Term Loans or more than three interest periods in effect at any time with respect to the Revolving Credit Loan, and (ii) Borrower may not make such an election unless the principal amount of the Advance or Term Loans or portion thereof as to which such election is made shall be in an aggregate amount not less than $3,000,000 or any integral multiple of $1,000,000 in excess thereof (provided, that the principal amount as to which such election is made may be in an aggregate principal amount of $1,000,000 or integral multiples thereof at any time while GE Capital is the only Lender hereunder); and (iii) the aggregate amount of Fixed Rate Loans to which any Interest Period relates shall not be reduced, by payment, prepayment or otherwise to be less than $3,000,000 (provided, that, subject to the requirements of Section 3.12, such amount may be reduced to zero at any time while GE Capital is the only Lender hereunder). Any election made pursuant to this clause (a) is called herein a "Fixed Rate Election".

(b) Subject to the requirements of clause (a) above, Borrower may make a Fixed Rate Election in accordance with the following procedures: (i) no later than 11:00 A.M., Atlanta time, three LIBOR Business Days prior to the proposed Fixed Rate Election, Borrower shall provide to the Agent by telephone (confirmed by telecopier) a notice that it proposes to make a Fixed Rate Election, specifying the amount of the Advances or Term Loans or both as to which Borrower proposes to make the Fixed Rate Election, and (ii) no later than 11:00 A.M., Atlanta time, two LIBOR Business Days prior to the proposed Fixed Rate Election (after Borrower has received from the Agent quotations of the Fixed Rates then available for the various Interest Periods), Borrower shall make a Fixed Rate Election pursuant to a Request for Fixed Rate Election which shall (A) be forwarded to the Agent by telecopier and by reputable overnight courier, (B) request (x) that an Advance requested by Borrower or the Term Loans, or portions of either or both thereof, be made initially as a Fixed Rate Loan, (y) that the subject Advance or the Term Loans or portions of either or both thereof be converted from a Floating Rate Loan to a Fixed Rate Loan, or (z) that the subject Advance or the Term Loans or portions of either or both thereof selected by Borrower be renewed as a Fixed Rate Loan for an additional Interest Period following the expiration of the then current Interest Period, and (C) specify
(x) the requested date of such Fixed Rate Election, (y) the Advance or Term Loans or portions of either or both thereof as to which such Fixed Rate Election is made, and (z) the Interest Period selected by Borrower.

(c) Except as otherwise provided in Sections 3.11, 3.13 and 3.19, at all times during an Interest Period selected by Borrower in a Request for Fixed Rate Election, the Revolving Credit Loan and the Term Loans or the portion of either or both thereof selected by Borrower shall bear interest at the Fixed Rate, as elected by Borrower.

     Section 3.6 Commitment Fee. Borrower shall pay to the Agent, for the account of each Lender, a commitment fee with respect to the Commitment in an amount equal to the quotient of (a) an amount equal to (i) the average daily amount by which the Commitment exceeds the Facility Usage during the preceding month multiplied by
(ii) one-quarter of one percent (1/4 of 1%) divided by (b) 360. The commitment fee payable hereunder shall accrue daily and be payable monthly in arrears on each Monthly Payment Date and on the Commitment Termination Date.

     Section 3.7 Letter of Credit Fees. In the event that Lenders shall incur any Letter of Credit Obligations, Borrower shall pay to the Agent (a) for the account of the Agent, the fees and charges paid by the Agent to the Letter of Credit Issuer in connection with the Letters of Credit in respect of which such Letter of Credit Obligations were incurred, and (b) for the account of each Lender according to that Lender's Pro Rata Share of the Commitment, a letter of credit fee in an amount equal to the quotient of (i) an amount equal to (A) the sum of the daily outstanding amount of such Letter of Credit Obligations on each day during the month then ending, multiplied by (B) two and one-half percent (2-1/2%), divided by (ii) 360. Letter of Credit fees shall accrue daily during each month during which Letter of Credit Obligations are outstanding hereunder and be payable monthly in arrears on the Monthly Payment Date and on the Commitment Termination Date.

     Section 3.8 Agent's Fees. Borrower shall pay to the Agent, for its account, an agency fee in the amount provided in the separate fee letter between Borrower and the Agent, at such times as are provided therein.

     Section 3.9    Increased Cost and Reduced Return.

     (a) If (i) the introduction of or any change in Law or in the interpretation or administration thereof occurring after the date hereof, or
(ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender, and the result of any of the foregoing is to reduce the amount of any sum received or receivable by such Lender (or its lending office) under this Agreement by an amount deemed by such Lender to be material, then, within fifteen (15) days after demand by such Lender (with a copy to the Agent), Borrower shall pay to such Lender for such additional amount or amounts as will compensate such Lender for such reduction. If Lender becomes entitled to claim any additional amounts pursuant to this Section 3.9(a), it shall promptly notify the Borrower of the event by reason of which it became so entitled.

(b) If any Lender reasonably determines that either (i) the introduction of or any change in any Law or in the interpretation or administration of any Law by any Governmental Agency charged with the interpretation or administration thereof after the date of this Agreement relating to the regulation of banks or commercial lenders or (ii) compliance with any guideline or request issued or made after the date hereof from any such Governmental Agency relating to the regulation of banks or commercial lenders (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of that Lender or any corporation controlling that Lender as a consequence of or with reference to that Lender's funding, incurring or maintaining its allocable portion of any Commitment, Advance, Letter of Credit Obligation,

Term Loans or other extension of credit or transaction hereunder below the rate which that Lender or such other corporation could have achieved but for such introduction, change or compliance (taking into account the policies of that Lender or corporation with regard to capital), then Borrower shall from time to time, upon demand by that Lender, pay to that Lender additional amounts sufficient to compensate that Lender or other corporation for such reduction. Each Lender agrees promptly to notify Borrower of any event or condition that would cause Borrower to pay any additional amount pursuant to this
Section 3.09(b), within six (6) months after the occurrence of such event or condition. Any notice by any Lender hereunder shall be accompanied by a certificate from that Lender setting forth in reasonable detail the nature and calculation of the relevant amounts.

     Section 3.10 LIBOR Costs. Upon notice from any Lender, Borrower shall promptly reimburse that Lender for any increase after the date of this Agreement in its costs, including taxes (other than any tax, or changes in the rate of any tax, based upon the income, profits, receipts or business of that Lender, or upon any personal property or franchise of that Lender, or any similar tax which may be levied upon that Lender, or any change in the rate of any such similar tax by the United States, or any other government having jurisdiction, or any political subdivision or taxing authority of any thereof, and other than withholding tax covered by Section 3.16), fees, charges, and/or reserve requirements directly or indirectly resulting from or relating to funding, incurring or maintaining such Lender's Term Loan and/or Pro Rata Share of the Revolving Credit Loan or portions of either or both thereof, as applicable, as a Fixed Rate Loan due to any changee after the date of this Agreement in any Law, guideline or interpretation or application thereof by any Governmental Agency. As used in the preceding sentence, "reserve requirements" shall be calculated after taking into account any compensation received by that Lender through the
computation of the  LIBOR  Reserve  Percentage.   Amounts payable  to  any
Lender under this Section 3.10 shall be determined solely by that Lender on the assumption that such Lender funded and maintained 100% of its Term Loan and/or its Pro Rata Share of the Revolving Credit Loan, or portions of either or both thereof, as applicable, in the London interbank market for a corresponding amount of Dollars and term, regardless of whether that Lender did so in fact. In attributing any Lender's general costs relating to any transaction under this Agreement, or averaging any cost over a period of time, that Lender may use any reasonable attribution and/or averaging method it deems
appropriate and  practical.   Any notice  under  this  Section  3.10 shall be
given to Borrower as promptly as practicable after it obtains knowledge of such change, with a copy to the Agent, and shall be accompanied by a certificate from that Lender setting forth in reasonable detail the nature and calculation of the relevant amounts.

     Section 3.11   Special LIBOR Circumstances.

     (a) If any change in any Law by any Governmental Agency or any other circumstance relating to the London interbank market shall at any time in the reasonable opinion of any Lender make it unlawful or impractical for that Lender to fund or maintain its Term Loan or its Pro Rata Share of the Revolving Credit Loan or portion of either or both thereof, as a Fixed Rate Loan in the London interbank market for a corresponding amount of Dollars or term, or to continue that funding or maintaining, or to determine or charge interest rates based upon the LIBOR Rate, that Lender shall promptly notify the Agent, who shall notify Borrower and the other Lenders. Upon the giving of such notice, the obligation of that Lender to fund or maintain its Term Loan or Pro Rata Share of the Revolving Credit Loan or portion of either or both thereof, as a Fixed Rate Loan shall terminate, and such Lender's Term Loan or its Pro Rata Share of the Revolving Credit Loan or portion of either or both thereof, as applicable, then being maintained as a Fixed Rate Loan, shall bear interest at the Floating Rate commencing on the day following the last day of the applicable Interest Period or on such earlier date as shall be required by Law.

     (b) In the event that, prior to the first day of any Interest Period in respect of any Fixed Rate Loan, by reason of circumstances affecting the London interbank market, either (i) the Agent shall have determined in good faith (which determination shall be conclusive and binding upon all parties hereto), that (A) Dollar deposits of the relevant amount and for the relevant Interest Period for such Fixed Rate Loan are not available to those Lenders authorized to accept such deposits in the London interbank market, or (B) the LIBOR Base Rate applicable to such Interest Period cannot be ascertained, or (ii) the Majority Lenders shall have determined in good faith and so notified the Agent that the LIBOR Rate will not adequately reflect the cost to such Majority Lenders of funding or maintaining the Revolving Credit Loan or the Term Loans as applicable, as a Fixed Rate Loan or Loans, the Agent shall promptly give to Borrower and the Lenders notice of such determination, whereupon Borrower's right to make a Fixed Rate Election by submitting a Request for Fixed Rate Election pursuant to Section 3.5(a) shall be suspended for so long as such circumstances shall exist. At all times during the period of such suspension, the entire outstanding principal amount of the Revolving Credit Loan and the Term Loans and shall be Floating Rate Loans.

     Section 3.12 Funding Losses. In order to induce each Lender to fund and maintain its Pro Rata Share of the Revolving Credit Loan and its Term Loan or portion of either or both thereof, as applicable, as a Fixed Rate Loan, on the terms provided herein and in consideration of the entering into by Lenders of funding arrangements from time to time in contemplation thereof, whether or not funded in the London interbank market, if any Fixed Rate Loan is repaid in whole or in part (except so long as GE Capital is the only Lender hereunder any Fixed Rate Loan having an Interest Period of one month) on any day other than the last day of the Interest Period therefor (whether any such repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise), Borrower shall indemnify and hold harmless each Lender from and against and in respect of any and all losses, costs and expenses resulting from, or arising out of or imposed upon or incurred by such Lender by reason of the liquidation or reemployment of funds acquired or committed to be acquired by such Lender to fund or maintain its Pro Rata Share of the Revolving Credit Loan or its Term Loan, or portion of either or both thereof, as applicable, as a Fixed Rate Loan or Loans, pursuant to such Lender's customary funding arrangements. The amount of any losses, costs or expenses resulting in an obligation of Borrower to make a payment pursuant to the foregoing sentence shall not include any losses attributable to any Lender's lost profit, but shall represent the excess, if any, of (a) such Lender's cost or deemed cost of obtaining funding for the amount necessary to fund or maintain its Pro Rata Share of the Revolving Credit Loan or its Term Loan, or portion of either or both thereof, as applicable, as a Fixed Rate Loan or Loans pursuant to such Lender's customary funding arrangements, whether or not funded in the London interbank market, as reasonably determined by each Lender (which may be computed by any Lender on the basis of such funds having been borrowed at a rate equal to one percent (1%) over the interest rate on United States Treasury bills or notes with a maturity that most closely approximated the end of the relevant Interest Period as quoted by Telerate News Service (page 5)
at the close of business on the date when the Term Loans or the Revolving Credit Loan or portion of either or both thereof were made as, converted to or renewed as a Fixed Rate Loan), over (b) the return such Lender would receive on its reemployment of such funds, as reasonably determined by each Lender (which, if such Lender's cost of obtaining funding is computed pursuant to the parenthetical to clause (a) above, may be computed by any Lender on the basis of its reinvestment of such funds in United States Treasury bills or notes with a maturity that most closely approximates the end of the relevant Interest Period as quoted by Telerate News Service (page 5) at the close of business on the date of repayment of such Fixed Rate Loan); provided, that if any Lender terminates any funding arrangements in respect of its Pro Rata Share of the Revolving
Credit Loan or its Term Loan, or portion of either or both thereof, as applicable, when maintained as a Fixed Rate Loan or Loans, the amount of such losses, costs and expenses shall also include the cost to such Lender of such termination. The determination of such amount by any Lender, when evidenced by a certificate from that Lender giving a reasonably detailed calculation of the amount of said cost, expense, claim, penalty, liability, loss, fee, damage or other charge, shall be presumed correct in the absence of manifest error.

     Section 3.13 Default Rate. So long as an Event of Default shall have occurred and be continuing, the Obligations (including accrued and unpaid interest to the extent permitted by applicable Laws), shall, at the option of the Agent evidenced by its written notice to Borrower making specific reference to this Section 3.13, bear interest at the applicable Default Rates. The provisions of this Section 3.13 are intended to compensate Lenders for additional credit risk and not as a penalty.

     Section 3.14 Payment and Computation of Interest. Interest shall be payable on the Loans at the rate or rates herein specified on each Quarterly Payment Date and on the Commitment Termination Date, in the case of the Revolving Credit Loan; on each Quarterly Payment Date and on the Maturity Date, in the case of the Term Loans; and on each Monthly Payment Date from and after the occurrence of an Event of Default, in the case of any of the Loans. In addition to (and not in lieu of) the payments described in the preceding sentence, interest on each Fixed Rate Loan at the applicable Fixed Rate shall be payable on the last day of the Interest Period with respect to such Fixed Rate Loan. All computations of interest hereunder shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Any Advance or Term Loan or portion thereof that is repaid on the same day on which it is made shall bear interest for one day. Interest shall in all events be calculated and paid through the due date therefor, including, without limitation, any due date which is not a Business Day.

     Section 3.15 Non-Business Days. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next preceding Business Day, and shall be computed through the last day of any period for which such payment is to accrue.

     Section 3.16   Payment Free of Taxes.  All payments of principal,
interest and fees and all other amounts to be made by Borrower pursuant to this Agreement shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at any time hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of the Agent and each Lender, taxes imposed on or measured by its net income, branch profits tax or franchise taxes imposed on it by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, branch profits and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Non-Excluded Taxes"). In the event that Borrower is required by applicable law to make any such withholding or deduction of Non-Excluded Taxes with respect to any amount payable hereunder, Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish the Agent or any Lender in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to the Agent or such Lender, as applicable, additional amounts as may be necessary in order that the amount received by the Agent or such Lender, as applicable, after the required withholding or other payment shall equal the amount the Agent or such Lender would have received had no such withholding or other payment been made; provided, that Borrower shall not be required to pay any such additional amounts to any Lender that is not organized under the laws of the United States or any state thereof if such Lender fails to comply with the requirements of the following paragraph. If no withholding or deduction of Non-Excluded Taxes are payable in respect to any amount payable hereunder, Borrower shall furnish any Lender, at such Lender's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Lender, in either case stating that such payments are exempt from or not subject to withholding or deduction of Non-Excluded Taxes. If Borrower fail to provide such original or certified copy of a receipt evidencing payment of Non-Excluded Taxes or certificate(s) or opinion of counsel of exemption, Borrower hereby agrees to compensate such Lender for, and indemnify it with respect to, the tax consequences of Borrower's failure to provide evidence of tax payments or tax exemption. Before making any claim pursuant to this Section, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Each Lender will promptly notify Borrower of a change in such Lender's tax status that would require Borrower to withhold and/or pay any amounts under this Section 3.16.

     Each   Lender  that  is  not  a  United  States  person  (as   defined   in
Section 7701(a)(30) of the Code):

     (i) (A) before the first payment date after it becomes a party to this agreement deliver to Borrower and the Agent two duly completed copies of Internal Revenue Service Form W-8BEN, in the case of a Lender claiming treaty benefits with respect to payments under this Agreement and any Notes, or Internal Revenue Service Form W-8ECI, in the case of a Lender claiming payments under this Agreement and any Notes are effectively connected with the conduct of a trade or business within the United States, or successor applicable form, as the case may be, covering all amounts receivable by it under this Agreement and any Notes, together with such other forms, documentation or certifications as may be necessary to establish an available exemption from deduction or withholding of U.S. federal income taxes with respect to payments under this Agreement and any Notes, (B) deliver to the Borrower and the Agent two further copies of any such form, documentation or certification on or before the date that any such form, documentation or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the

     Borrower; and (C) obtain such extensions of time for filing and completion of such forms, documentation or certifications as may be reasonably requested by the Borrower or the Agent; or

          (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that cannot comply with the requirements of clause (i) above, (A) represent to Borrower (for the benefit of Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (B) furnish to Borrower on or before the date of any payment by Borrower, wit a copy to the Agent, (x) a certificate substantially in the form of Exhibit R (any such certificate, a "U.S. Tax Compliance Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and deliver to Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by Borrower or the Agent for completing such forms) and (c) upon reasonable request by Borrower, to provide to Borrower (for the benefit of Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises Borrower and the Agent. Such Lender shall certify (i) in the case of a Lender claiming treaty benefits with respect to payments under this Agreement and any Notes, or in the case of a Lender claiming amounts receivable by it under this Agreement and any Notes are effectively connected with the conduct of a trade or business within the United States, that it is entitled to receive payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (ii) that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender Assignee or a participant pursuant to subsection 11.8(c) or 11.8(f) shall, upon the effectiveness of the related transfer, be required to provide all of the forms, documentation or certifications required pursuant to this subsection, provided that in the case of a participant such participant shall furnish all such required forms, documentation or certifications to the Lender from which the related participation shall have been purchased, and such Lender shall in turn furnish all such required forms (including without limitation Internal Revenue Service Form W-81MY), documentation and certifications to Borrower and the Agent, together with such other forms, documentation or certifications as may be necessary to establish an available exemption from deduction or withholding of U.S. federal income taxes on payments under this Agreement and any Notes.

     If notwithstanding compliance by any Lender with the provisions of the preceding paragraph, Borrower is unable to establish that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and withholding taxes, or to file the forms provided by such Lender, and, in any event during such period of time as such request for exemption is pending, Borrower shall nonetheless remain obligated under the terms of the first paragraph of this Section 3.16.

     If any Lender or the Agent shall become aware in its sole and good faith judgment that it is entitled to receive a refund in respect of Non-Excluded Taxes as to which it has received additional amounts from Borrower pursuant to this Section 3.16, it shall promptly notify Borrower of the availability of such refund and within 30 days after receipt of a request by Borrower, apply for such refund at Borrower's expense. If any Lender or the Agent receives a refund in respect of Non-Excluded Taxes as to which it has received additional amounts from Borrower pursuant to this Section 3.16, it shall promptly repay such refund to such Borrower, provided, however, that if any Lender or the Agent receives a refund which it must subsequently return to the applicable taxing authority after Borrower has already been repaid, Borrower agrees to promptly return the amount of such repayment to the Lender or Agent.

     Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower and the Lenders contained in this Section 3.16 shall be applicable with respect to any Lender Assignee pursuant to Section 11.8(b) and participant pursuant to Section 11.8(f), and any calculations required by such provisions (i) shall be made based upon the circumstances of such Lender Assignee or participant, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

     For the purposes of this Section 3.16 and Section 3.9, a change in treaty, law, rule or regulation shall not include the new United States withholding regulations (Treasury Decision 8734 and Treasury Decision 8804) which become effective on January 1, 2000.

     Section 3.17 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for its share of any Loan in the London interbank market or in any other particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loans in the London interbank market or in any other particular place or manner, but any Lender shall, for purposes hereof, be entitled to compute the amounts due to it under Sections 3.10, 3.11 and 3.12 as if such funds had been obtained in the London interbank market, without any requirement of tracing or matching such funds.

     Section 3.18 Failure to Charge Not Subsequent Waiver. Any failure by the Agent or any Lender to require payment of any interest (including interest at the Default Rate), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Agent's or any Lender's right to require full payment of any such interest, fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by another method, on any other or subsequent occasion.

     Section 3.19 Savings Clause. Notwithstanding anything to the contrary set forth in this Article 3, if at any time until payment in full of all of the Obligations, any of the Floating Rate, the Fixed Rate or the Default Rate, by itself or when aggregated with any of the fees or other amounts payable by Borrower under any of the Loan Documents that are deemed or construed to be interest under applicable Law, as the case may be, exceeds the highest rate of interest permissible under any Laws which a court of competent jurisdiction shall, in a final determination, deem applicable to any Lender with respect to its Pro Rata Share of the Revolving Credit Loan or its Term Loan, as the case may be (each a "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, such rate of interest shall be reduced to the Maximum Lawful Rate; provided that if at any time thereafter the Floating Rate, the Fixed Rate or either of the Default Rates, as applicable, is less than the Maximum Lawful Rate, Borrower shall continue to pay interest to such Lender hereunder at the Maximum Lawful Rate until such time as the total interest received by such Lender from the making of its Pro Rata Share of the Revolving Credit Loan and its Term Loan is equal to the total interest which such Lender would have received had the Floating Rate, the Fixed Rate or the Default Rates, as applicable, been (but for the operation of this Section 3.19) the interest rates payable to such Lender since such Lender became a Lender hereunder. Thereafter, the interest rates payable to such Lender with respect to its Pro Rata Share of the Revolving Credit Loan and its Term Loans, shall be the applicable Floating Rate, Fixed Rate or the applicable Default Rate, as applicable, unless and until the Floating Rate, the Fixed Rate or the applicable Default Rate, as applicable, again exceeds the Maximum Lawful Rate, in which event this Section 3.19 shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event that the Maximum Lawful Rate is calculated pursuant to this Section 3.19, (a) if required by applicable Laws, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made, and (b) if permitted by applicable Laws, Borrower and Lender shall (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, pro rate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Lawful Rate. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 3.19, shall make a final determination that any Lender has received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate with respect to its Pro Rata Share of the Revolving Credit Loan or its Term Loan, such Lender shall, to the extent permitted by applicable Law, promptly apply such excess, first to any interest due and not yet paid under its Notes, second to any due and payable principal of its Notes, third to the remaining principal amount of its Notes and fourth to other unpaid Obligations, and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

     Section 3.20 Pro Rata Treatment. Each payment and prepayment of principal on, and each payment of interest on, the Revolving Credit Loan shall be applied pro rata, as among Lenders, according to the respective Pro Rata Share of each Lender. Each payment and prepayment of principal on, and each payment of interest on, the Term Loans shall be applied pro rata, as among Lenders, according to the ratio of each Lender's Term Loan to all Term Loans.

     Section 3.21 Manner and Treatment of Payments. Each payment hereunder or on the Notes or under any other Loan Document shall be made to the Agent, without setoff, deduction or counterclaim, by wire transfer of immediately available funds to the Agent's Deposit Account, for the attention of Control Desk Supervisor, Southeast Region Office re: Fairfield Manufacturing Company, Inc., for the account of each of the Lenders or the Agent, as the case may be, not later than 12:00 noon, Atlanta time, on the day of payment (which must be a Business Day). All payments received after 12:00 noon, Atlanta time, on any particular Business Day, shall be deemed received on the next succeeding Business Day. All payments shall be made in lawful money of the United States of America. The amount of all payments received by the Agent for the account of a Lender shall be promptly paid by the Agent to that Lender in immediately available funds. All payments made by Borrower pursuant to this Section 3.21 shall be credited by each Lender for purposes of computing interest hereunder on the day payment has been received or deemed received by the Agent in accordance with this Section 3.21. Notwithstanding anything herein to the contrary, Borrower shall give the Agent
(i) with regard to prepayments of the Revolving Credit Loan in amounts in excess of $2,000,000 but less than $10,000,000, one (1) Business Day's advance written notice of such prepayment so long as GE Capital is the only Lender hereunder and two (2) Business Days' advance written notice of such prepayment if there are Lenders in addition to GE Capital hereunder and (ii) with regard to prepayments of the Revolving Credit Loan in amounts in excess of $10,000,000 two (2) Business Days' advance written notice of such prepayment so long as GE Capital is the only Lender hereunder and three (3) Business Days' advance written notice of such prepayment if there are Lenders in addition to GE Capital hereunder; provided that the foregoing shall not apply with regard to prepayments pursuant to Section 3.1(a) hereof.

     Section 3.22 Agent's Right to Assume Payments Will be Made. Unless the Agent shall have been notified by Borrower at least one Business Day prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Agent may,in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrower has not in fact remitted such payment to the Agent, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at a rate per annum equal to the rate or rates per annum then in effect with respect to the Loans in respect of which such payment is due.

     Section 3.23 Survivability. All of Borrowers' obligations under Sections 3.9, 3.10, 3.12 and 3.16 shall survive the payment in full of all Obligations hereunder, provided that any Lender making a claim under Section
3.12 shall notify Borrower of such claim not later than 90 days following date of payment in full of the Obligations.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to the Agent and Lenders that:

     Section 4.1 Existence and Qualification; Power; Compliance With Laws. Each of Lancer, Borrower and Borrower's Subsidiaries is a corporation duly organized and validly existing and in good standing under the Laws of the state of its incorporation. Each of Lancer, Borrower and Borrower's Subsidiaries is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction in which the conduct of its business or the ownership or leasing of its Property makes such qualification necessary, except where the failure so to qualify and to be in good standing could not reasonably be expected to have a Material Adverse Effect. The chief executive office and principal place of business of Borrower and (except as otherwise indicated in the Subsidiary Security Agreement) each Subsidiary is located at U.S. Route 52 South, Lafayette, Indiana 47903. Each of Lancer, Borrower and Borrower's Subsidiaries has the requisite corporate power and authority to conduct its business as now being conducted and to own its Property, and, in the case of Lancer, Borrower and Borrower's Subsidiaries, to execute and deliver each Loan Document to which it is party and to perform its obligations thereunder. Each of Lancer, Borrower and Borrower's Subsidiaries is in compliance in all respects with all Laws applicable to it or to its business, except where failure to comply could not reasonably be expected to have a Material Adverse Effect, has obtained all authorizations, consents, approvals, orders, licenses and permits (including, without limitation, Environmental Permits) from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business except where the failure to obtain such authorizations, consents, approvals, orders, licenses and permits or to accomplish such filings, registrations and qualifications could not reasonably be expected to have a Material Adverse Effect.

     Section 4.2 Authority; Compliance With Other Agreements and Instruments. The execution, delivery and performance by each of Lancer, Borrower and Borrower's Subsidiaries of the Loan Documents to which it is party have been duly authorized by all necessary corporate actions, and do not and will not:

(a) Require any consent or approval of any partner, stockholder, security holder or creditor of such Person (including, without limitation, the holders of the Senior Subordinated Notes) not heretofore obtained;

(b) Violate or conflict with any provision of any such Person's articles or certificate of incorporation or bylaws;

(c) Result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased by any such Person, other than in favor of the Lenders;

(d)  Violate any Requirement of Law applicable to any such Person; or

(e) Conflict with, result in a breach of or default under, or with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under or require the termination of (i) the Senior Subordinated Note Indenture or the Senior Subordinated Notes or (ii) any other Contractual Obligation of any such Person.

     Section 4.3    Requirements of Law; Performance of Contractual Obligations.

(a) Neither Lancer, Borrower nor any Subsidiary of Borrower is in violation of, or default under, any Requirement of Law applicable to such Person, its Property or business, including, without limitation any Environmental Law or any other Law, in any respect that could reasonably be expected to have a Material Adverse Effect.

(b) Neither Lancer, Borrower nor any Subsidiary of Borrower has received any notice nor has actual knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it or (ii) any condition exists which, with the giving of notice or lapse of time or both, would constitute a default with respect to such Contractual Obligation, except where such default or defaults, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c) Neither Borrower nor any of its Subsidiaries is a party to or bound by any Contractual Obligation or subject to any charter or corporate restriction or any Requirement of Law which could reasonably be expected to have a Material Adverse Effect.

     Section 4.4 No Governmental Approvals Required. No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is required to authorize or permit under applicable Laws the execution, delivery and performance by Lancer, Borrower or any Subsidiary of Borrower of the Loan Documents to which such Person is party or the consummation by such Persons of the transactions contemplated hereby and thereby, except for filings necessary to perfect Liens in the Collateral, as provided for in Section 8.1. No contract between Borrower or any of its Subsidiaries and any Governmental Agency prohibits assignment.

     Section 4.5 Subsidiaries. Borrower has no Subsidiaries other than T-H Licensing and except as listed on Schedule 4.5, no interests in any joint venture or partnership with any other Person.

     Section 4.6    Financial Statements.  Borrower has furnished to the Lenders
(a)  Borrower's  consolidated balance sheets for its Fiscal Year  ending  on  or about December 31, 1998 and Borrower's related consolidated statements of operations, stockholders' equity and cash flows for its Fiscal Year ending on or about December 31, 1998, accompanied by the audit opinion of PricewaterhouseCoopers LLP, (b) Borrower's unaudited consolidated balance sheet for its Fiscal Quarter ending on or about September 30, 1999 and Borrower's related consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Quarter, and (c) Borrower's operating and financial plan for the three Fiscal Years ending after the Closing Date. The financial statements described in clauses (a) and (b) above fairly present the financial position and results of operations of Borrower, on a consolidated basis, as at the dates and for the periods indicated in accordance with GAAP consistently applied.

     Section 4.7 No Other Liabilities; No Material Adverse Effect. Neither Borrower nor any Subsidiary has any liability or contingent liability that is material to Borrower or such Subsidiary that is not reflected in, reserved for or against or otherwise disclosed in the financial statements described in
Section 4.6, and, since September 30, 1999, except as described in

Schedule 4.7 hereto, no event or circumstance has occurred that could reasonably be expected to have a Material Adverse Effect.

     Section 4.8 Title to and Location of Property. Borrower and its Subsidiaries have good and marketable title to the owned Property reflected in the financial statements described in Section 4.6 and valid leasehold title to the leased Property (if any) reflected in such financial statements, in each case, other than Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens, other than Permitted Encumbrances. Neither Borrower nor any Subsidiary owns any Property in any jurisdiction other than the jurisdictions set forth in Schedule 4.8. All of the Property owned by, leased to or used by Borrower or any Subsidiary is in good operating condition and repair (except as described on Schedule 4.7 attached hereto), ordinary wear and tear excepted, is free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and is able to serve the function
for which it is currently being  used.   Borrower  and its Subsidiaries have the
right to peaceful and undisturbed possession under all leases of Property necessary for the operation of their respective businesses and assets, none of which contains any unusual or burdensome provisions which could reasonably be expected to have a Material Adverse Effect, and all such leases are valid and subsisting and in full force and effect except to the extent that failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

     Section 4.9 Intangible Assets. Borrower and its Subsidiaries own or possess the right to use all trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other intangible assets that are used or are necessary in the conduct of their respective businesses as now operated. To the best of Borrower's knowledge, no such intangible asset (a) conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person or (b) has been infringed upon, to the extent that such conflict or infringement could reasonably be expected to have a Material Adverse Effect. Schedule 4.9 sets forth all patents, patent applications, trademarks and trade names used by Borrower and its Subsidiaries as of the date of this Agreement and the Closing Date.

     Section 4.10 Governmental Regulation. Neither Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other Law limiting or regulating its ability to incur Indebtedness for money borrowed.

     Section 4.11   Litigation; Judgments.  Except for matters set forth in
Schedule 4.11, there are no actions, suits, proceedings or investigations pending or, to Borrower's knowledge, threatened against or affecting Lancer, Borrower or any Subsidiary or any Property of any of them before any Governmental Agency relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or which, if determined adversely to such Person could reasonably be expected to have a Material Adverse Effect. There is, to the best knowledge of Borrower, no reasonable basis for any action, suit, proceeding or investigation against Lancer, Borrower, or any Subsidiary of Borrower or any Property of any of them before any Governmental Agency which, if  determined adversely  to  such  Person, could reasonably be expected  to
have a Material Adverse  Effect.   Neither Lancer, Borrower nor any Subsidiary
of Borrower is subject to, or in default with respect to, any final judgment, writ, injunction, restraining order or other order of any nature, decree, rule or regulation of any Governmental Agency which could reasonably be expected to have a Material Adverse Effect.

     Section 4.12 Binding Obligations. Each of the Loan Documents will, when executed and delivered by Lancer, Borrower or any Subsidiary of Borrower, to the extent that each is a party thereto, constitute the legal, valid and binding obligation of such Person pursuant thereto, enforceable against such Person in accordance with its terms.

     Section 4.13 No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

     Section 4.14   ERISA.

     Except as disclosed on Schedule 4.14:

     (a) Except for premiums payable in the ordinary course of business that are not past due, neither Borrower, nor any Subsidiary is subject to any liability nor is Borrower aware of any facts which could reasonably be expected to result in liability to any such Person resulting directly or indirectly or in any way connected with any failure on the part of Borrower, any Subsidiary or any ERISA Affiliate to comply with the applicable provisions of ERISA, the Code, and other applicable Laws with respect to a Plan of any such entity, including, but not limited to, the continuation of health coverage requirements under
Part 6 of Title I of ERISA and Code Section 4980B with respect to any Welfare Plan of Borrower, any Subsidiary or any ERISA Affiliate, which liabilities either singly or in the aggregate could reasonably be expected to have a Material Adverse Effect;

(b) Neither Borrower nor any Subsidiary maintains or has liability with respect to, or obligation to pay benefits from or under, any Retiree Welfare Plan;

(c) Neither Borrower nor any Subsidiary maintains or has liability with respect to, or obligation to pay benefits from or under, any unfunded Plan which provides benefits to a select group of management or highly compensated employees upon the termination of employment;

(d) With respect to any Plan of Borrower, any Subsidiary or any ERISA Affiliate, there are no delinquencies, omissions or misrepresentations with respect to any returns, reports or premiums required to be filed with or paid to any Governmental Agency, including, but not limited to, the Internal Revenue Service, the Department of Labor and the PBGC, which could reasonably be expected to have a Material Adverse Effect;

(e) With respect to any Pension Plan (or a money purchase plan of Borrower, any Subsidiary or an ERISA Affiliate), (i) all contributions required by Section 412 of the Code, Section 302 of ERISA, the terms of any collective bargaining agreement and the terms of any such plan, have been timely made, and (ii) as of the most recent valuation date for each such plan, the present value of the total accrued benefits (both vested and nonvested) does not exceed the fair market value of the assets of such plan by more than $2,000,000;

(f) With respect to each Plan of Borrower or any Subsidiary other than a Pension Plan, no contributions due from Borrower or any Subsidiary are delinquent or, if there are any delinquencies, the adverse consequences of such delinquencies, such as financial penalties or, in the case of insurance premiums, potential losses of coverage, could not singly or in the aggregate reasonably be expected to have a Material Adverse Effect;

(g)  With respect to each Pension Plan, there have been no Reportable
Events and Borrower is not aware of any facts which would reasonably be expected to result in any Reportable Events under circumstances that could reasonably be expected to have a Material Adverse Effect;

(h) With respect to each Multiemployer Plan, no events have occurred which, with the giving of notice under Section 4219 of ERISA, either singly or in the aggregate, would result in withdrawal liability that could reasonably be expected to have a Material Adverse Effect;

(i) Within the last six years, no Pension Plan has been terminated and there has been no complete or partial withdrawal within the meaning of Section 4201 of ERISA from any Multiemployer Plan under circumstances that resulted in liability to the PBGC, a trustee appointed under Section 4042(b) of ERISA, a Pension Plan, a Multiemployer Plan or any other Person which liability remains unsatisfied; and

(j) Neither Borrower, any Subsidiary nor any ERISA Affiliate within the last five years has engaged in any transaction which resulted in a Pension Plan being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of such Person.

     Section 4.15 Regulations G and U. No part of the proceeds of any Term Loan or Advance hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any "margin stock" (as such term is defined in Regulations G and U) in violation of Regulations G or U. Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock".

     Section 4.16 Disclosure. Neither this Agreement, any other Loan Document, the Registration Statement or any written statement made by or on behalf of Borrower to the Agent or the Lenders in connection with this Agreement, any other Loan Document or the transactions contemplated by the Registration Statement or in connection with the making of any Advance, the issuance of any Letter of Credit, the incurrence of any Letter of Credit Obligation or the making of any Term Loan contains any untrue statement of a material fact or omits a material fact necessary in order to make the statement made not misleading in light of all the circumstances existing at the date the statement was made. There is no fact known to Borrower which would constitute a Material Adverse Effect that has not been disclosed in writing to Lenders. Borrower acknowledges that Lenders are relying on the truth and accuracy of all disclosures made by or on behalf of Borrower (including, without limitation, in the Registration Statement), in making the extensions of credit contemplated by this Agreement, and specifically authorizes such reliance.

     Section 4.17 Tax Liability. Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and all federal income tax returns of Borrower and its Subsidiaries for each period beginning on or after August 21, 1989, have been filed on a consolidated basis with Lancer in accordance with the terms of the Tax Sharing Agreement. Borrower and its Subsidiaries have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any Subsidiary, except such  taxes,  if  any,  as  are being contested in  good  faith  by  appropriate proceedings and as to which adequate reserves have been established and maintained, and taxes or assessments not yet past due. Borrower timely filed, or caused to be timely filed, with the appropriate office of the Internal Revenue Service a full and complete protective carryover basis election under
Section 338 of the Code and the Treasury Regulations promulgated thereunder, with respect to its acquisition by Central Alabama Grain Company to avoid properly the potential application of such Section of the Code. Borrower has no knowledge of any proposed tax assessment against Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, which has not been reserved against and is not being actively contested in good faith by or on behalf of Borrower. As of the date of this Agreement, except as described in
Schedule 4.17, neither Borrower nor any Subsidiary, nor any Person on their behalf, has executed or filed with any Governmental Agency any agreement or other document extending, or having the effect of extending, the period for the assessment or collection of any tax. All deficiencies which have been asserted against Borrower or any Subsidiary as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted by the Internal Revenue Service have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in Borrower's financial statements to the extent, if any, required by GAAP.

     Section 4.18 Security Interests. The Collateral Documents have created valid and enforceable Liens in the Collateral described therein in favor of the Agent, for the benefit of the Lenders, as security for the Obligations which have been perfected by the filing of financing statements in the offices in the jurisdictions listed in the schedules to the Security Agreements and, the filing or recording of the Mortgage, the Patent Security Agreement and the Trademark
Security Agreement,  with  the appropriate Governmental  Agencies.   The  Liens
created pursuant to such Collateral Documents constitute fully perfected first Liens on, and security interests in, all right, title and interest of Borrower or its Subsidiary in the Collateral described therein except as set forth in such Collateral Documents and except for Permitted Encumbrances.

     Section 4.19 Employee Matters. Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Borrower, or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Borrower or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against Borrower or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against Borrower or any of its Subsidiaries and (c) to the best knowledge of Borrower, except as set forth in Schedule 4.19, no union representation question exists with respect to the employees of Borrower, or any of its Subsidiaries and, to the best knowledge of Borrower, no union organizing activities are taking place, except, with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate, such as could not reasonably be expected to have a Material Adverse Effect.

     Section 4.20 Solvency. After giving effect to the entering into by Borrower of this Agreement and the other Loan Documents, the making of any Advance, the incurrence of any Letter of Credit Obligation and the funding of the Term Loans, Lancer, Borrower and each Subsidiary is Solvent.

     Section 4.21   Subordination of Subordinated Indebtedness.

     This  Agreement  and  the other Loan Documents to  which  Borrower  or  any
Subsidiary is party, and, to the extent permissible under Section 4.06 of the Senior Subordinated Note Indenture, all further amendments, amendments and restatements, renewals, extensions, restructurings, supplements, modifications, refinancings, refundings, or replacements hereof and thereof constitute the "Credit Agreement" within the meaning of the Senior Subordinated Note Indenture, and the Term Loans, the Revolving Credit Loan, the Letter of Credit Obligations, and all other Obligations of Borrower to the Agent and the Lenders under this Agreement, the Notes and any of the other Loan Documents, and, to the extent permissible pursuant to Section 4.06 of the Senior Subordinated Note Indenture, all further amendments, amendments and restatements, renewals, extensions, restructurings, supplements, modifications, refinancings, refundings and replacements of any of the foregoing, constitute "Senior Indebtedness" of Borrower within the meaning of the Senior Subordinated Note Indenture, and the holders thereof from time to time shall be entitled to all of the rights of a holder of "Senior Indebtedness" pursuant to Article 11 of the Senior Subordinated Note Indenture.

     Section 4.22 Real Property. Schedule 4.22 correctly sets forth a summary description of all Owned Real Property and all Leasehold Real Property.

     Section 4.23 Environmental Matters. Except as described in Schedule 4.23 (to the extent applicable), (a) the operations, facilities and properties of Borrower and each Subsidiary comply in all material respects with all applicable Environmental Laws; (b) Borrower and each Subsidiary have obtained all Environmental Permits necessary for the operation of their respective businesses, except where the failure to obtain such Permits would not have either a Material Adverse Effect or an Environmental Material Adverse Effect, and all such Environmental Permits are valid and in good standing except where the failure to be valid and in good standing would not have either a Material Adverse Effect or an Environmental Material Adverse Effect and, to the best of Borrower's knowledge, are not the subject of any modification or revocation proceeding, and Borrower and each Subsidiary are in compliance in all material respects with all terms and conditions of such Environmental Permits;
(c) neither Borrower nor any Subsidiary is the subject of any outstanding written order or agreement with any Governmental Agency or private party respecting (i) any Environmental Laws, (ii) any Remedial Actions, or (iii) any Environmental Claims arising from the Release or threat of Release of a Contaminant; (d) neither Borrower nor any Subsidiary is a party defendant or respondent in any judicial or administrative proceeding alleging a violation of any Environmental Law, asserting any Environmental Claim arising from the Release or threat of Release of a Contaminant or relating to any Remedial Action; (e) to the best of Borrower's knowledge, none of the operations, properties or facilities of Borrower or any Subsidiary or any of the past operations, properties or facilities of Borrower or any Subsidiary is (i) the subject of any federal or state investigation (other than periodic and ordinary inspections) evaluating any matter regulated by any Environmental Law, including, without limitation, a determination of whether any Remedial Action is needed to respond to a Release of any Contaminant into the environment under any Environmental Law or (ii) listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") or any similar published state list of sites requiring investigation or clean-up; (f) neither Borrower nor any Subsidiary (as to any of the present or past facilities or operations of Borrower or any Subsidiary) or, to the best knowledge of Borrower, any predecessor of Borrower or any Subsidiary, has filed any written notice under any Environmental Law indicating past or present treatment, storage, or disposal of a hazardous waste or solid waste or reporting a spill or Release of a Contaminant into the environment under any Environmental Law and except for Releases of Contaminants which occurred after the date that Borrower or any of its Subsidiaries sold, transferred, assigned or otherwise disposed of its interests in any previously operated, owned or leased Property, there have been no unreported Releases of Contaminants at, on or under Property now or previously operated, owned or leased by Borrower or any of its Subsidiaries; (g) to the best of Borrower's knowledge, neither Borrower nor any Subsidiary has any contingent liability in connection with any Release or threat of Release of any Contaminant into the environment; (h) neither Borrower nor any Subsidiary has received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threat of Release of a Contaminant into the Environment if such liability would have either a Material Adverse Effect or an Environmental Material Adverse Effect; (i) as of the Closing Date, none of Borrower's or any Subsidiary's operations involve the generation, storage, transportation, treatment, recycling, reclamation, handling or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; (j) neither Borrower nor any Subsidiary has disposed of any Contaminant by placing it in, on or under the ground, subsurface strata, surface waters or groundwaters of any Real Property owned, leased or used by Borrower or any Subsidiary and, to the best of Borrower's knowledge, neither has any lessee, other prior owner or other Person; (k) neither Borrower nor any of its
Subsidiaries has directly transported or directly arranged for the transportation of Contaminants to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar published state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, except for such claims which could not reasonably be expected to have either a Material Adverse Effect or an Environmental Material Adverse Effect; (l) to the best of
Borrower's knowledge, none of Borrower's or any Subsidiary's Real Property contains or ever contained, any underground storage tanks, surface impoundments, asbestos-containing materials or polychlorinated biphenyls; and (m) no
Environmental Lien in favor of any Governmental Agency has been filed or attached to any of Borrower's or any Subsidiary's Real Property and, to the best of Borrower's knowledge, there are no conditions or facts in existence that with the passage of time could give rise to the filing or attachment of such an Environmental Lien.

     Section 4.24 Ownership of Capital Stock. Schedule 4.24 sets forth, as of the date of this Agreement and the Closing Date, the number of issued and authorized shares of each class of Capital Stock of Borrower and T-H Licensing, and the ownership of such shares. Except as set forth in Schedule 4.24, no Capital Stock (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of a character convertible into or exercisable for Capital Stock) of Borrower or T-H Licensing is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any character.

     Section 4.25 Brokers; Transaction Fees. Neither Borrower nor any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection herewith or with any of the transactions contemplated hereby.

                                   ARTICLE 5.
                              AFFIRMATIVE COVENANTS
               (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)

     So long as any Term Loan or Advance remains unpaid, any Letter of Credit Obligation remains outstanding, any other Obligation remains unpaid or any portion of the Commitment remains outstanding, unless the Majority Lenders otherwise consent in writing:

     Section 5.1 Use of Proceeds. Borrower shall use the proceeds of Advances made hereunder only for working capital and for other general corporate purposes of Borrower permitted hereunder; and use Letters of Credit arranged for hereunder only to support certain insurance obligations of Borrower and for other general corporate purposes of Borrower; in each case to the extent that such purpose is not otherwise prohibited by this Agreement.

     Section 5.2 Payment of Taxes and Other Potential Liens; Compliance with Related Agreements.

     (a) Borrower shall, and shall cause each Subsidiary to, pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or in respect of any of its franchises, businesses, income or Property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have or may become a Lien upon any of Borrower's or any Subsidiary's Properties; provided that no such taxes, assessments, and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above need to be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been set aside therefor in accordance with GAAP;

(b) Borrower shall file consolidated tax returns with Lancer in accordance with the terms of the Tax Sharing Agreement and otherwise shall comply with and perform, and cause each Subsidiary to comply with and perform, all of the covenants and agreements applicable to Borrower and its Subsidiaries under the Related Agreements.

     Section 5.3 Preservation of Existence. Borrower shall, and shall cause each Subsidiary to, (a) preserve and maintain its corporate existence under the laws of the state of its incorporation and all authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits or registrations from any Governmental Agency that are necessary for the transaction of its business; and notify the Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such authorization, right, franchise, privilege, consent, approval, order, license or permit, and (b) qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or the ownership of its Properties except if failure to qualify or remain qualified could not reasonably be expected to have a Material Adverse Effect. Nothing contained herein shall prohibit a merger or consolidation of T-H Licensing with and into Borrower or a transfer of the assets of T-H Licensing to Borrower otherwise permitted by
Section 6.2(a).

     Section 5.4    Maintenance of Properties and Business.

     (a) Borrower shall, and shall cause each Subsidiary to, maintain, preserve and protect (i) all of their respective tangible Properties that are used or useful in the conduct of their respective businesses in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of any material item of their respective Properties, and (ii) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, all trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other intangible assets that are used or useful in the conduct of their respective businesses.

(b) Except as permitted pursuant to the last sentence of Section 5.3, Borrower shall, and shall cause each of its Subsidiaries to, use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization and preserve the goodwill and business of the customers, suppliers, and others having business relations with it.

     Section 5.5 Maintenance of Insurance. Borrower shall, and shall cause each Subsidiary to, maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate and, in any event, the minimum insurance coverages and risks assured against described in Schedule 5.5; and provide to the Agent a certified copy of each policy providing for such insurance, together with an endorsement thereto providing that the insurance companies issuing such policies will give the Agent at least thirty (30) days prior written notice of cancellation, non-renewal or any other material change; maintain the Agent for the benefit of the Lenders as loss payee, as its interest appears, with respect to insurance covering the Collateral and maintain each Lender as an additional insured on its liability insurance policies.

     Section 5.6 Compliance With Laws. Borrower shall, and shall cause each Subsidiary to, comply with all Requirements of Law, including, without limitation, all Environmental Laws, except (a) noncompliances with such Requirements of Law as are being contested in good faith or as to which a bona fide dispute may exist and as which could not reasonably be expected to have a Material Adverse Effect or (b) inadvertent noncompliances with Requirements of Law which could not reasonably be expected to have a Material Adverse Effect.

     Section 5.7 Inspection Rights. Borrower shall, upon reasonable notice, at any time during customary business hours and as often as reasonably requested, or if an Event of Default has occurred and is continuing, at any time without advance notice, permit the Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Property of, Borrower and each Subsidiary, under the guidance of a Responsible Official of Borrower or such Subsidiary, and to discuss the affairs, finances and accounts of Borrower and each Subsidiary with any of its officers, key employees or accountants. Borrower hereby authorizes the Agent and its representatives to communicate directly with Borrower's accountants, after notifying Borrower of its intent to do so, and authorizes Borrower's accountants to disclose to the Agent and its representatives any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such accountants may have with respect to the Collateral or Borrower's and its Subsidiaries' condition (financial or otherwise), operations, properties, performance and prospects. Borrower, on or before the Closing Date, shall deliver a letter addressed to such accountants instructing them to disclose such information.

     Section 5.8 Audit Rights. Borrower shall permit the Agent, or any authorized employee, agent or representative thereof, at Borrower's expense, to audit the Collateral from time to time as often as the Agent may reasonably request.

     Section 5.9 Keeping of Records and Books of Account. Borrower shall, and shall cause each Subsidiary to, make and keep books, records and accounts which reflect in reasonable detail all transactions as necessary to permit preparation of financial statements in conformity with GAAP. If an Event of Default has occurred and is continuing, Borrower, upon the Agent's request, shall turn over copies of any such records to the Agent or its representative.

     Section 5.10 Compliance With Agreements; Payment of Indebtedness. Borrower shall, and shall cause each Subsidiary to, promptly and fully comply with all Contractual Obligations under all agreements, indentures, leases and/or instruments to which Borrower or any Subsidiary is a party, whether such agreements, indentures, leases or instruments are with the Lenders or another Person, where the failure so to comply could reasonably be expected to have a Material Adverse Effect. Without limitation of the foregoing, Borrower shall pay, and shall cause each Subsidiary to pay, all Indebtedness in respect of such Contractual Obligations, subject to the subordination provisions contained in the Senior Subordinated Note Indenture or any other instruments or agreements evidencing Indebtedness of Borrower or any Subsidiary.

     Section 5.11   Environmental Laws.

     (a) Borrower shall and shall cause each Subsidiary to (i) comply in all material respects with the Environmental Laws and Environmental Permits applicable to it; (ii) notify the Agent in writing promptly after knowledge, and in any event within five days after knowledge, in the event of any: (A) Release or threat of Release which is or must be reported to any Governmental Agency,
(B) Environmental Claims in connection with any of Borrower's or any Subsidiary's Real Property, (C) government investigation (other than periodic and ordinary inspections) of matters regulated pursuant to any Environmental Law, (D) actual or threatened Environmental Lien, (E) proposed real estate, stock or other commercial transaction that could reasonably be expected to give rise to any Environmental Claim or potential liability under any Environmental Law, or (F) any other matter related to Borrower's or any Subsidiary's Real Property that is related to Environmental Laws and could reasonably be expected to have a Material Adverse Effect or an Environmental Material Adverse Effect, including, without limitation, any change to any applicable Environmental Law and any change or proposed change to any applicable Environmental Permit; (iii) promptly, and in any event within five days after submission, forward to the Agent a copy of any notice or report submitted by Borrower or any Subsidiary to any Governmental Agency in connection with (A) any Release, (B) any threat of Release, (C) any Environmental Claim,
(D) any written allegation which may give rise to an Environmental Claim or (E) any other matter relating to the Environmental Laws which would have a Material Adverse Effect or an Environmental Material Adverse Effect; (iv) forward to the Agent promptly, and in any event within five days after receipt, a copy of any order, notice, Environmental Permit or other written communication received by Borrower or any Subsidiary from any Governmental Agency or other Person in connection with (A) any Release, (B) any threat of Release, (C) any Environmental Claim, (D) any written allegation which may give rise to an Environmental Claim, or (E) any other matter relating to the Environmental Laws which could reasonably be expected to have a Material Adverse Effect or an Environmental Material Adverse Effect; and (v) promptly, and in any event within five days after submission, notify the Agent of any application for an Environmental Permit submitted by Borrower or any Subsidiary to any Governmental Agency.

     (b) Borrower shall conduct, and cause to be conducted, the ongoing operations of Borrower and its Subsidiaries in a manner that will not give rise to the imposition of liability, or require expenditures, under or in connection with any Environmental Laws, except for any liabilities or expenditures which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c) Borrower shall refrain from disposing of any "hazardous waste" (as that term is defined under RCRA) or "hazardous substance" (as that term is defined under CERCLA) at, on, in or under any of the Real Property.

(d) In any Fiscal Year, at the request of the Agent, Borrower shall retain an environmental contractor of recognized standing to perform an environmental compliance audit ("Environmental Audit") of the facilities, properties and operations of Borrower and its Subsidiaries in order to demonstrate that Borrower is in compliance with paragraphs (a), (b) and (c) of this Section 5.11. The work performed by the contractor in conducting the Environmental Audit shall be of sufficient scope and quality, and the results presented in such a format, as to permit Lenders readily to ascertain such compliance on the part of
Borrower.   In performing the Environmental Audit, the retained environmental contractor shall, at a minimum, determine all rules, regulations, requirements, standards, and limitations of the Environmental Laws, and the provisions of all Environmental Permits, applicable to all Contaminants used, produced, generated, discharged or emitted by the operations or activities of Borrower and its Subsidiaries and all Contaminants known to be present at or on the properties or facilities of Borrower and its Subsidiaries, and shall determine the compliance of Borrower and its Subsidiaries with such applicable rules, regulations, requirements, standards and limitations. If the Agent requests any Environmental Audit in accordance with the provisions of this Section 5.11(d), Borrower shall deliver to the Agent not later than sixty (60) days after the date of such request, a written report setting forth the results of such Environmental Audit. In the event that the Environmental Audit discloses any non-compliance with any Environmental Laws or any condition that could give rise to an Environmental Claim (whether or not such non-compliance or condition would constitute a breach of paragraph (a) of this Section 5.11), Borrower shall promptly take such action as Borrower shall deem necessary or appropriate, in consultation with the environmental contractor retained by it and with external legal counsel, to remedy such noncompliance.

     The reports setting forth the results of Environmental Audits shall be furnished to the Agent solely for the purpose of evidencing Borrower's and its Subsidiaries' compliance with the provisions of paragraphs (a), (b) and (c) of this Section 5.11 and shall not create, nor be intended to imply, any right, duty or obligation on behalf of the Agent or any of Lenders in any respect whatsoever, including, without limitation, any right, duty or obligation on the part of the Agent or any of Lenders in any manner to participate in the management or operations of Borrower or its Subsidiaries, nor be construed to imply that the Agent or any of Lenders has any power whatsoever to affect the decisions and activities of Borrower or its Subsidiaries with respect to compliance with applicable Environmental Laws.

     Section 5.12 Additional Real Property Collateral. Borrower shall notify the Agent in writing promptly upon its or any Subsidiary's acquisition or leasing of any Real Property, and, at the Agent's request, shall promptly thereafter execute and deliver to the Agent, for the benefit of Lenders, or cause its Subsidiary to execute and deliver to the Agent, for the benefit of Lenders, a mortgage, deed of trust, deed to secure debt, assignment or other appropriate instrument evidencing a Lien upon any such Real Property, together with such title insurance policies (mortgagee's form), certified surveys, appraisals and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Agent deems necessary or desirable, the same to be in form and substance substantially the same as the Mortgage (with appropriate state law variations) and to be subject only to
(a) Permitted Encumbrances and (b) such other Liens as the Agent may approve in its sole discretion, it being understood that the granting of such additional security for the Obligations is a material inducement to the execution and delivery of this Agreement by each Lender.

     Section 5.13 Collections. Borrower shall deposit into the Collection Accounts on a daily basis any monies, checks, notes, drafts or other items of payment received by Borrower relating to or which constitute proceeds of Accounts, Inventory or other Collateral, and to the extent that one or more of the Collection Accounts consists of a lockbox, will direct all of its Account Debtors to remit all payments on Accounts directly to the appropriate lockbox or lockboxes. Prior to Borrower's deposit of proceeds of Accounts or Inventory into the Collection Accounts, Borrower shall hold all such amounts in trust for the benefit of Lenders. Borrower shall take all actions necessary at all times hereafter to maintain the Collection Accounts, including the payment of all fees
charged by the banks at which such accounts are maintained.   Borrower
acknowledges and agrees that, from and after the occurrence of, and during the continuance of, a Triggering Event, only the Agent shall have any power of withdrawal with respect to the Collection Accounts and Borrower shall not have any right, title or interest in such accounts or the sums deposited therein. In accordance with the provisions of the Blocked Account Agreements Borrower will instruct each bank at which a Collection Account is maintained that, from and after the occurrence of, and during the continuance of, a Triggering Event, if the Agent so directs, such bank is to remit the collected balance in such account on a daily basis, in immediately available funds, to the Agent's Deposit Account or as the Agent shall otherwise direct for application to the Obligations as provided in Section 3.1(a).

                                   ARTICLE 6.
                               NEGATIVE COVENANTS

     So long as any Term Loan or Advance remains unpaid, or any Letter of Credit Obligation remains outstanding or any other Obligation remains unpaid or any portion of the Commitment remains outstanding (unless the Majority Lenders otherwise consent in writing):

     Section 6.1    Disposition of Property; Application of Proceeds.

     (a) Borrower shall not, and shall not permit any Subsidiary to, sell, assign, transfer, lease, convey or otherwise dispose of any of its Property (including, without limitation, Accounts), whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

(i)  sales of Inventory in the ordinary course of business;

(ii) dispositions in the ordinary course of business of used, worn-out or surplus Equipment and sales of Equipment to the extent that such sales are credited against the purchase price of replacement Equipment or the proceeds of such sale are applied within one hundred eighty (180) days after the date of such sale to the purchase price of such replacement Equipment; provided that neither the aggregate book value of Equipment disposed of or sold as permitted under this clause (ii), nor the aggregate amount of sales proceeds received in respect thereof, exceeds Three Million Dollars ($3,000,000) in any one Fiscal Year; and

(iii) dispositions not otherwise permitted hereunder which are made for fair market value and the Net Proceeds of which are applied as provided in
Section 3.3, provided that (A) at the time of any disposition, no Default or Event of Default shall have occurred and be continuing or shall result from such disposition, (B) the aggregate sales price from such disposition shall be paid in Cash and (C) neither the aggregate book value of such assets nor the aggregate amount of sales proceeds received in respect thereof exceeds Five Hundred Thousand Dollars ($500,000) in any one Fiscal Year.

(b) Net Proceeds of dispositions of Property made as permitted under subclauses (a)(ii) and (a)(iii) of this Section 6.1 shall be paid by Borrower to the Agent for application in prepayment of the Term Loans to the extent required by Sections 3.3(b). Proceeds of dispositions of Property made pursuant to the other provisions of clause (a) shall be deposited in the Collection Accounts as required by Section 5.13.

     Section 6.2 Restrictions on Fundamental Changes. Borrower shall not, and shall not permit any Subsidiary to, (a) enter into any merger or consolidation, (b) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), (c) convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of Borrower's or any Subsidiaries' business or Property, whether now owned or hereafter acquired, (d) consummate any Acquisition, (e) create any Subsidiary, (f) transfer any of its assets to any Subsidiary created hereafter (including, without limitation, any Subsidiary created with the Majority Lenders' prior written consent), or (g) change its corporate, capital, legal or divisional structure, except that:

     (i) any Subsidiary of Borrower may merge or consolidate with or into, or transfer assets to, Borrower (provided that Borrower shall be the continuing or surviving corporation) or with, into or to any one or more Subsidiaries of Borrower (provided that if any transaction shall be between a Subsidiary and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving corporation or transferee) if immediately after giving effect thereto no Default or Event of Default would exist;

(ii) any Subsidiary may convey, lease, sell, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Borrower or another wholly-owned Subsidiary of Borrower if immediately after giving effect thereto no Default or Event of Default would exist;

(iii) Borrower or any Subsidiary may enter into distributorship agreements, marketing, licensing and other arrangements relating to or complementary with Borrower's business as presently conducted which will not require a capital investment or contribution by Borrower, and with respect to which neither Borrower nor any of its Subsidiaries will incur any Indebtedness (except as otherwise expressly permitted under this Agreement);

(iv) Borrower or any Subsidiary may enter into joint ventures or partnerships related to or complementary with Borrower's business as presently conducted if
(A) such joint ventures or partnerships will, in the good faith judgment of Borrower, be advantageous to Borrower, (B) Borrower does not make capital investments in excess of, or contribute assets having a fair value in excess of, $3,000,000 for any one such joint venture or partnership or $5,000,000 for all such joint ventures or partnerships, subject, in each case, to the additional limitations on Capital Expenditures set forth in Section 6.18 (and provided that expenditures permitted under this clause (iv) to the extent not Capital Expenditures will be deducted from Borrower's gross income in determining Consolidated Net Income for purposes of this Agreement), (C) neither Borrower nor any of its Subsidiaries incurs any Indebtedness with respect to any such joint venture or partnership and (D) immediately after giving effect thereto no Default or Event of Default would exist; and

(v) Borrower may contribute to T-H Licensing patents, trademarks, trade names, service marks, copyrights and rights with respect to the foregoing, provided that T-H Licensing licenses back to Borrower the exclusive right to use the same.
     Section 6.3 Restricted Payments. Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payment except (a) regularly scheduled payments of interest in respect of the Senior Subordinated Notes
(but only to the extent permitted to be made pursuant to Section 11.03 of the Senior Subordinated Note Indenture), (b) purchases, redemptions or other acquisitions of shares of its common stock or warrants or options to acquire any such shares with
proceeds received from the substantially concurrent issue of new shares of its common stock, (c) payments to Lancer or any Affiliate of Lancer of Borrower's allocated portion of the Lancer consolidated group's corporate expenses (including (x) expenses for fees actually paid or payable at market rates to
attorneys, accountants, consultants   and   other    professionals,    and
(y) reimbursement of salary and compensation expenses of Lancer employees who provide substantially all of their employment services to Borrower) actually incurred in connection with Lancer's or any Affiliates of Lancer's performance of management, consulting, monitoring and financial advisory services with respect to Borrower or any Subsidiary; provided, however, that such payments (excluding reimbursement of the expenses referred to in the preceding parenthetical) shall be in an amount not in excess of $1,600,000 in the aggregate in any Fiscal Year (inclusive of an amount not in excess of $100,000 in any Fiscal Year permitted to be retained and paid by T-H Licensing as provided in clause(A)(2) of the second paragraph of Section 6.9(c) hereof), (d) payments in respect of the Equity Incentive Plan to the extent permitted under
Section 6.9, (e) payments in discharge of mortgage obligations of its employees to the extent that Borrower is permitted to assume such obligations under clause
(m) of Section 6.8, (f) payments by Borrower under the Tax Sharing Agreement to the extent permitted under Section 6.9, (g) reasonable directors' fees to directors of Borrower who are not employees of Borrower in an aggregate amount not to exceed $300,000 in any Fiscal Year, (h) loans and advances by Borrower to its employees permitted under Section 6.12; (i) cash dividends declared and paid by Borrower on the Exchangeable Preferred Stock; provided that (A) such dividends are declared and paid in accordance with the terms of the Certificate of Designations as in effect on the Closing Date; (B) no Default or Event of Default has occurred and is continuing hereunder or would result from the declaration and payment of such dividend; (C) such dividends are permitted to be paid under Section 4.08 of the Senior Subordinated Note Indenture as in effect on the Closing Date (without requiring the obtaining of any waiver or consent from the holders of the Senior Subordinated Notes); and (D) the Agent shall have received all of the following prior to the declaration and payment of each such dividend, all in form and substance satisfactory to the Agent and legal counsel for the Agent: (1) an Officer's Certificate affirming that the conditions set forth in clauses (A), (B) and (C) above have been satisfied with respect to such dividend (and attaching all calculations necessary to demonstrate satisfaction of the condition set forth at clause (C) above); (2) such documentation as the Agent may request to confirm that such dividend has been duly authorized, including certificates of corporate resolutions, certificates of Responsible Officials and the like; (3) upon the written request of the Agent, the legal opinion of Debevoise & Plimpton, special counsel to Borrower, with respect to such dividend, in form and substance reasonably satisfactory to the Agent, together with copies of all factual certificates and legal opinions upon which such counsel has relied; and (4) upon the written request of the Agent, the favorable written opinion of Chartered Capital Advisors, Inc., valuation consultants to Borrower or other valuation consultants selected by Borrower and acceptable to Lender, as to the solvency of Borrower after giving effect to the declaration and payment of such dividend (any such dividend meeting the requirements of clauses (A)-(D) above, a "Permitted Preferred Stock Dividend");
(j) payments to Lancer or any Affiliate of Lancer for consulting, investment banking, advisory or other services performed by Lancer or any Affiliates of Lancer in connection with material and extraordinary transactions, including material acquisitions and dispositions, of Borrower or any of its Subsidiaries (including reimbursement of expenses of Lancer or Affiliates of Lancer for fees actually paid or payable at market rates to attorneys, accountants, consultants and other professionals in connection with such services); provided, however, that (i) such payments (excluding reimbursement of the expenses referred to in the preceding parenthetical) do not exceed in any Fiscal Year the greater of (x) $1,500,000 or (y) fifty percent (50%) of Borrowers' Consolidated Net Income before payment of Permitted Preferred Stock Dividends for the preceding Fiscal Year, but not to exceed $5,000,000, (ii) no Default or Event of Default has occurred and is continuing or will result from the payment of any such amount and (iii) this provision shall not be deemed to be a consent by Lenders to the consummation of any transaction prohibited by the Loan Agreement;
(k) payments to Lancer or the Lancer Employee Stock Ownership Plan, the proceeds of which are used to redeem shares of common stock of Lancer held by participants in the Lancer Employee Stock Ownership Plan so long as (i) such payments do not exceed $500,000 in the aggregate in any Fiscal Year or $2,000,000 in the aggregate in the Fiscal Year (if any) in which Borrower's employees' participation in the Lancer Employee Stock Ownership Plan is terminated; (ii) such payments do not exceed $5,500,000 in the aggregate during the term of this Agreement and (iii) at the time of the making of any such payment no Default or Event of Default shall have occurred and be continuing or will result from the making of such payment; and (l) purchases by Borrower or any Subsidiary of Borrower of the Exchangeable Preferred Stock or Senior Subordinated Notes so long as (i) the face amount of such purchases does not exceed $15,000,000 in the aggregate in any Fiscal Year and (ii) at the time of the making of any such purchase, no Default or Event of Default shall have occurred and be continuing or will result from the making of such purchase.

     Section 6.4 Restrictions on Amendments, Etc. Borrower shall not (a) amend, modify or change, or consent or agree to any amendment, modification or change to, the Senior Subordinated Note Indenture, any Senior Subordinated Note or any of the terms relating to Subordinated Indebtedness (other than (i) any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date of payment of interest thereon or other amounts with respect thereto and (ii) amendments of the type described in Sections 8.01(2),
(3), (4) and (8) of the Senior Subordinated Note Indenture, provided, however, that any amendment, modification or change with respect to the definitions of "Credit Agreement", "Designated Senior Indebtedness", "Senior Indebtedness", "Guarantor Senior Indebtedness" or "Senior Credit Facility" (as defined in the Senior Subordinated Note Indenture) or with respect to Article Eleven of the Senior Subordinated Note Indenture shall require the consent of the Majority Lenders); (b) designate any "Senior Indebtedness" other than the Obligations as "Designated Senior Indebtedness" (as such terms are defined in the Senior Subordinated Note Indenture) or (c) amend, modify or change, or consent or agree to any amendment, modification or change to, the Certificate of Designations or any of the terms relating to the Exchangeable Preferred Stock (other than any such amendment, modification or change which would extend the maturity date or reduce the amount of any liquidation preference or redemption amount or which would reduce the dividend rate or extend the date of payment of dividends thereon or other amounts with respect thereto).

     Section 6.5 ERISA. Borrower shall not, and shall not permit any Subsidiary to:

     (a) Terminate any Pension Plan when such termination reasonably could be expected to result in liability to Borrower or any Subsidiary in excess of Three Million Dollars ($3,000,000);

     (b) With respect to any Pension Plan (or money purchase plan of Borrower, any Subsidiary or any ERISA Affiliate), fail timely to make any contributions as required by the terms of such plan and Code Section 412 and ERISA Section 302, if the consequence of such failure could reasonably be expected to have a Material Adverse Effect;

(c) With respect to any Multiemployer Plan, make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any such plan that in the aggregate could reasonably be expected to have a Material Adverse Effect;

(d) Take or fail to take any action with respect to a Plan, including, but not limited to, amending a Plan or establishing a Plan where such actions or failures to act singly or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

(e) Modify, establish or become obligated to contribute to a Plan (other than a Pension Plan or Multiemployer Plan) if as a result of such action the estimated present value of the liability to pay benefits under such Plan will exceed the fair market value of any assets set aside to fund such benefits in an amount that could reasonably be expected to have a Material Adverse Effect.

     Section 6.6 Change in Nature or Conduct of Business. Borrower shall not, and shall not permit any Subsidiary to, make any material change in its business other than a reasonable extension of such business to add complementary product lines or markets.

     Section 6.7 Liens. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of its Property, except the following (collectively, "Permitted Encumbrances"):

(a)  Liens created by the Loan Documents;

(b)  Liens existing on the date of this Agreement and described on Schedule 6.7;

(c)  those Liens which are "Permitted Encumbrances" under the Mortgage;

(d) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to taxes, assessments or governmental charges or claims, the nonpayment of which is permitted under Section 5.2;

(e) Statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law and created in the ordinary course of business, arising in respect of claims, the nonpayment of which is permitted under Section 5.2;

(f) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure other similar obligations;

(g) Liens (including the interest of a lessor under a Capital Lease) to which any Property is subjected at the time of Borrower's acquisition thereof (or within thirty (30) days after the acquisition thereof), securing Indebtedness permitted under Section 6.8(d) arising in respect of the purchase or lease of such Property; provided that in each case, (i) such Lien does not extend to or cover or include any other Property of Borrower or a Subsidiary, (ii) the fair market value of the Property subject to such Lien is no less than the principal amount of the Indebtedness to be secured by such Lien, (iii) such Lien secures only such permitted Indebtedness and no other Indebtedness of Borrower or a Subsidiary, and (iv) such Lien is promptly released upon the payment in full of such Indebtedness;

(h) Liens arising under Section 302(f) of ERISA or Section 412(n) of the Code where the delinquent contribution which gave rise to the Lien is paid within thirty (30) days of its original due date;

(i) any interest or title of a lessor, or secured by a lessor's interest, under any lease permitted by this Agreement;

(j) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, which do not in the aggregate materially detract from the value of the encumbered asset or materially impair the use thereof in the operation of the business of Borrower or any Subsidiary thereof; and

(k) zoning restrictions, easements, encroachments, rights of way, licenses or other restrictions on the use of the Real Property or other minor irregularities in title thereto, as long as the same do not materially impair the use, value of marketability of the Real Property.

     Section 6.8 Indebtedness. Borrower shall not, and shall not permit any Subsidiary to, enter into any Guaranty or create, incur, assume or permit to exist any other Indebtedness, whether recourse or nonrecourse, and whether superior or junior, resulting from borrowings, loans, advances or the granting of credit, whether secured or unsecured, except the following:

(a)  the Obligations;

(b)  the Subordinated Indebtedness;

(c)  Indebtedness existing on the Closing Date described on Schedule 6.8;

(d) purchase money Indebtedness incurred by Borrower to finance Capital Expenditures and the acquisition of Property under Capital Leases subsequent to the date of this Agreement to the extent that (i) the aggregate amount of such Indebtedness incurred during the term of this Agreement does not exceed $1,000,000 and (ii) at the time that any such liability in respect of purchase money Indebtedness or Capital Leases is to be incurred, no Default or Event of Default shall have occurred and be continuing or will result therefrom;

(e)  Indebtedness incurred in connection with Operating Leases permitted under
Section 6.19;

(f)  the Subsidiary Guaranty;

(g) Indebtedness of Borrower to T-H Licensing, arising as a result of the making by T-H Licensing of loans to Borrower as described in Section 6.9 (subject to the limitations set forth therein).

(h)  Indebtedness of Borrower to Lancer under the Tax Sharing Agreement;

(i) Subject to the limitations on Capital Expenditures set forth in Section 6.18, Indebtedness of Borrower in respect of Capital Leases so long as the aggregate amount of such Indebtedness does not exceed the greater of
(i) $5,000,000 or (ii) four and one-half percent (4.5%) of the amount of the gross property, plant and equipment of Borrower and its subsidiaries determined on a consolidated basis, as shown on the balance sheet of Borrower as of the end of the most recently ended Fiscal Quarter of Borrower, in accordance with GAAP consistently applied;

(j) Indebtedness of the Borrower or its Subsidiaries in an amount not in excess of $10,000 at any time outstanding arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within 5 business days of incurrence;

(k) Interest Rate Protection Obligations of Borrower covering Indebtedness of Borrower; provided, however, that (i) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under this Section 6.8 and (ii) the notional amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligation relates;

(l) Unsecured Indebtedness of the Borrower in an aggregate amount not in excess of $3,000,000 at any time outstanding; and

(m) Indebtedness of Borrower in an aggregate amount not in excess of Five Hundred Thousand Dollars ($500,000) at any time outstanding resulting from the guaranty by Borrower of, or assumption by Borrower of, residential mortgage indebtedness of its employees in connection with the relocation of such employees.

     Section 6.9 Transactions with Affiliates. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of Borrower on terms that are less favorable to Borrower or such Subsidiary than those that might be obtained in an arm's-length transaction at the time from Persons who are not an Affiliate, except as permitted under Sections 6.3 and 6.8 and as follows:

(a) Borrower may make payments (i) to the Persons provided under the Equity Incentive Plan in amounts not in excess of the Equity Plan Cap and (ii) to Lancer as required by the Tax Sharing Agreement, provided, that as to each of clauses (i) and (ii), no Event of Default shall have occurred and be continuing (other than an Event of Default of which Borrower has given the Agent at least thirty (30) days notice prior to the making of such payment and as to which Borrower has not received a notice from the Agent, given at the request of the Majority Lenders requiring that such payment not be made); and

(b) Borrower may, notwithstanding that an Event of Default may have occurred and be continuing, make any payment prior to any acceleration of the Obligations pursuant to Section 9.2 which is due to Lancer under the Tax Sharing Agreement to the extent that such payment does not exceed the amount of a then-current or past due obligation of the "Lancer Group" to pay tax to a Governmental Agency which is attributable to the "Separate Return Tax Liability" of the "Fairfield Group" (as such terms are defined in the Tax Sharing Agreement).

(c) Borrower may pay royalties to T-H Licensing on a quarterly or annual basis in the amounts provided in that certain letter agreement dated as of December 29, 1989 between Borrower and T-H Licensing as in effect on the Closing Date; provided that (i) except as provided below, any such payment is returned by T-H Licensing to Borrower as a loan within forty-five (45) days after receipt by T-H Licensing, (ii) no principal, interest or other payment is payable or paid on any such loans until the Obligations have been paid in full and the Loan Agreement has been terminated, except that Borrower may pay interest to T-H Licensing on such loans at a rate not in excess of the rate then in effect with respect to the New Term Loans so long as, except as provided below, any such interest payment is returned by T-H Licensing to Borrower as a loan within sixty
(60) days after receipt by T-H Licensing and (iii) each such loan is evidenced by a promissory note which is delivered by T-H Licensing to the Agent as additional collateral under the Subsidiary Security Agreement.

     Notwithstanding the foregoing, (A) T-H Licensing may retain from the amounts otherwise required to be loaned to Borrower as provided in clause (i) above, (1) amounts not in excess of $100,000 per quarter and $500,000 in the aggregate during the term of this Agreement so long as all such amounts are deposited in T-H Licensing's Account No. 28096 at Wilmington Trust Company and are not withdrawn by T-H Licensing for any purpose and (2) an amount not in excess of $100,000 per year which may be used by T-H Licensing for the purpose of making the payments to Lancer and its Affiliates specified in clause (c) of
Section 6.3 hereof (subject to the aggregate limitation of $1,600,000 on all such payments by Borrower and its Subsidiaries specified therein) and (B) T-H Licensing may retain from the amounts otherwise required to be loaned to Borrower as provided in clause (ii) above, amounts required to pay its patent registration fees and reasonable legal expenses incurred in the ordinary course of business.

     Section 6.10 Sales and Leasebacks. Borrower shall not become, and shall not permit any Subsidiary to become, liable, by assumption or by Guaranty, with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed) which it sold or transferred or is to sell or transfer to any other Person or which it intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it to any other Person in connection with such lease.

     Section 6.11 Margin Regulations. Borrower shall not use all or any portion of the proceeds of any Advance or Term Loan made under this Agreement to purchase or carry "margin stock" (as such term is defined in Regulations
G and U).

     Section 6.12 Investments. Except as permitted under Section 6.2, Borrower shall not, and shall not permit any Subsidiary to, make or suffer to exist any Investment except (a) Investments consisting of Cash Equivalents or investments in money market funds organized under the laws of the United States of America or any state thereof that invest substantially all of their assets in Cash Equivalents (which, in each case, have been duly pledged to the Agent) at any time when a Triggering Event is not in existence,
(b) Investments consisting of advances to employees of Borrower for travel expenses, relocation and similar purposes in the ordinary course of business in amounts not to exceed $250,000 to all employees in the aggregate at any time outstanding (exclusive of mortgage guarantees and assumptions permitted under Section 6.8(m)), (c) Investments consisting of Accounts, (d) in the case of T-H Licensing, the loans described in Section 6.9(c) and (e) Investments representing Capital Stock Obligations issued to Borrower in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization under Chapter 11 of the Bankruptcy Code of the United States of America of any Account Debtor.

     Section 6.13 Fiscal Year. Borrower shall not change its Fiscal Year for accounting or tax purposes from the fiscal year ending on or about December 31 of each calendar year and shall not, and shall not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP.

     Section 6.14 Cash Management System. Borrower shall not maintain any bank account other than those accounts set forth in Schedule 6.14 and the Collection Accounts, or authorize or direct any Person to take any action with respect to amounts deposited in the Collection Accounts in contravention of the provisions of this Agreement, the Security Agreement, the Blocked Account Agreements, or any other Loan Document. Borrower shall not direct any Account Debtor to remit payments to any bank account or lockbox other than a Collection Account.

     Section 6.15 Cancellation of Indebtedness. Borrower shall not, and shall not permit any Subsidiary to, cancel any material claim or debt owing to it, except for reasonable consideration in the ordinary course of business.

     Section 6.16 Commingling. Borrower shall not maintain corporate deposit accounts jointly with any Affiliate or other Person or commingle any funds with funds of any Affiliate or other Person.

     Section 6.17 Related Agreements; Tax Election. Borrower shall not (a) take or fail to take any action under the Related Agreements which could reasonably be expected to have a Material Adverse Effect or (b) amend, supplement, waive or otherwise relinquish any material right under, or otherwise modify any provision of, any Related Agreement which could reasonably be expected to have a Material Adverse Effect. Borrower shall not make, and shall not permit any Subsidiary of Borrower to make, any payment to Lancer or its Affiliates with respect to federal tax obligations except at the times and in the amounts required by the Tax Sharing Agreement.

     Section 6.18 Capital Expenditures. Borrower shall not, and shall not permit any Subsidiary to, make or commit to make Capital Expenditures in any Fiscal Year which exceed in the aggregate for Borrower and its Subsidiaries the sum of $15,000,000; provided that, in the event that, for any Fiscal Year, the maximum aggregate amount set forth above exceeds the amount of Capital Expenditures actually made in such Fiscal Year, the unused portion of such permitted amount for such Fiscal Year may be carried forward and used solely in the next succeeding Fiscal Year for Capital Expenditures, but only after the entire amount actually scheduled for use in such succeeding Fiscal Year shall have been used.

     Section 6.19 Operating Leases. Borrower shall not, and shall not permit any Subsidiary to, become liable in any way, whether directly or by assignment or Guaranty, for the obligations of the lessee under any Operating Lease, except Operating Leases of Borrower and its Subsidiaries in existence on the Closing
Date and any renewal, extension or refinancing thereof, and after the Closing Date, any Operating Leases entered in to by Borrower or any of its Subsidiaries in the ordinary course of business in a manner and to the extent consistent with past practice, provided, that the aggregate annual rental payments for all such Operating Leases shall not exceed $3,000,000 in any Fiscal Year.

     Section 6.20 Current Ratio. Borrower will not permit (as of the end of any Fiscal Quarter) the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.25:1.00.

     Section 6.21 Consolidated Fixed Charge Coverage Ratio. Borrower will not permit the ratio of (a) Consolidated Cash Flow for any Fiscal Quarter to (b) Consolidated Fixed Charges for such Fiscal Quarter to be less than the ratio set forth below next to the Fiscal Year in which such Fiscal Quarter occurs:

      FISCAL YEAR ENDING                      RATIO

        December 31, 1999                    .90:1.00

        December 31, 2000 and               1.00:1.00
        each Fiscal Year thereafter


     For purposes of this Section 6.21, Consolidated Cash Flow and Consolidated Fixed Charges shall be calculated based upon the period of four Fiscal Quarters ending on the date of calculation.

     Section 6.22 Interest Coverage Ratio. Borrower shall not permit the ratio of (a) Consolidated EBITDA for any Fiscal Quarter to (b) Consolidated Net Interest Expense for such Fiscal Quarter to be less than the ratio set forth below next to the applicable Fiscal Quarter set forth below:

      FISCAL QUARTER                       RATIO

        All Fiscal  Quarters             1.50:1.00
        through the Fiscal
        Quarter ending
        December 31, 2001

        Fiscal Quarters                  1.60:1.00
        Ending March 31,
        2002 and June 30, 2002

        All Fiscal Quarters              1.75:1.00
        thereafter



     For purposes of this Section 6.22, Consolidated EBITDA and Consolidated Net Interest Expense shall be calculated based upon the period of four Fiscal Quarters ending on the date of calculation.

                                   ARTICLE 7.
                     INFORMATION AND REPORTING REQUIREMENTS

     So long as any Term Loan or Advance remains unpaid, any Letter of Credit Obligation remains outstanding, any other Obligation remains unpaid or any portion of the Commitment remains outstanding, unless the Agent (with the approval of the Majority Lenders) otherwise consents in writing:

     Section 7.1 Financial Information and Reports. Borrower shall deliver to the Agent and each of the Lenders at Borrower's sole expense:

(a) Monthly Financial Statements. As soon as practicable, and in any event within thirty (30) days after the end of each month, (i) the consolidated balance sheet of Borrower as at the end of such month and (ii) consolidated statements of operations, stockholders' equity and cash flows, in each case for such month and for the portion of the Fiscal Year ended with such month, all in sufficient detail to calculate compliance with the Financial Covenants, and presented in a manner comparing such financial statements to the corresponding period of the prior Fiscal Year.

(b) Quarterly Financial Statements. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), (i) the consolidated balance sheet of Borrower as at the end of such Fiscal Quarter and (ii) consolidated statements of operations, stockholders' equity and cash flows, in each case for such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in detail sufficient to calculate compliance with the Financial Covenants, and presented in a manner comparing such financial statements to the corresponding period of the prior Fiscal Year.

(c) Annual Financial Statements. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheet of Borrower as at the end of such Fiscal Year, and (ii) the related consolidated statements of income, stockholders' equity and cash flows. Such financial statements shall be prepared in accordance with GAAP, consistently applied (except for those changes with which the independent public accountants of Borrower have concurred and shall have disclosed in the notes to such financial statements) and shall be accompanied by a report and opinion of Pricewaterhouse Coopers, LLP or other independent public accountants of recognized national standing selected by Borrower and approved by the Majority Lenders which report and opinion shall be prepared in accordance with generally accepted auditing standards as at such date, shall not be subject to any qualifications or exceptions (except for exceptions addressing changes in accounting principles), and shall be accompanied by a computation by Borrower of its Consolidated Excess Cash Flow for such Fiscal Year and by a certificate of such accountants stating that (A) Borrower's computation of Consolidated Excess Cash Flow for such Fiscal Year is in accordance with the provisions of this Agreement and GAAP, and (B) in performing the audit necessary for the certification of such financial statements and such report, such accountants have obtained no actual knowledge that Borrower is not in compliance with the Financial Covenants or of any other Default or Event of Default (or, if such accountants have obtained actual knowledge of noncompliance with any Financial Covenant or of any other Default or Event of Default, stating the nature and status of such Default).

(d) Comparison of Annual Statements and Prior Years Statements; Consolidating Financial Statement. Concurrently with the audited financial statements described in clause (c) above,

(i) unaudited consolidated statements setting forth the consolidated balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows of Borrower for the Fiscal Year to which the audited financial statements relate presented in a manner comparing such financial statements to the prior Fiscal Year.

(ii) unaudited consolidating balance sheets of Borrower as at the end of such Fiscal Year and the related consolidating statements of operations and stockholders' equity and consolidated statement of cash flows for such Fiscal Year, all in reasonable detail certified by a Senior Officer of Borrower as having been used in connection with the preparation of the financial statements delivered pursuant to the preceding clause (c).

(e) Management's Discussion and Analysis. Concurrently with the financial statements described in clauses(a), (b) and (c) above, a report detailing the operations of Borrower which report shall include a management discussion and analysis of Borrower's performance during such month, Fiscal Quarter or Fiscal Year and an explanation of any material variance from Borrower's business plan or budget for such period that is reflected in such financial statements and such other matters which the Agent or the Majority Lenders shall request.

(f) Compliance Certificate. Concurrently with each of the financial statements to be delivered pursuant to clauses (a), (b) and (c), Borrower shall deliver a Compliance Certificate dated as of the last day of the fiscal period covered by such financial statements to include (i) calculations demonstrating Borrower's compliance with the Financial Covenants and whether a Triggering Event has occurred, and a reconciliation of such calculations to the monthly, quarterly or annual financial statements being delivered with such Compliance Certificate and (ii) calculations demonstrating, or certifications as to, Borrower's compliance with Sections 6.1, 6.3, 6.8, 6.9 and 6.12, including with respect to Section 6.1 hereof, a statement of the book value of, and proceeds received in respect of, Equipment disposed of during the then current Fiscal Year to the date of such Compliance Certificate.

(g) Budgets; Business Plans; Financial Projections. As soon as practicable and in any event within forty-five (45) days after the commencement of each Fiscal Year of Borrower, an operating plan for such Fiscal Year, including budget, personnel, facilities and Capital Expenditure projections, and monthly operating profit and cash flow projections incorporating all of the foregoing, together with a description of the material assumptions upon which such projections and budgets are based.

     Section 7.2 Borrowing Base Certificates and Other Collateral Reporting. Borrower shall deliver to the Agent and each of the Lenders at Borrower's sole expense:

(a) not later than fifteen (15) days after the end of each calendar month, a Borrowing Base Certificate reflecting the Borrowing Base as at the end of such calendar month, and showing compliance with the terms thereof signed by a Responsible Official of Borrower; and

(b) concurrently with the delivery of each Borrowing Base Certificate, (i) a detailed aged trial balance of all existing Accounts, specifying each Account Debtor by name and the aged balance (from invoice date and due date) of all Accounts due from such Account Debtor and including a summary of concentrations for Borrower's twenty (20) largest Account Debtors, (ii) a listing of all Accounts (A) denominated other than in Dollars, (B) payable outside of the United States or (C) as to which the Account Debtor is located or principally doing business outside the United States, specifying the names of the Account Debtors under such Accounts, the amounts owing by such Account Debtors and the countries in which such Account Debtors are located and indicating whether a letter of credit or bankers acceptance has been obtained with respect to such Account or whether such Account is insured by the Foreign Credit Insurance Association, (iii) a listing of all Accounts as to which any Governmental Agency is the Account Debtor, specifying the names of such Account Debtors and the total amount of Accounts of such Account Debtors, (iv) a listing of all Accounts as to which any Affiliate or employee of Borrower is the Account Debtor, specifying the names of such Account Debtors and the total amounts of Accounts of such Accounts Debtors, (v) a copy of Borrower's Accounts roll-forward for the month to which such Borrowing Base Certificate relates, (vi) a summary schedule of Borrower's Inventory based on its most recent perpetual Inventory, (vii) an aging of accounts payable, specifying the names of the payees of such accounts payable and the amounts payable thereunder, and (viii) such other supporting documents satisfactory in form and substance to the Agent as the Agent shall request confirming that the calculations in the Borrowing Base Certificate are mathematically correct, all of which shall be certified as true and correct by a Responsible Official of Borrower; and

(c) upon the occurrence of a Triggering Event and during the continuance thereof, in addition to the items provided for in clauses (a) and (b), if the Agent shall request, on a daily basis, (i) a summary of daily sales, (ii) a summary of daily Collections,
(iii) a summary roll-forward of Accounts activity, and (iv) any other information as the Agent shall request to permit the Agent to maintain an accurate daily balance of Accounts, all of which shall be certified as true and correct by a Responsible Official of Borrower.

     Section 7.3 Operating Leases; Capital Leases, Etc. On a quarterly basis, within fifteen (15) days after the end of each Fiscal Quarter, Borrower shall deliver to the Agent and each of the Lenders at Borrower's sole expense:

     (a) A list showing each of the then existing Capital Leases and Operating Leases and the amount of all monthly payments due in respect thereof and indicating whether Borrower is current as to payments under all such leases; and

(b) A schedule setting forth the aggregate amount of all Capital Expenditures for the Fiscal Year to date.

     Section 7.4 Other Specific Information and Reports. Borrower shall deliver to the Agent and each of the Lenders at Borrower's sole expense:

(a) Taxes, Assessments, etc. Promptly after Borrower determines to contest any material tax, assessment or other material governmental charge or any material claim as permitted pursuant to Section 5.2, written notice of such contest which notice shall include a brief description of the nature of the tax, assessment, charge or claim being contested and the action Borrower is taking with respect thereto and shall specify (i) the amount of such tax assessment, charge or claim being contested, and (ii) the amount of the reserve Borrower has set aside therefor.

(b) Audit Reports. Promptly after receipt thereof, copies of any detailed audit reports or recommendations submitted to Borrower by independent accountants in connection with the accounts or books of Borrower, or any audit of any of them.

(c) Management Reports. Promptly after receipt thereof, copies of any management reports delivered to Borrower by Borrower's accountants in connection with the financial statements delivered pursuant to Section 7.1.

(d) Reports to Shareholders; SEC Filings. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of Borrower or to the trustee under any indenture and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the SEC under the Securities Act or the Securities Exchange Act.

(e) Press Releases. Promptly after the same are made available to the public, copies of all press releases made available generally by Borrower to the public concerning material developments in Borrower's business.

     (f)  ERISA Matters.

     (i)  Promptly upon Borrower's becoming aware, and in any event within ten
     (10) Business Days after becoming aware, (A) of any Reportable Event and any additional act or condition arising in connection with any Pension Plan if such Reportable Event or act or condition could constitute grounds for the termination of any such plan by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer such plan; (B) notice of any action, suit or proceeding before any court or other governmental agency or authority with respect to any Plan which could subject Borrower or any Subsidiary to any tax, penalty, or liability under Title I or Title IV of ERISA or Chapter 43 of the Code, except those which, singly or in the aggregate, if adversely determined, could not reasonably be expected to result in a Material Adverse Effect; and (C) notice of any events with respect to a Pension Plan or Multiemployer Plan which could, singly or in the aggregate, reasonably be expected to result in liability to Borrower, or any Subsidiary or the imposition of a Lien under ERISA or the Code in an amount which could reasonably be expected to have a Material Adverse Effect;

(ii) at the same time and in the same manner as such notice must be provided to either the PBGC, any participant, any beneficiary or any alternate payee, a copy of any notice required under Sections 101(d), 302(f)(4), 303, 307(e), 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA or under Section 412 of the Code with respect to a Pension Plan; and

(iii) upon request by any Lender, a true and complete copy of any annual report required to be filed pursuant to ERISA and any other information reasonably requested by any Lender with respect to a Plan.

     (g) Change of Control. Not less than thirty (30) days prior to the occurrence of any event or transaction which could reasonably be expected to result in a Change of Control, written notice specifying the nature of such event or transaction.

(h) Events of Default. Promptly upon, but in no event more than five (5) days after, Borrower obtains knowledge (i) of any condition or event which
constitutes an Event or Default or Default   or that any Lender or the Agent has
given any notice with respect to a claimed Default or Event of Default under this Agreement, (ii) that any Person has given any notice to Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 9.1(d) or (iii) of any event or condition that constitutes or will constitute a Material Adverse Effect or affect the value of, or the Agent's interest in, the Collateral in any material respect, an Officer's Certificate specifying (A) the nature and period of existence of any such claimed Default, Event of Default, default, condition or event, (B) the notice given or action taken by any Person in connection therewith and (C) what action Borrower has taken, is taking and proposes to take with respect thereto.

(i) Lawsuits. (i) Promptly upon Borrower obtaining knowledge of the institution of, or written threat of, (A) any action, suit, proceeding or arbitration against or affecting Borrower or any asset of Borrower involving money or property valued in excess of Seven Hundred Fifty Thousand Dollars ($750,000) or any actions, suits, proceedings or arbitration which in the aggregate involve money or property value in excess of Seven Hundred Fifty Thousand Dollars ($750,000) or (B) any investigation or proceeding before or by any Governmental Agency, which is reasonably likely to have a Material Adverse Effect Borrower shall provide the Agent with written notice thereof and such other information as may be reasonably available to enable each Lender and its counsel to evaluate such matters, (ii) as soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter of Borrower, a litigation status report covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration reported pursuant to clause (h)(A) and (B) above and such other information at such time as may be reasonably available to enable each Lender and its counsel to evaluate such matters, and (iii) in addition to the requirements set forth in clauses (i) and (ii) of this clause (i), upon request of the Agent or the Majority Lenders, written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause
(i) or (ii) above and such other information as may be reasonably available to it to enable each Lender and its counsel to evaluate such matters.

(j) Insurance. As soon as practicable and in any event by October 1 of each year, (i) a report in form and substance reasonably satisfactory to Lenders outlining all insurance policies and programs currently in effect with respect to the Property and business of Borrower, insurance coverage maintained as of the date of such report by Borrower and the loss payment provisions of such coverage and (ii) evidence that all premiums with respect to such coverage have been paid when due.

(k) Labor Matters. Promptly, but in any event within five (5) Business Days after learning thereof, written notice of (i) any material labor dispute to which Borrower may reasonably be expected to become a party, any strikes, lockouts or other disputes relating to Borrower's plants and other facilities and (ii) any liability incurred with respect to the closing of any plant facility of Borrower.

(l)  Permitted Subordinated Indebtedness.  Upon its receipt thereof, copies of
(i) any notice or other communication delivered by or on behalf of Borrower to any Person in connection with any agreement or other document relating to Subordinated Indebtedness or the Exchangeable Preferred Stock at the same time and by the same means as such notice or other communication is delivered to such Person and (ii) any material notice or other material communication received by Borrower from any Person in connection with any agreement or other document relating to Subordinated Indebtedness or the Exchangeable Preferred Stock promptly after such notice or other communication is received by Borrower.

     Section 7.5 Other Information and Reports (Generally). Borrower shall provide to the Agent and each Lender such other information, reports, contracts, schedules, lists, documents, agreements and instruments with respect to (a) the Collateral and (b) Borrower's business condition (financial or otherwise), operations, performance, properties or prospects as the Agent or the Majority Lenders may from time to time reasonably request.

                                   ARTICLE 8.
                                   CONDITIONS

     Section 8.1 Conditions to Effectiveness. This Agreement shall not become effective (and the Existing Loan Agreement shall continue in full force and effect) unless and until each of the following conditions precedents have been satisfied:

     (a) Document Deliveries. The Agent shall have received all of the following, each dated as of the Closing Date and all in form and substance reasonably satisfactory to the Agent and legal counsel for the Agent:

          (i) a reaffirmation of the Subsidiary Guaranty and the Subsidiary Security Agreement executed by each Subsidiary;

(ii) certificates representing any pledged shares referred to in the Lancer Pledge Agreement which have not previously been delivered to the Agent and undated stock powers for such certificates executed in blank;

(iii) such amendments to the Trademark Security Agreement and the Patent Security Agreement, executed by Borrower and, as applicable, each Subsidiary, as the Agent shall request in order to cover any patents or trademarks, not previously covered thereby each in form acceptable for recordation with the appropriate Governmental Agency;

(iv) such documentation as the Agent may reasonably require to establish the due organization, valid existence and good standing of Borrower and each of its Subsidiaries, the qualification of Borrower and each of its Subsidiaries to engage in business in each jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a party, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of articles or Certificates of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, certificates of corporate resolutions, incumbency certificates, certificates of Responsible Officials and the like;

(v)  the Opinion of Borrower's Counsel;

(vi) an Officer's Certificate affirming that the conditions set forth in Sections 8.1(d), 8.1(e), 8.1(f) and 8.1(g) have been satisfied;

(vii) such other assurances, certificates, documents, consents or opinions as the Agent may reasonably require.

     (b) Litigation, Etc. The Agent shall be satisfied that no litigation, arbitration, injunction, proceeding, government investigation or inquiry which
(i) is related to this Agreement or the Revolving Credit Loan, the Term Loans or any of the other transactions contemplated hereby, or (ii) could, if adversely determined, constitute a Material Adverse Effect has been commenced nor has been threatened, and nor will the Agent have been apprised of the existence of any basis for such litigation, arbitration, injunction, proceeding, governmental investigation or proceeding nor shall Borrower be aware of any basis therefor.

     (c) Legal Fees and Expenses. The reasonable fees and expenses of counsel retained by the Agent relating to the Loan Documents shall have been paid by Borrower.

(d) Representations and Warranties. The Agent shall be satisfied that the representations and warranties of Borrower contained in Article 4 shall be true and correct.

(e) Compliance with Loan Documents; No Default. Lancer, Borrower and Borrower's Subsidiaries shall be in compliance with all the terms and provisions of the Loan Documents to which it is party, and no Default or Event of Default shall have occurred and be continuing.

(f) No Material Adverse Effect. Since September 30, 1999, there shall not have occurred: (i) any event or circumstance that could reasonably be expected to have a Material Adverse Effect, or (ii) any dividends or other distributions made to the stockholders of Borrower other than as permitted pursuant to Section
6.3 or Section 7(b) of the Lancer Pledge Agreement.

(g) Compliance with Laws; Agreements. Lenders shall be satisfied that Borrower and its Subsidiaries are in compliance with all applicable Laws, including, without limitation, all Environmental Laws and all Laws pertaining to labor, occupational safety and health and ERISA matters except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect. Lenders shall be satisfied that the consummation of the transactions contemplated by this Agreement will not cause Borrower or any Subsidiary to violate any Contractual Obligation to which it is party or by which it is bound or any Law applicable to it.

(h) Material Agreements. Borrower shall have provided to the Agent copies of all management, employment, labor and other material agreements to which Borrower or any Subsidiary is party, and all of such agreements shall be satisfactory to Lenders in all respects.

     Section 8.2 Any Advance, Etc. The obligations of the Lenders to make any Advance and to incur any Letter of Credit Obligation subsequent to the Closing Date are subject to the following additional conditions precedent:

(a) Requests. The Agent shall have timely received a Request for Advance in compliance with Section 2.1(b) or the Agent shall have timely received a Request for Letter of Credit in compliance with Section 2.2(b), as the case may be.

(b) Representations and Warranties. The representations and warranties contained in Article 4 shall be true and correct in all material respects on and as of the date of the Advance or Letter of Credit Obligation as though made on and as of that date (except to the extent that such representations and warranties relate solely to an earlier date and except as affected by transactions expressly contemplated by this Agreement).

(c) Litigation, Etc. There shall not be then pending or, to the best knowledge of Borrower, threatened, any litigation, arbitration, injunction, proceeding, governmental investigation or inquiry against or affecting Borrower or any Property of Borrower before any Governmental Agency that could reasonably be expected to have a Material Adverse Effect.

(d) Borrowing Base Certificate, Etc. The Agent shall have received the most recent Borrowing Base Certificate required to be delivered in accordance with
Section 7.2(b), together with any and all other reports required to be delivered in accordance with Sections 7.2(b) and 7.2(c).

(e) Other Information, Etc. The Agent shall have received such other information relating to any matters which are the subject of this Section 8.2 or the compliance by Borrower with this Agreement as may reasonably be requested by the Agent.

                                   ARTICLE 9.
                         EVENTS OF DEFAULT AND REMEDIES
                             UPON EVENTS OF DEFAULT

     Section 9.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstance whatsoever, shall constitute an Event of Default:

     (a) Failure to Make Payments When Due. Borrower fails to pay any principal, premium, fee or other Obligation (other than interest) on or before the date when due hereunder or under any other Loan Document or fails to pay any interest payable hereunder or under any other Loan Document on or before the second Business Day after the date when due; or

(b) Breach of Representation or Warranty. Any representation or warranty of Lancer, Borrower or any Subsidiary made in any Loan Document or in any certificate delivered pursuant to any Loan Document proves to have been incorrect in any material respect when made or deemed to have been made; or

(c) Specific Defaults. Lancer, Borrower or any Subsidiary fails duly and punctually to perform or observe any agreement, covenant or obligation binding on Lancer, Borrower or such Subsidiary, as applicable, pursuant to Section 5.13 or Article 6 of this Agreement (other than Section 6.5) or pursuant to Section 5(a), 5(h) or 5(l) of the Borrower Security Agreement, Section 5(a), 5(h) or 5(l) of the Subsidiary Security Agreement, Section 5, 7(a) 7(b) or 7(c) of the Lancer Pledge Agreement or Section 4, 6(a), 6(b), or 6(c) of the Borrower Pledge Agreement; or

(d) Other Defaults. Lancer, Borrower or any Subsidiary fails to perform or observe any other agreement, covenant or obligation binding upon it under this Agreement or any other Loan Document to which it is a party and such default shall continue unremedied for a period of fourteen (14) days, in the case of the provisions of Article 7, and thirty (30) days, in the case of all other provisions of this Agreement and the other Loan Documents (except as set forth in Section 9.1(a), (b) or and (c)), after the earlier of (i) the date upon which Lancer, Borrower or such Subsidiary became aware of such failure or (ii) the date upon which written notice thereof has been given to Borrower by the Agent or any Lender; or

(e) Default as to Other Indebtedness. Borrower or any Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Subordinated Indebtedness or any other Indebtedness (other than an Obligation) if the aggregate amount of such other Indebtedness is Five Million Dollars ($5,000,000) or more; or any breach, default or event of default occurs, or any other condition exists under any instrument, agreement or indenture pertaining to any such Indebtedness (including, without limitation, a "Change of Control", as defined in the Senior Subordinated Note Indenture), if the effect thereof (with or without the giving of notice or lapse of time or both) is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness or permit the holder or holders of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by Borrower or any Subsidiary (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or the holder or holders of any Lien, in any amount, commences foreclosure of such Lien upon Property of Borrower having a value of Five Million Dollars ($5,000,000) or more; or

(f) Judgments and Attachments. (i) Any money judgment, writ or warrant of attachment or similar process against Borrower or any Subsidiary or any of their respective assets involving an amount in excess of Two Million Dollars ($2,000,000) is entered and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; (ii) any nonmonetary judgment, injunction or order against Borrower or any Subsidiary or any of their respective assets which could reasonably be expected to have a Material Adverse Effect are entered and either (A) enforcement proceedings are commenced by any Person upon such judgment or order or (B) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment, injunction or order, by reason of a pending appeal or otherwise, shall not be in effect or
(iii) any judgment or award of any court or administrative agency awarding material damages is entered against Borrower in any action under the Securities Act or the Securities Exchange Act, or any other securities laws, seeking rescission of the purchase or sale of, any Subordinated Indebtedness, and such judgment or order becomes final after exhaustion of all available appellate remedies; or

(g) Related Agreements. There occurs any material breach by Borrower or Lancer under any Related Agreement.

(h) Dissolution. Any order, judgment or decree is entered against Lancer, Borrower or any Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or Lancer, Borrower, or any Subsidiary (except as permitted by Section 6.2) otherwise dissolves or ceases to exist; or

(i) Loan Documents; Failure of Security. At any time, for any reason (i) any Loan Document ceases to be in full force and effect or Lancer, Borrower or any Subsidiary seeks to repudiate its obligations thereunder or the Liens intended to be created thereby are, or Lancer, Borrower or any Subsidiary seeks to render such Liens, invalid and unperfected, or (ii) Liens in favor of the Agent and/or Lenders contemplated by the Loan Documents or the subordination provisions of any documents evidencing the Subordinated Indebtedness are, at any time, for any reason, invalidated or otherwise cease to be in full force and effect, or such Liens are subordinated or otherwise not have the priority contemplated by this Agreement, or the other Loan Documents; or

(j) Subordinated Indebtedness. Any determination is made by a court of competent jurisdiction that payment of principal or interest or both is due to any holder of any Subordinated Indebtedness which would not be permitted by
Section 6.3 or that the Senior Subordinated Notes are not subordinated to the Obligations in accordance with the terms of the Senior Subordinated Note Indenture; or

(k) Proceedings Under Debtor Relief Laws, Etc. Lancer, Borrower or any Subsidiary institutes or consents to any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer is appointed without the application or consent of Lancer, Borrower or any Subsidiary and the appointment continues undischarged or unstayed for thirty
(30) calendar days; or any proceeding under any Debtor Relief Law relating to Lancer, Borrower or any Subsidiary or to all or any part of the Property of any of them is instituted without the consent of Lancer, Borrower or any Subsidiary and continues undismissed or unstayed for thirty (30) calendar days; or any judgment, writ, warrant of attachment or execution, or similar process is issued or levied against all or any material part of the Property of Lancer, Borrower or any Subsidiary and is not released, vacated, or fully bonded within thirty
(30) calendar days after its issue or levy; or

(l)  ERISA.  The occurrence of any of the following events:

(i) With respect to any Plan, a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA;

(ii) With respect to any Pension Plan, Borrower, any Subsidiary or any ERISA Affiliate files a notice to voluntarily terminate any such plan in a distress termination pursuant to Section 4041(c) of ERISA;

(iii) With respect to any Multiemployer Plan, Borrower, any Subsidiary or any ERISA Affiliate incurs any withdrawal liability under Section 4201 of ERISA;

(iv) With respect to any Pension Plan (or money purchase plan), Borrower, any Subsidiary or any ERISA Affiliate incurs an accumulated funding deficiency within the meaning of ERISA Section 302 and Code Section 412, or requests a funding waiver under ERISA Section 303 or Code Section 412;

(v) With respect to any Pension Plan, the occurrence of any event which constitutes grounds for termination of any such plan by the PBGC under subsections (a)(1), (2) or (3) of Section 4041 of ERISA or the appointment by the appropriate United States district court of a trustee to administer any such plan; or

(vi) The termination of a Pension Plan or the appointment by the appropriate United States district court of a trustee to administer such plan;

provided,  that  the  liability  or  deficiency  of  Borrower,  Lancer  or   any
Subsidiary, whether or not assessed, exceeds $1,000,000 for any such event or exceeds $1,000,000 in the aggregate for all such events.

(m)  Change of Control.  The occurrence of any Change of Control; or

(n)  Insolvency.  Borrower or any Subsidiary ceases to be Solvent; or

(o) Ownership Changes; Tax Consolidation. Any ownership change of Lancer or Borrower within the meaning of Section 382 of the Code occurs, or for any reason Lancer fails to file or is ineligible to file a consolidated United States Federal income tax return with Borrower (showing Borrower and Lancer as part of an affiliated group of which Lancer is the parent) in accordance with the Tax Sharing Agreement; or

(p) Material Adverse Effect. The occurrence of any condition or event since the Closing Date which the Majority Lenders determine constitutes a Material Adverse Effect; or

(q) Board of Directors. The holders of the Exchangeable Preferred Stock become entitled to, and exercise their right to, elect any member of Borrower's board of directors.

     Section 9.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Agent or the Lenders provided for elsewhere in this Agreement or the Loan Documents, or by applicable Law, or in equity, or otherwise:

(a) Upon the occurrence of any Event of Default (other than an Event of Default described in Section 9.1(l)):

(i) the Lenders' Commitment and the obligations of Lenders to make Advances or to incur Letter of Credit Obligations shall be suspended without notice to or demand upon Borrower, which is expressly waived by Borrower to the fullest extent permitted by applicable Laws (except to the extent that the Majority Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Majority Lenders, to reinstate the Lenders' Commitment);

(ii) The Majority Lenders may request the Agent to, and the Agent thereupon shall, terminate the Lenders' Commitment, declare all or any part of the unpaid principal of the Notes, all interest accrued and unpaid thereon and all other Obligations payable under the Loan Documents to be forthwith due and payable, and direct the Letter of Credit Issuer to declare all amounts due under the Letter of Credit Applications to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment for payment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower to the fullest extent permitted by applicable Laws; and

(iii) the Majority Lenders may request the Agent to, and the Agent thereupon shall, make immediate demand upon Borrower to fund the Cash Collateral Account contemplated by Section 2.2(i).

(b)  Upon the occurrence of any Event of Default described in Section 9.1(k):

(i) the Lenders' Commitment and all other obligations of the Agent and the Lenders and all rights of Borrower under the Loan Documents shall automatically terminate without notice to or demand upon Borrower, which is expressly waived by Borrower to the fullest extent permitted by applicable Laws;

(ii) the unpaid principal of the Notes, all interest accrued and unpaid thereon and all other Obligations payable under the Loan Documents, together with all amounts due under the Letter of Credit Applications, shall be forthwith due and payable, without protest, presentment for payment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower to the fullest extent permitted by applicable Laws; and

(iii)     Borrower shall fund the Cash Collateral Account contemplated by
Section 2.2(i).

(c) Upon the occurrence of any Event of Default, the Agent, without notice to (other than as expressly provided for in any Loan Document) or demand upon Borrower, which is expressly waived by Borrower to the fullest extent permitted by applicable Laws, may proceed to protect, exercise, and enforce the rights and remedies of the Agent and the Lenders under the Loan Documents, in accordance with the terms of the Loan Documents and such other rights and remedies as are provided by applicable Laws or in equity.

(d) The order and manner in which the rights and remedies of the Lenders under the Loan Documents and otherwise are to be exercised shall be determined by the Majority Lenders. All payments received by the Agent and the Lenders, or any of them, shall be applied first, to the costs and expenses (including reasonable attorneys' fees and disbursements) of the Agent and of the Lenders, second, to the payment to the Lenders, in proportion to each Lender's Pro Rata Share, of the unpaid principal amount owing on all the Obligations, plus accrued and unpaid interest thereon, third, to the payment to the Agent and the Lenders of any other Obligations hereunder, in proportion to the amount of such Obligations owing to the Agent and to the Lenders, and thereafter to Borrower or whomsoever may be lawfully entitled thereto. Regardless of how each Lender may treat the payments for its own accounting purposes, for the purpose of computing Borrower's Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Agent and the Lenders as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Lenders under the Loan Documents. No application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or as are provided by applicable Laws or in equity.

                                   ARTICLE 10.
                                    THE AGENT

     Section 10.1 Appointment and Authorization; No Fiduciary Responsibility. Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof or are reasonably incidental thereto, as determined by the Agent. This appointment and authorization does not constitute appointment of the Agent as a trustee or fiduciary for any Lender and, except as specifically set forth herein to the contrary, the Agent shall take such action and exercise such powers only in an administrative and ministerial capacity. Each of the Lenders agrees that the Agent has no fiduciary relationship with any Lender and that no implied covenants, functions, responsibilities, duties, obligations or liabilities of any kind shall be implied in the course of conduct of the Agent's responsibilities specifically set forth herein or otherwise exist on the part of the Agent for the benefit of the Lenders.

     Section 10.2 Agent and Affiliates. GE Capital (and each successor Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" includes GE Capital in its individual capacity. GE Capital (and each successor Agent) and its respective Affiliates may lend money to and generally engage in any kind of business with Borrower and any Affiliate of Borrower, as if it were not the Agent and without any duty to account therefor to the Lenders. GE Capital (and each successor Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs and expenses as Agent hereunder, for any fee received by it in its capacity as Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder, except as otherwise provided herein.

     Section 10.3 Lenders' Credit Decisions. Each Lender agrees that it has, independently and without reliance upon the Agent, any other Lender, or the directors, officers, agents, or employees of the Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender confirms that it has such knowledge and experience in business and financial matters that it is capable of making such credit analysis and evaluating the merits and risks of entering into this Agreement. It is expressly understood that each Lender is able to bear the risk of loss, and assumes all risk of loss in connection with the entering into of this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Agent, any other Lender, or the directors, officers, agents, or employees of the Agent or of any other Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

     Section 10.4   Action by Agent.

(a) The Agent may assume that no Default or Event of Default has occurred and is continuing, unless the Agent has actual knowledge of the Default or Event of Default, has received notice from Borrower stating the nature of the Default or Event of Default, or has received notice from a Lender stating the nature of the Default or Event of Default and that Lender considers the Default or Event of Default to have occurred and to be continuing.

(b) The Agent has only those obligations under the Loan Documents that are expressly set forth therein. Without limitation on the foregoing, the Agent shall have no duty to inspect any Property of Borrower, although the Agent may in its discretion periodically inspect any Property from time to time.

(c) Except for any obligation expressly set forth in the Loan Documents and as long as the Agent may assume that no Default or Event of Default has occurred and is continuing, the Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Agent shall be required to act or not act upon the instructions of the Majority Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be binding upon the Agent and all the Lenders; provided, that the Agent shall not be required to act or not act if to do so would expose the Agent to personal liability or would be contrary to any Loan Document or to applicable Laws.

(d) If the Agent has received a notice specified in clause (a), the Agent shall give notice thereof to the Lenders and shall act or not act upon the instructions of the Majority Lenders (or of all the Lenders, to the extent required by Section 11.2); provided that the Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Agent, in risk of liability to the Agent, and except that if the Majority Lenders (or all the Lenders, if required under Section 11.2) fail, for three Business Days after the receipt of notice from the Agent, to instruct the Agent, then the Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

(e) The Agent shall have no liability to any Lender for acting, or not acting, as instructed by the Majority Lenders (or all the Lenders, if required under Section 11.2), notwithstanding any other provision hereof.

(f) Each Lender hereby irrevocably authorizes the Agent to execute releases of Liens relating to any Collateral that is the subject of any disposition of Property permitted by this Agreement.

     Section 10.5 Liability of Agent. Neither the Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation of the foregoing, the Agent and its respective directors, officers, agents and employees:

     (a) may treat the payee of any Note as the holder thereof until the Agent receives notice of the assignment or transfer thereof pursuant to a Loan Assignment, signed by the payee and may treat each Lender as the owner of that Lender's interest in the Obligations due to Lenders for all purposes of this Agreement until the Agent receives notice of the assignment or transfer thereof pursuant to a Loan Assignment;

     (b) may consult with legal counsel, in-house legal counsel, independent public accountants, in-house accountants and other professionals, or other experts selected by it, or with legal counsel, independent public accountants, or other experts for Borrower, and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such legal counsel, independent public accountants, or experts;

(c) will not be responsible to any Lender for any statement, warranty, or representation made in any of the Loan Documents or in any notice, certificate, report, request, or other statement (written or oral) in connection with any of the Loan Documents;

(d) except to the extent expressly set forth in the Loan Documents, will have no duty to ascertain or inquire as to the performance or observance by Borrower or any other Person of any of the terms, conditions, or covenants of any of the Loan Documents or to inspect the property, books, or records of Borrower or any of its Affiliates or other Person;

(e) will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency, or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith;

(f) will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, or other instrument or writing believed by it or them to be genuine and signed or sent by the proper party or parties; and

(g) will not incur any liability for any arithmetical error in computing any amount payable to or receivable from any Lender hereunder, including payment of principal and interest on the Notes and payment of fees and other amounts; provided, that promptly upon discovery of such an error in computation, the Agent, the Lenders and (to the extent applicable) Borrower shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

     Section 10.6 Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share of the Commitment, indemnify and hold the Agent and its directors, officers, agents, and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including, without limitation, attorney's fees and disbursements) that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure by Borrower to pay the Obligations due to Lenders hereunder or under the Notes) or any action taken or not taken by it as Agent thereunder, except for the Agent's gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Agent upon demand for that Lender's ratable share of any cost or expense incurred by the Agent in connection with the negotiation, preparation, execution, delivery, administration, amendment, waiver, refinancing, restructuring, reorganization (including a bankruptcy reorganization), or enforcement of the Loan Documents, to the extent that Borrower is required by Section 11.3 to pay that cost or expense but fails to do so upon demand. Any such reimbursement shall not relieve Borrower of its obligations under Section 11.3, and upon any subsequent recovery of such cost or expense by the

Agent from Borrower the Agent shall promptly return to each Lender such Lender's Pro Rata Share of the amounts so paid.

     Section 10.7 Successor Agent. The Agent may resign as such at any time by written notice to Borrower and Lenders, and the Majority Lenders may, at any time when the sum of GE Capital's Pro Rata Share of the Commitment plus the outstanding principal balance of GE Capital's Term Loan equal less than fifty percent(50%) of the sum of the Commitment and the aggregate outstanding principal balance of all Term Loans remove the Agent by written notice to that effect, with the written consent of Borrower (which consent shall not unreasonably be withheld). Any resignation or removal shall become effective upon a successor's acceptance of appointment as Agent. In either event, the Majority Lenders shall appoint a successor Agent or Agents, who must be from among the Lenders; provided that the Agent shall be entitled to appoint a successor Agent from among the Lenders, subject to acceptance of appointment by that successor Agent, if the Majority Lenders have not appointed a successor Agent within 30 days after the date the Agent gave notice of resignation or was removed. Upon a successor's acceptance of appointment as Agent, the successor will thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the Agent under the Loan Documents, the resigning or removed Agent will thereupon be discharged from its duties and obligations thereafter arising under the Loan Documents, and the provisions of this Article 10 shall continue to inure to the benefit of the retiring or removed Agent as to any actions taken or omitted to be taken by it while it was serving as Agent under this Agreement and the other Loan Documents.

     Section 10.8   Proportionate Interest of the Lenders in any Collateral.
The Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of any Collateral or interests therein received or held by the Agent. Subject to the Agent's and the Lenders' rights to reimbursement for their costs and expenses under this Agreement (including attorneys' fees and disbursements and other professional services) and subject to the application of payments in accordance with Section 9.2(d), each Lender shall have an interest in any Collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders.

                                   ARTICLE 11.
                                  MISCELLANEOUS

     Section 11.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Agent or any Lender provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, or remedy preclude any other or further exercise of any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Lenders, and the Agent may (with the approval of the Majority Lenders) waive them in whole or in part with or without terms or conditions in respect of any Advance or Letter of Credit Obligation, without prejudicing the Lenders' rights to assert them in whole or in part in respect of any other Advance or Letter of Credit.

     Section 11.2 Amendments; Consents. No amendment, modification, supplement, termination or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure therefrom by Lancer, Borrower or any Subsidiary, may in any event be effective unless in writing signed by the Agent with the written approval of the Majority Lenders, and, in the case of an amendment or modification, Lancer, Borrower or Borrower's Subsidiary, as applicable, and then only in the specific instance and for the specific purpose given; and without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

(a) to amend or modify the principal of, or the rate of interest payable on, any Obligation or decrease the amount of any fee payable to any Lender; or

(b) without limitation of the preceding clause (a), to amend or modify the provisions of Section 3.1, 3.3, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11 or 3.17 in any
manner which would postpone any date fixed for any payment or prepayment of principal of, or any interest on, any Obligation or any fee; or

(c)  to extend the Maturity Date; or

(d) to amend or modify the provisions of the definition of "Majority Lenders," of Section 9.2(a) with respect to the rights of the Majority Lenders or of
Section 11.2, 11.10 or 11.11; or

(e) to amend or modify any provision of this Agreement or the Loan Documents that expressly requires the consent or approval of all the Lenders; or

(f) to release all or a material portion of the Collateral, other than as set forth in Section 10.4(f) or as contemplated by the Loan Documents.

     Any amendment, modification, supplement, termination, waiver, or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all the Lenders and the Agent.

     Section 11.3 Costs, Expenses and Taxes. Borrower shall pay on demand the reasonable costs and expenses of GE Capital, individually and in its capacity as Agent, and its Affiliates and agents, in connection with (a) the negotiation, preparation, execution and delivery of the Loan Documents; (b) the ongoing administration (including, without limitation, (i) consultation with attorneys in connection with such ongoing administration and with respect to the Agent's rights and responsibilities under this Agreement and the other Loan Documents and (ii) the Agent's periodic audits of Borrower), amendment, waiver, refinancing, restructuring, and enforcement or attempted enforcement of any Loan Documents; (c) any assignment or sale of a participation by GE Capital permitted by Section 11.8 and (d) any matter related to any of the foregoing, including filing fees, recording fees, search fees, reasonable travel expenses, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel and of any other professionals retained by GE Capital in any capacity (including, without limitation, King & Spalding, special counsel to the Agent and GE Capital, any other counsel retained by GE

Capital in any capacity, auditors, accountants, appraisers, valuation consultants, insurance and environmental advisors, records research firms, management consultants, and other consultants and agents), including any costs, expenses or fees incurred or suffered by GE Capital in any capacity, in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower. Borrower shall also pay on demand the costs and expenses of each of the Lenders in connection with the restructuring and enforcement or attempted enforcement of any Loan Documents and any matter related thereto, including travel expenses and other reasonable out-of-pocket expenses and the fees and other reasonable out-of-pocket expenses of any legal counsel retained by any of the Lenders, including any costs, expenses or fees incurred or suffered by any of the Lenders in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower. Borrower shall pay any and all documentary tax, stamp tax, intangibles tax, intangible recording tax, ad valorem tax, value added tax, excise tax and any other similar taxes or levies and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of any Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Agent and each Lender from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any tax, cost, expense, fee or charge that any of them may suffer or incur by reason of the failure of Borrower to perform any of its Obligations.

     Section 11.4 Nature of Lender's Obligations. Each Lender's obligation to make any Advance or its Term Loan pursuant hereto is several and not joint or joint and several and is conditioned upon the performance by each other Lender of its obligation to make Advances and Term Loans, as the case may be. A default by any Lender will not increase the Pro Rata Share of the Commitment attributable to any other Lender or create any new obligation or otherwise increase any existing obligation of any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the non-defaulting Lenders agree of the obligations of any Lender in default, but is not obligated to do so.

     Section 11.5 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document or in any certificate or other writing delivered by or on behalf of Borrower, will survive the making of all Advances and Term Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Agent and each Lender, notwithstanding any investigation made by the Agent or any Lender or on their behalf.

     Section 11.6   Notices.

     (a) Except as otherwise expressly provided in any Loan Document, all notices, requests, demands, directions, and other communications provided for hereunder and under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, delivered, or sent by telex or cable to the appropriate party at the following address for such party:

          (i)  If to the Agent or GE Capital at

               General Electric Capital Corporation
               Suite 600
               3379 Peachtree Road, N.E.
               Atlanta, Georgia  30326

               Attention:     Elaine L. Moore
               Senior Vice President and
               Region Operations Manager
               Telecopier Number: (404) 262-9034
               Telephone Number:  (404) 814-3100

          With copies to

               General Electric Capital Corporation
               201 High Ridge Road
               Stamford, Connecticut  06927
               Attention:     Susan L. Poland
               Counsel, Corporate Finance Group
               Telecopier Number: (203) 316-7889
               Telephone Number:  (203) 316-7500

     and

               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia 30303-1763
               Attention:     John Hays Mershon, Esq.
               Telecopier Number: (404) 572-5100
               Telephone Number:  (404) 572-4671

          (ii) If to Borrower, at

               Fairfield Manufacturing Company
               U.S. Route 52 South
               Lafayette, Indiana 47903
               Attention:     Mr. Richard A. Bush
               Vice President
               Telecopier Number:  (765) 477-7812
               Telephone Number:   (765) 474-3474

     With a copy to

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York 10022
               Attention:     Ralph R. Arditi, Esq.
               Telecopier Number:  (212) 909-6836
               Telephone Number:   (212) 909-6000

          (iii) If to any Lender at its address indicated on the signature pages hereof or in a Loan Assignment.

or at such other address as may be substituted by notice given as herein provided.

     Any notice, request, demand, direction, or other communication given by telegram, telecopier, telex, or cable must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address.

     (b) Except as otherwise expressly provided in any Loan Document if any notice, request, demand, direction, or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telex or telecopier, when received; or if given by personal delivery, when delivered.

     Section 11.7 Execution in Counterparts. Unless the Agent otherwise specifies with respect to any Loan Document, this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. Neither this Agreement nor any other Loan Document will be deemed to have been executed and delivered by any party hereto or thereto until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto and delivered to the Agent (which delivery may be made by facsimile transmission of the respective signature pages to this Agreement, followed promptly thereafter by delivery of executed original signature pages).

     Section 11.8   Binding Effect; Assignment.

     (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, the Agent, each of the Lenders, and its successors and assigns, except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Each Lender shall have the right to sell or transfer any participation interest in this Agreement, and the Notes in accordance with the provisions of this Section 11.8. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act (subject to any requirement that disposition of such Note must be within the control of such Lender).

     (b) From time to time each Lender may, with the prior written consent of Borrower (which will not unreasonably be withheld), assign to one or more Lender Assignees all or a portion of its Pro Rata Share of the Commitment or its Term Loan; provided that (i) such Eligible Assignee, if not then a Lender or an Affiliate of Lender, shall be reasonably acceptable to the Agent, (ii) such assignment shall be evidenced by a Loan Assignment, a copy of which shall be furnished to the Agent for recordation as hereinbelow provided, and (iii) the effective date of any such assignment shall be as specified in the Loan Assignment. Upon the effective date of such Loan Assignment, the Lender Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share of the Commitment or the portion of the Term Loans therein set forth and, to the extent of such Pro Rata Share (in the case of an assignment of the Commitment or portion thereof), the assigning Lender shall be released from its obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of its Note) to such Lender Assignee, a Note evidencing that Lender Assignee's Pro Rata Share of the Commitment or Term Loan, as applicable, and to the assigning Lender, a Note evidencing the Pro Rata Share of the Commitment or remaining Term Loan, as applicable, retained by the assigning Lender. Borrower also agrees that it shall provide, and cause Lancer and Joseph Littlejohn & Levy to provide, any information to any Lender Assignee reasonably deemed necessary by an assigning Lender in order to effect such assignment, including without limitation all information delivered pursuant to Article 7 hereof, and shall cause its Senior Officers and the senior officers of Lancer and partners and employees of Joseph Littlejohn & Levy, to participate in meetings with any Lender Assignee when requested by an assigning Lender.

(c) By executing and delivering a Loan Assignment, the Lender Assignee thereunder acknowledges and agrees that (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Commitment or the Term Loan or portion thereof being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document, (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations, (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Loan Assignment,
(iv) it will, independently and without reliance upon the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) it appoints and authorizes the Agent to take such action and to exercise such powers under this Agreement as are delegated to the Agent by Article 10, and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Agent shall maintain at the Agent's office a copy of each Loan Assignment delivered to it and a ledger for recordation of the names and addresses of the Lenders and their respective Pro Rata Shares of the Commitment and the respective amounts of their Term Loans. The entries in such ledger shall be conclusive, in the absence of manifest error, and Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the ledger as a Lender hereunder for all purposes of this Agreement. Promptly following any entry in the ledger, the Agent shall provide notice thereof to Borrower and the Lenders.

(e) Notwithstanding any provision of this Section 11.8 to the contrary, (i) any Lender that is a member of the Federal Reserve system may assign, as collateral or otherwise, any of its rights under this Agreement and the other Loan Documents (including, without limitation, rights to payment of principal and/or interest) to any Federal Reserve Bank of the Federal Reserve System without notice to or consent of Borrower and (ii) any Lender (including GE Capital) may assign its entire interest in this Agreement, the Notes, the other Loan Documents, the Commitment, the Letter of Credit Obligations and all other Obligations as part of the sale or other disposition by such Lender of a portfolio including one or more other transactions.

(f) From time to time each Lender may, without notice to the Agent or Borrower, sell participations in all or any portion of its Term Loan and Notes or its Pro Rata Share of the Commitment, or both of them, to any institutional investor, bank, financial institution or other commercial lender; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the other parties to this Agreement shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) any participant shall not be entitled to require such Lender to take or omit to take any action hereunder except action with respect to (A) in the case of a participant in the Term Loan (x) a reduction in the rates of interest payable with respect to such Term Loan or in any fees in which such participant shares, (y) an extension of the maturity of such Term Loan or the postponement of any date fixed for the payment of any interest on, any such Term Loan, or (z) the release of all or any material portion of the Collateral for such Term Loan, other than in connection with dispositions of such Collateral permitted by this Agreement, and (B) in the case of a participant in the Commitment (x) a reduction in the rates of interest payable with respect to the Revolving Credit Loan or any fees payable with respect to the Revolving Credit Loan in which such participant shares, (y) an extension of the Maturity Date or the postponement of any date fixed for the payment of any interest on the Revolving Credit Loan or (z) the release of all or any material portion of the Collateral for the Revolving Credit Loan, other than in connection with dispositions of such Collateral permitted by this Agreement, and (v) the participant shall be entitled to the cost protection provisions contained in Sections 3.9, 3.10, 3.12 and 3.16 (provided that the participant shall comply with all requirements imposed under Section 3.16 as would apply if the participant were a Lender hereunder).

     Section 11.9 Confidentiality of Confidential Information. The Agent and each Lender acknowledges that certain information concerning Borrower which is obtained by or furnished to the Agent and such Lenders pursuant to this Agreement may be non-public, proprietary or confidential in nature ("Confidential Information"). The Agent and each Lender confirm to Borrower, for itself, that it is the policy and practice of the Agent and each such Lender to maintain in confidence all Confidential Information which is received by it in connection with the closing and administration of transactions of the kind contemplated by this Agreement and which is identified to the Agent or such Lender as such, and that the Agent and each Lender will protect the confidentiality of all Confidential Information submitted to it by or with respect to Borrower, commensurate with its efforts to maintain the confidentiality of its own

Confidential Information, subject to (a) its need in connection with the closing and administration of the transactions contemplated by this Agreement to disclose any Confidential Information to any legal counsel, auditors, appraisers, consultants or other Persons retained by it for the purpose of advising the Agent or such Lender in connection therewith; (b) its need to disclose any Confidential Information under color of legal authority, including, without limitation, to any regulatory authority having jurisdiction over its or its operations or to or under the authority of any court deemed by it to be of competent jurisdiction; (c) its right to disclose the Confidential Information to any prospective Lender, assignee or participant which has agreed to maintain the confidentiality thereof on a basis substantially similar to that set forth herein; and (d) the inapplicability of the terms of this Section 11.9 to any information furnished to the Agent or any Lender which was (i) in the Agent's or such Lender's possession prior to its delivery to the Agent or such Lender by Borrower, or otherwise has been obtained by the Agent or such Lender on a non-confidential basis; or (ii) was or becomes available to the public or otherwise part of the public domain (other than as a result of the Agent's or such Lender's failure to abide hereby); or (iii) was not non-public, proprietary or confidential when Borrower delivered it to the Agent or such Lender.

     Section 11.10 Sharing of Setoffs. Each Lender severally agrees that if it, through the exercise of the right of setoff, banker's lien, or counterclaim against Borrower or otherwise, receives payment of the Obligations due it hereunder and under the Notes that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then (a) the Lender exercising the right of setoff, banker's lien, or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien, or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien, or counterclaim or receipt of payment, and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section 11.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

     Section 11.11  Indemnity by Borrower.

     (a) Borrower agrees to indemnify and hold the Agent and each Lender, its successors and assigns, its Affiliates, its directors, officers, attorneys, employees, and agents and the directors, officers, attorneys, employees and agents of its successors and assigns and Affiliates, and all Persons controlling any of them or their Affiliates within the meaning of the Securities Act or Securities Exchange Act (collectively, "Indemnified Persons") harmless from and against any and all claims, losses, damages, liabilities and expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve any Indemnified Person in any and all actions, suits, proceedings (including any investigations or inquiries) or claims with respect to (i) this Agreement, the other Loan Documents, the Senior Subordinated Note Indenture or the Existing Loan Agreement, (ii) any of the transactions contemplated hereunder or thereunder (whether or not consummated), and (iii) the preparation, execution, delivery, administration and enforcement of the Loan Documents by the Agent or any Lender, and, upon demand by the Agent or any Lender, will pay or reimburse any such Indemnified Person for any legal or other expenses incurred in connection with investigating, defending or preparing to defend or participate in any such action, suit, proceeding (including any inquiry or investigation) or claim, whether commenced or threatened (including such expenses incurred on any appeal), it being understood that each Indemnified Person shall have the right to select its own counsel in connection with such matters (subject, in the case of Indemnified Persons other than GE Capital, to the provisions of clause (b) below); provided that Borrower shall not be responsible for such indemnification to such Indemnified Persons to the extent that any such claims, losses, damages, liabilities or expenses result from such Indemnified Person's gross negligence or willful misconduct. The provisions of this Section 11.11 shall apply whether or not any such Indemnified Person is a party to any such action, suit, proceeding or claim, and are expressly intended to include, but not be limited to, reimbursement of legal and other expenses, including expenses incurred in depositions or discovery proceedings (subject to the provisions of clause (b) below). The indemnity obligations of Borrower hereunder shall be in addition to, and not in limitation of, any other liability or obligation that Borrower may have to any Indemnified Person, at common law or otherwise, including, but not limited to, any obligation of contribution.

(b) Any Indemnified Person other than GE Capital shall have the right to employ counsel in any such proceeding separate from that employed by GE Capital and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Person unless (i) the Indemnified Person is merely appearing as a witness or is otherwise the object of depositions or other discovery proceedings, (ii) the employment of such separate counsel has been specifically authorized by Borrower or (iii) the named parties to any such action (including any impleaded parties) include such Indemnified Person and GE Capital or one of its Affiliates and such Indemnified Person shall have been advised by its counsel that there may be one or more legal defenses available to such Indemnified Person which are different from or additional to those available to GE Capital or one of its Affiliates (in which case, Borrower shall be responsible for the payment of all legal and other fees incurred by such Indemnified Person in connection therewith).

(c) The Agent and each Lender agree that in the event that it becomes aware of any claim for indemnification under this Section 11.11, the Agent or such Lender shall promptly notify Borrower in writing, but any failure to so notify Borrower shall not relieve Borrower of any of its obligations hereunder.

(d) Notwithstanding any provision of this Agreement to the contrary, the provisions of this Section 11.11 shall survive the termination of this Agreement and the repayment of the Term Loans and the Revolving Credit Loan and the payment and performance of all other Obligations owed to the Agent and the Lenders for the applicable statute of limitations period.

     Section 11.12 Nonliability of Lenders. Borrower acknowledges and agrees that:

(a) Any inspections of any Property of Borrower made by or through the Agent or the Lenders are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same;

(b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Lenders or the Agent pursuant to the Loan Documents, neither the Lenders nor the Agent shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Lenders or the Agent;

(c) The relationship between Borrower and the Lenders arising out of or related to this Agreement is, and shall at all times remain, solely that of a borrower and lender; neither the Agent nor any of the Lenders shall under any circumstance be construed to be a partner or a joint venturer of Borrower or any of its Affiliates; neither the Agent nor any of the Lenders shall under any circumstance be deemed to be in a fiduciary relationship with Borrower or its Affiliates in connection with this Agreement, or to owe any fiduciary duty to Borrower or its Affiliates in connection with this Agreement; neither the Agent nor any of the Lenders undertakes or assumes any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Lenders or the Agent in connection with such matters is solely for the protection of the Agent and the Lenders and neither Borrower, nor any other Person is entitled to rely thereon; and

(d) Neither the Agent nor any of the Lenders shall be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property or other loss, damage, liability or claim caused by the actions, inaction or negligence of Borrower and/or its Affiliates.

     Section 11.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Agent and the Lenders with respect to the Revolving Credit Loan, Term Loans, Letter of Credit Obligations and the other Obligations and is made for the sole benefit of Borrower, the Agent and the Lenders, and the Agent's and the Lenders' successors and assigns. Except as provided in Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof, including, without limitation, any right to rely on any representation made by Borrower herein

(except that counsel to the parties hereto may rely on such representations in connection with the issuance of opinions with respect to the Loan Documents).

     Section 11.14 Right of Setoff - Deposit Accounts. Upon the occurrence of an Event of Default, Borrower hereby specifically authorizes each Lender, if any, which is a bank in which Borrower maintains deposit accounts (whether a general or special deposit account, other than trust accounts) or a certificate of deposit, to set off any Obligations owed to the Lenders against such deposit account or certificate of deposit without prior notice to Borrower or such Subsidiary (which notice is hereby waived) whether or not such deposit account or certificate of deposit has then matured. Nothing in this Section 11.14 shall limit or restrict the exercise by a Lender of any right to setoff or banker's lien under applicable Law.

     Section 11.15 Further Assurances. Borrower shall, at its expense and without expense to the Lenders or the Agent, do, execute and deliver such further acts and documents as any Lender or the Agent from time to time reasonably requires for the assuring and confirming unto the Lenders or the Agent the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

     Section 11.16 Integration. This Agreement constitutes an amendment and restatement of the Existing Loan Agreement. The execution and delivery of this Agreement shall not constitute a novation, waiver, release or modification of any rights, claims, or remedies of the Agent and Lenders under the Existing Loan Agreement or otherwise, or any indebtedness or other obligations owing to the Agent and Lenders under the Existing Loan Agreement or otherwise. Except as provided in the preceding two sentences, this Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and shall supersede all prior agreements, written or oral, on the subject matter hereof including, without limitation, the Commitment Letter. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     Section 11.17 GOVERNING LAW. ALL ADVANCES AND THE TERM LOANS MADE HEREUNDER HAVE BEEN OR SHALL BE FUNDED FROM AND WILL BE REPAID IN NEW YORK,
NEW YORK, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OTHERWISE BEAR A SUBSTANTIAL RELATIONSHIP TO THE STATE OF NEW YORK. ACCORDINGLY, THE PARTIES TO THIS AGREEMENT HAVE CHOSEN THAT, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     Section 11.18 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid as to any party or in any jurisdiction shall, as to that party or that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions or the operation, enforceability, or validity of that provision as to any party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     Section 11.19 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

     Section 11.20 Conflict in Loan Documents. To the extent there is any actual irreconcilable conflict between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall prevail.

     Section 11.21  CHOICE OF FORUM.

     (a) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. BORROWER AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE AGENT OR ANY LENDER. NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT, WITH RESPECT TO ANY COLLATERAL IN WHICH A SECURITY INTEREST IS GRANTED BY BORROWER TO THE LENDERS AND THE AGENT LOCATED IN OTHER
JURISDICTIONS, THE AGENT SHALL BE ENTITLED TO COMMENCE ACTIONS IN SUCH JURISDICTIONS AGAINST BORROWER OR OTHER PERSONS FOR THE PURPOSE OF SEEKING PROVISIONAL REMEDIES, INCLUDING ACTIONS FOR CLAIM AND DELIVERY OF PROPERTY, OR FOR INJUNCTIVE RELIEF OR APPOINTMENT OF A RECEIVER, OR ACTIONS TO FORECLOSE UPON LIENS GRANTED TO THE LENDERS AND THE AGENT. EACH PARTY TO ANY LOAN DOCUMENT, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, HEREBY EXPRESSLY WAIVES ANY DEFENSE OR OBJECTION TO JURISDICTION OR VENUE BASED ON THE DOCTRINE OF FORUM NON CONVENIENS, AND STIPULATES THAT ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY DISPUTE OR CONTROVERSY ARISING OUT OF OR RELATED TO THE LOAN DOCUMENTS. IN THE EVENT BORROWER SHOULD COMMENCE OR MAINTAIN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THE LOAN DOCUMENTS IN A FORUM OTHER THAN ONE OF THE FOREGOING COURTS, THE LENDERS AND THE AGENT SHALL BE ENTITLED TO REQUEST THE DISMISSAL OR STAY OF SUCH ACTION OR PROCEEDING, AND BORROWER STIPULATES FOR ITSELF THAT SUCH ACTION OR PROCEEDING SHALL BE DISMISSED OR STAYED.

(b) Borrower hereby irrevocably designates, appoints and empowers Prentice Hall Corporation System, Inc., whose present address is 115 Columbus Circle, New York, New York 10023-7773, as its authorized agent to receive, for and on its behalf and on behalf of its Property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the New York Courts, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to

Borrower, or upon the earliest of any other date permitted by applicable Law. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to Borrower at such address specified in accordance with Section 11.6, at such address, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of Borrower. Borrower irrevocably consents to the service of process of any of the New York Courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address specified in accordance with Section 11.6, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable Law. Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its Property and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Lenders thereof (and shall furnish to the Agent the consent of any successor agent so to act).

(c) Nothing in this Section 11.21 shall affect the right of the Agent or any Lender to bring proceedings against Borrower in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable Law.

     Section 11.22 CONSEQUENTIAL DAMAGES; WAIVER OF TRIAL BY JURY. NEITHER THE AGENT NOR ANY LENDER SHALL BE RESPONSIBLE OR LIABLE TO BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AMENDED AND RESTATED LOAN AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. BORROWER AND THE AGENT AND EACH OF THE LENDERS HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH PERSONS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH SUCH PERSON HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY TRIAL COURT WITHOUT A JURY, AND THAT ANY OTHER PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     Section 11.23 PURPORTED ORAL AMENDMENTS. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF AGENT OR ANY LENDER THAT DOES

NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

     Section 11.24 Refinancings. Borrower agrees that Agent and GE Capital shall have the right of first refusal to serve as agent and to participate as a lender, respectively, in any debt refinancing of the Obligations hereunder consummated at any time prior to September 15, 2000, on substantially the same terms and conditions as offered by any other prospective agent and lender; provided, however, that (i) such right of first refusal shall not be applicable to any proposed refinancing of the Obligations (or portion thereof) using solely the proceeds of Subordinated Indebtedness or other subordinated indebtedness of the Borrower which is junior in rank to the Obligations and (ii) in the event that any other Indebtedness of Borrower is refinanced contemporaneously with, or as part of, any refinancing of the Obligations, such right of first refusal shall only apply to the refinancing of the Obligations and not such other Indebtedness.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the date first above written.

                              FAIRFIELD MANUFACTURING COMPANY, INC.

                              By:
                                Name:
                                Title:

                              ATTEST:
                                    Name:
                                    Title:

                              [CORPORATE SEAL]


                              GENERAL ELECTRIC CAPITAL CORPORATION,
                                as a Lender and as Agent

                              By:________________________________________
                                Elaine L. Moore
                                Senior Vice President
                                and Region Operations Manager

                              Dollar Amount of Term Loan:  $10,000,000

                              Pro Rata Share of Commitment:  100%